Exhibit 2.1

 Executive Version

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

KRG ACQUISITIONS CO, LLC;

IGNITE RESTAURANT GROUP, INC.,

IGNITE RESTAURANT GROUP – RSC LLC,

JOE’S CRAB SHACK, LLC,

JOE’S CRAB SHACK – MARYLAND, LLC,

JCS MONMOUTH MALL – NJ, LLC,

JCS DEVELOPMENT, LLC,

JOE’S CRAB SHACK – REDONDO BEACH, INC.,

JOE’S CRAB SHACK – ANNE ARUNDEL MD, LLC,

BHTT ENTERTAINMENT, LLC,

BRICK HOUSE DEVELOPMENT, LLC,

AND

IGNITE RESTAURANTS – NEW JERSEY, LLC

June 5, 2017

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of June 5, 2017 (this “Agreement”), is entered into by and between KRG Acquisitions Co, LLC (“Purchaser”), on the one hand, and Ignite Restaurant Group, Inc. (a Delaware corporation); Ignite Restaurant Group – RSC LLC; Ignite Restaurants – New Jersey, LLC; Brick House Development, LLC; JCS Monmouth Mall – NJ, LLC; JCS Development, LLC (each a Delaware limited liability company); Joe’s Crab Shack, LLC (a Texas limited liability company); Joe’s Crab Shack – Redondo Beach, Inc. (a California corporation); Joe’s Crab Shack – Anne Arundel MD, LLC; Joe’s Crab Shack – Maryland, LLC (each a Maryland limited liability company); and BHTT Entertainment, LLC (a Texas limited liability company) (each a “Seller” and, collectively, “Sellers”), on the other hand. Purchaser and Sellers are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Sellers operate a portfolio of two restaurant brands, Joe’s Crab Shack and Brick House Tavern + Tap, consisting of both company-owned and franchised locations, which offer a variety of high-quality food and beverages in a casual, high-energy atmosphere (the “Business”);

WHEREAS, Sellers desire to sell, transfer, convey, assign and deliver the Purchased Assets (as defined below) and to assign the Assumed Liabilities (as defined below), and Purchaser desires to purchase, take delivery of, and acquire such Purchased Assets and to assume such Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

WHEREAS, Sellers shall file voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”), which shall commence a Chapter 11 bankruptcy case for each Seller (the “Bankruptcy Cases”); and

WHEREAS, the transactions contemplated by this Agreement (the “Transactions”) will be consummated pursuant to an Sale Order (as defined below) to be entered in the Bankruptcy Cases under Sections 105, 363, 365 and other applicable provisions of the Bankruptcy Code, and the Transactions and this Agreement are subject to the approval of the Bankruptcy Court.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such purchase and sale, intending to be legally bound, the Parties agree as follows:

1.     Definitions.

1.1.     Definitions. The following terms, as used herein, have the following meanings:

(a)     “Accounts Receivable” means all accounts and notes receivable (whether current or non-current) of Sellers in respect of goods shipped, products sold or services rendered prior to the Closing Date, including receivables from credit card processors, franchisees, the sale of gift cards in retail outlets, and allowances due from landlords under Real Property Leases (but only to the extent such Real Property Leases constitute Assigned Contracts).

(b)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

(c)     “Bidding Procedures” means the procedures, required under Section 7.4 of this Agreement, approved pursuant to the Bidding Procedures Order, and satisfactory, in form and substance, to the Purchaser, in its reasonable discretion.

(d)     “Bidding Procedures Motion” means a motion filed by the Debtor with the Bankruptcy Court seeking the entry of the Bidding Procedures Order. For the avoidance of doubt, the Bidding Procedures Motion may be filed as one (1) motion with the Sale Motion.

(e)      “Bidding Procedures Order” means an Order of the Bankruptcy Court, in form and substance satisfactory to the Purchaser, in its reasonable discretion approving, among other things, the Bidding Procedures.

(f)     “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.

(g)     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), and any Laws promulgated thereunder.

(h)     “Claim” means a “claim” as defined in Section 101 of the Bankruptcy Code.

(i)     “Closing Date” means the date of the Closing.

(j)     “Code” means the Internal Revenue Code of 1986, as amended.

(k)     “Confidential Information” means any trade secret or confidential proprietary information with respect to the Purchased Assets, including, without limitation, any trade secret or confidential proprietary information included in or embodied in any of the following: methods of operation, products, technology, inventions, trade secrets, know-how, software, marketing methods, sales plans and strategies, suppliers, competitors, markets, market surveys, techniques, research, development, production processes, finances, technical data, policies, strategies, designs, formulas, developmental or experimental work, improvements, discoveries, plans for research or future developments, database schemas or tables, infrastructure, development tools or techniques, training manuals, marketing, distribution and installation plans, processes and strategies, methodologies, business plans, budgets, financial information and data, customer and client information, prices and pricing strategies, costs, fees, customer and client lists and profiles, employee, customer and client nonpublic personal information, supplier lists, business records, audit processes, management methods and information, reports, recommendations and conclusions or other specialized information or proprietary matters as of the Closing Date. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, or (ii) becomes generally available to the public other than as a result of a disclosure by such Person not otherwise permissible hereunder.

(l)     “Confidentiality Agreement” means the Confidentiality Agreement dated December 14, 2016, between Piper Jaffray & Co. and Kelly Investment Group, LLC.

(m)     “Contracts” means any contract, agreement, lease, license, purchase order, commitment or other legally binding arrangement with respect to which any one or more of the Sellers is a party.

(n)     “Cure Costs” means that, for only the Assigned Contracts, all amounts that are determined by a final and nonappealable order of the Bankruptcy Court must be paid, including pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assigned Contracts to Purchaser as provided herein.

(o)     “Effective Date” means the date on which all conditions to effectiveness of this Agreement and the Sale Order have been satisfied or waived and the Transactions contemplated by this Agreement are consummated.

(p)     “Employee Benefit Plan” means any “employee benefit plan” (as defined in ERISA § 3(3)) and any other benefit or compensation plan, program, agreement or arrangement maintained, sponsored, or contributed or required to be contributed to by any Seller or any ERISA Affiliate or with respect to which any Seller or any ERISA Affiliate has any liability.

(q)     “Environmental Laws” means, whenever in effect, all federal, state, and local Laws and other provisions having the force or effect of Law, all judicial and administrative Orders and determinations, all contractual obligations and all common Law, in each case concerning public health and safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substances or wastes (including CERCLA and analogous state Laws).

(r)     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all Laws issued thereunder.

(s)     “ERISA Affiliate” means any Person that, at any relevant time, is or was treated as a single employer with any Seller for purposes of Code § 414.

(t)     “Escrow Agent” means SunTrust Bank, a Georgia banking corporation.

(u)     “Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and among Sellers, the Purchaser and the Escrow Agent.

(v)     “Farmer’s Lien” shall mean any Lien (including any trust or other arrangement in the nature of a Lien) for the benefit of producers, suppliers or sellers of livestock, poultry, fruits, vegetables or other farm products that operates to create a first priority Lien in favor of such producers, suppliers or sellers (or agents or assignees thereof) covering farm products (and the products and proceeds thereof), to secure the unpaid purchase price of such farm products, including any trust established by Section 499e of the PACA, Section 196b of the PSA, Section 197b of the PSA or any equivalent applicable state laws.

(w)     “Final Order” means an order of the Bankruptcy Court or any other court as to which (i) any appeal or petition for review, rehearing or certiorari that has been taken has been finally determined or dismissed, or (ii) the time for appeal or petition for review, rehearing or certiorari has expired and no appeal has been filed timely. In the case of an order of the Bankruptcy Court, the time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the United States District Court for the Southern District of Texas.

(x)     “Franchise Agreement” shall mean any Contract between one or more of Sellers, on the one hand, and a third party on the other hand, pursuant to which such Seller has granted a license to the third party to use such Seller’s brand name, trademark, trade name, logo, or service mark in conducting business.

(y)     “GAAP” means, at a given time, United States generally accepted accounting principles, consistently applied.

(z)     “Governmental Authority” means any federal, state, local, municipal, foreign, supranational or other governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, commission, department, official or entity and any court or other tribunal), or any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority, or arbitral body.

(aa)     “Hazardous Substances” means any pollutants, contaminants or chemicals, and any industrial, toxic or otherwise hazardous materials, substances or wastes and any other substance with respect to which liability or standards of conduct may be imposed under any Environmental Laws, including petroleum and petroleum related substances, products, by products and wastes, asbestos, urea, formaldehyde and lead based paint.

(bb)     “Hilco Agreement” means that certain Real Estate Consulting and Advisory Services Agreement, dated as of the date hereof, by and among Hilco Real Estate, LLC and Ignite Restaurant Group, Inc.

(cc)     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Laws thereunder.

(dd)     “Improvements” means all leasehold improvements located, placed, constructed or installed on or under any parcel of Leased Real Property (but only to the extent the related Real Property Lease constitutes an Assigned Contract), including all utilities, fire protection, security, surveillance, telecommunications, computer, wiring, cable, heat, exhaust, ventilation, air conditioning, electrical, mechanical, plumbing and refrigeration systems, facilities, lines, installations and conduits.

(ee)     “Independent Accounting Firm” means any of the nationally recognized “big four” accounting firms, as mutually agreed.

(ff)     “Intellectual Property Rights” means all of Sellers’ intellectual property rights (but, in each case, only to the extent such intellectual property rights are transferrable without the consent of any third party), including: (i) patents, patent applications and patent rights; (ii) trademarks (registered, unregistered and at common law), trademark registrations and applications, trade names, logos, trade dress, brand names, service marks (registered and at common law), service mark registrations and applications, websites, domain names and other indicia of source and all goodwill associated therewith (subject to those restrictions under the Franchise Agreements); (iii) works of authorship, copyrights, copyright registrations and applications for registration, and moral rights; (iv) know-how, trade secrets, customer lists, proprietary information, proprietary processes and formulae, Recipes, databases and data collections; (v) all source and object code, software, algorithms, architecture, structure, display screens, layouts, inventions, development tools; and (vi) all documentation and media constituting, describing or relating to the above, including manuals, memoranda and records.

(gg)     “Inventory” means all supplies, goods, finished goods, materials, raw materials, work in process, perishable inventory and stock in trade owned by any Seller, whether or not prepaid, and wherever located, held or owned, including all fresh and frozen foodstuffs, alcoholic beverages, non-alcoholic beverages, disposable paper goods (such as napkins and paper towels), soaps and detergents, condiments, retail merchandise, replacement and spare parts and fuels and other similar items.

(hh)     “Knowledge of Sellers” or any other similar knowledge qualification in this Agreement means all facts actually known by the following individuals after due inquiry: Jonathan Tibus, Brad A. Leist, and Ellen J. Clarry.

(ii)     “Law” means any law, statute, regulation, rule, code, constitution, ordinance, treaty, rule of common law, or Order of, administered or enforced by or on behalf of, any Governmental Authority.

(jj)     “Leased Real Property” means all of the real property leased or subleased by Sellers in connection with conducting the Business, including the real property locations set forth on Schedule 1.1(jj).

(kk)     “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or Claims or any proceedings by or before a Governmental Authority, and any appeal from any of the foregoing.

(ll)     “Liability” means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), whether contingent, at law or in equity or otherwise, including any liability based on successor liability theories.

(mm)     “Lien” means, with respect to any property or asset, any mortgage, lien (statutory or otherwise, including Farmer’s Liens), pledge, security interest, Claim, encumbrance, restriction, charge, instrument, preference, priority, option, or right of first refusal, of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown. For the avoidance of doubt, the definition of Lien shall not be deemed to include the grant of any license or sublicense by any Seller of Intellectual Property Rights.

(nn)     “Management Agreement” means an agreement substantially in the form attached as Exhibit A, with such changes (if any) as shall be reasonably acceptable to Purchaser, and which provides that the economic benefit of the operations of the Purchased Assets accrues to the Purchaser.

(oo)     “Material Adverse Effect” means any change, effect, event, fact, circumstance or development that, individually or in the aggregate has had or reasonably could be expected to have a material adverse effect on the Business, the Assumed Liabilities or the Purchased Assets, taken as a whole, excluding any such effect to the extent resulting from or arising in connection with (i) the pendency or consummation of the Transactions or the public announcement thereof; (ii) changes or conditions affecting the industries generally in which Sellers operate unless such change has a disproportionate effect on the Business or the Purchased Assets; (iii) changes in national or international business, economic, political or social conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America; (iv) changes in financial, banking or securities markets (including any disruption thereof or any decline in the price of securities generally or any market or index); (v) changes in Law or in GAAP or interpretations thereof; (vi) changes resulting from the commencement and continuation of the Bankruptcy Cases; (vii) failure of any one or more of the Sellers to meet financial projections, or (viii) any action taken by any Seller as required or contemplated by this Agreement.

(pp)     “Multiemployer Plan” means any “multiemployer plan” (as defined in ERISA § 3(37)) contributed to by any Seller or any ERISA Affiliate or with respect to which any Seller or any ERISA Affiliate has any liability.

(qq)     “Non-Assigned Contracts” means any contract or agreement not listed as an Assigned Contract or a Designation Rights Asset, or is at any point excluded from being an Assigned Contract or a Designation Rights Asset.

(rr)     “Order” means any award, decision, decree, order, directive, injunction, ruling, judgment, or consent of or entered, issued, made or rendered by any Governmental Authority.

(ss)     “PACA” means the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq.

(tt)     “Permits” means licenses, permits, approvals, certificates of occupancy, authorizations, operating permits, registrations, plans and the like.

(uu)     “Permitted Liens” means (i) Liens granted by Purchaser at or after the Closing in connection with any financing of Purchaser related to the purchase of the Purchased Assets pursuant to this Agreement; (ii) Liens that arise under zoning, building codes, land use and other similar Laws, none of which would materially interfere with the ownership or operation by Purchaser of the Purchased Assets following the Closing in substantially the manner as owned and operated immediately prior to the execution of this Agreement; (iii) Liens for Taxes not yet due and payable; and (iv) with respect to leased or licensed property, the terms and conditions of the lease or license applicable thereto to the extent constituting an Assigned Contract.

(vv)     “Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust or other entity or organization, including a Governmental Authority.

(ww)      “Petition Date” means the date on which Sellers commence the Bankruptcy Cases.

(xx)     “Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

(yy)     “Property Taxes” means all personal property taxes, real property taxes and similar ad valorem obligations with respect to Purchased Assets for any Tax period.

(zz)     “PSA” means the Packers and Stockyards Act, 7 U.S.C. Section 181 et seq.

(aaa)     “Release” has the meaning set forth in CERCLA.

(bbb)     “Sale Order” means an Order of the Bankruptcy Court that has become a Final Order in the Bankruptcy Cases (i) approving this Agreement, (ii) authorizing the sale of the Purchased Assets pursuant to Sections 363 of the Bankruptcy Code, (iii) authorizing the assumption and assignment of the Assigned Contracts pursuant to Section 365 of the Bankruptcy Code and (iv) authorizing the Transactions, and satisfactory, in form and substance, to the Purchaser, in its reasonable discretion.

(ccc)     “Sale Motion” means a motion filed by the Debtor with the Bankruptcy Court seeking the entry of the Sale Order. For the avoidance of doubt, the Sale Motion may be filed as one (1) motion with the Bidding Procedures Motion.

(ddd)      “Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

1.2.     Cross References. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adjustment Escrow Account	2.7(f)
Agreement	Preamble
Antitrust Division	7.8
Antitrust Filings	7.8
Assignment and Assumption Agreement	2.10(a)
Assigned Contracts	2.1(a)
Assumed Liabilities	2.3
Auction	7.4(c)(ii)
Backup Bid	7.4(c)(iv)
Backup Bidder	7.4(c)(iv)
Balance Sheet	3.17
Bankruptcy Cases	Recitals
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Bid Deadline	7.4(c)(i)
Breakup Fee	7.4(c)(iii)
Business	Recitals
Casualty	7.7(b)
Casualty Proceeds	7.7(b)
Certified True-Up	2.7(c)
Closing	2.9
Condemnation	7.7(a)
Condemnation Proceeds	7.7(a)
Contract & Cure Schedule	7.5(a)
Contract Designation Deadline	7.5(d)
Deposits	2.7(a)

Designation Rights Asset	7.5(b)
Designation Rights Asset Proceeds	7.5(f)
Designation Rights Asset Term	7.5(f)
DRA Escrow Amount	2.7(g)
Employment-Related Laws and Obligations	3.13
End Date	12.1(b)
Excluded Assets	2.2
Excluded Liabilities	2.4
Final True-Up	2.7(b)
Final True-Up Statement	2.7(b)
Financial Statements	3.17
FTC	7.8
Gift Card Sales	2.7
Good Faith Deposit	2.8(a)
HSR Filing	7.8
Incremental Bid Amount	7.4(c)(ii)
Initial Overbid	7.4(c)(i)
Initial Overbid Amount	7.4(c)(i)(A)
Lease Cure Costs	2.5
Liquor License	3.8
Liquor License Approval	5.4
Material Contract	3.16(a)
Newco	13.13
Newco Stock	13.12
Organizational Amendments	5.7(a)
Party or Parties	Preamble
Post-Closing Tax Period	8.3
Prepaid Rent	2.7
Prevailing Bid	7.4(b)(ii)
Property Tax Estimate	2.7(a)
Purchase Price	2.6(a)
Purchased Assets	2.1
Purchased Locations	3.8
Purchaser	Preamble
Qualified Bidder	7.4(c)(ii)
Real Property Lease	3.15(d)
Recipes	2.1(m)
Sale Hearing	7.4(c)(ii)
Seller or Sellers	Preamble
Store Cash Amount	2.7
Taxing Authority	1.1(ccc)
Transactions	Recitals
Transfer Taxes	8.2
Transfer Tax Estimate	2.7(a)
Transferred Employee	9.1(a)
Transferred Employees’ Employment Date	9.3

2.     Purchase and Sale.

2.1.     Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers agree to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Sellers, on an “as is, where is” basis and without any representation or warranty on the part of Sellers as to fitness, merchantability or otherwise, all right, title and interest of Sellers as of the Closing Date in and to the following tangible and intangible assets, properties and rights (the “Purchased Assets”):

(a)     subject to Sections 7.5(c) and 7.5(d), all rights of Sellers under the Contracts that are set forth on Schedule 2.1(a) (collectively, the “Assigned Contracts”); provided, however, the term Assigned Contracts shall include all Franchise Agreements and the Hilco Agreement;

(b)     all cash, cash equivalents and similar cash items at each Purchased Location and at each location subject to a Real Property Lease that is a Designation Rights Asset on the Closing Date in cash registers, safes, strongboxes and lock boxes consistent with past practice; provided, however, Accounts Receivable are not included in the foregoing;

(c)     all Inventory other than (i) Inventory located at a restaurant that is covered by a Real Property Lease that does not constitute an Assigned Contract and (ii) alcoholic beverage inventories in jurisdictions where the Law does not permit Purchaser to take title to such inventories until it obtains the requisite Liquor License Approvals from the relevant Governmental Authority; provided, however, Sellers shall transfer, assign, convey and deliver to Purchaser such alcoholic beverage inventories in each instance upon issuance of the relevant Liquor License Approval or other authorization from the relevant Governmental Authority (whichever occurs first);

(d)     all tangible personal property, including all machinery, equipment, tools, point of sale systems, computers, mobile phones, personal digital assistants, computer equipment, hardware, peripherals, information technology infrastructure, telephone systems, furniture, fixtures, furnishings, cutlery, office supplies, production supplies, other miscellaneous supplies, and other tangible personal property of any kind owned by Sellers (including any of the foregoing property that is subject to a capital lease, but only to the extent that Purchaser assumes such capital lease as an Assigned Contract), other than tangible personal property located at a restaurant that is covered by a Real Property Lease that does not constitute an Assigned Contract;

(e)     all Claims under Insurance Policies for property damage claims related to the Purchased Assets and, to the extent set forth in Section 7.7, all proceeds of any condemnation proceeding affecting the Purchased Assets, and all warranty claims against third parties arising with respect to the Purchased Assets;

(f)     all Permits (in each case to the extent transferable without the consent of any Governmental Authority (and regardless of the length of the process necessary to effect such a transfer), unless the Bankruptcy Court orders the transfer of such Permit) other than Permits that relate specifically to a restaurant or real property that is covered by a Real Property Lease that does not constitute an Assigned Contract;

(g)     all Intellectual Property Rights, including the items set forth on Schedule 2.1(g) and all indoor and outdoor signage, advertising, promotional materials, décor, pieces, accents, and artwork or decorations;

(h)     all cars, trucks, forklifts, other industrial vehicles and other motor vehicles set forth on Schedule 2.1(h);

(i)     all security deposits held by lessors under Real Property Leases that constitute Assigned Contracts, all utility deposits, security deposits and other deposits held by vendors or trade creditors in each case that relate to a Purchased Location and deposits held by parties to Assigned Contracts relating to such Assigned Contracts;

(j)     all Improvements other than Improvements that relate specifically to a restaurant or real property that is covered by a Real Property Lease that does not constitute an Assigned Contract;

(k)     [Reserved];

(l)     all rights to the telephone and facsimile numbers and email addresses used by Sellers other than telephone and facsimile numbers that relate specifically to a restaurant or real property that is covered by a Real Property Lease that does not constitute an Assigned Contract;

(m)     all of Sellers’ recipes, methods, procedures, cooking/preparation/mixing publications, guidelines, or standards, knowhow, ingredient lists, menus, price lists, nutritional, health, or dietary information, publications, or disclosures, and promotional or informational materials, in each case whether related to food, beverages (whether alcoholic or non-alcoholic), or otherwise (in each case, written or oral or in any other form whatsoever) (collectively, “Recipes”);

(n)     all books, records, files and papers of Sellers relating to (i) the Business except to the extent the same constitutes an Excluded Asset (ii) the Purchased Assets, including equipment logs, operating guides and manuals, creative materials, advertising materials, promotional materials, studies, reports, correspondence, financial and accounting records, Tax records and other similar documents and records (all in the state in which such records and information currently exist), or (iii) the Transferred Employees (to the extent the Transferred Employee consents to such transfer), provided that Sellers shall be entitled to retain copies of such books, records, files and papers; and

(o)     except for Excluded Assets set forth in Section 2.2, all other assets related specifically to a restaurant or real property that is covered by a Real Property Lease that constitutes an Assigned Contract.

Pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets shall be free and clear (except for Permitted Liens and the Assumed Liabilities) of any and all liens (as defined in Section 101(37) of the Bankruptcy Code), claims (as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, claims for successor liability under any theory of Law or equity), or Liens, in each case pursuant to Section 363(f) of the Bankruptcy Code, whether arising prior to or subsequent to the Petition Date.

2.2.     Excluded Assets. Notwithstanding any other provision of this Agreement to the contrary, the Purchased Assets shall not include any assets, properties or rights not specifically identified in Section 2.1, including the following (the “Excluded Assets”):

(a)     all of Sellers’ cash and cash equivalents on hand (including all undeposited checks) and in banks or other financial institutions, including short-term marketable securities, other than as set forth in Section 2.1(b);

(b)     deposits of any kind or nature whatsoever, other than as set forth in Section 2.1(i).

(c)     all avoidance Claims or other Claims or causes of action of Sellers (except as set forth in Section 2.1(e) and Section 7.7 hereof), whether arising under the Bankruptcy Code, applicable state Law or otherwise and the proceeds thereof, including actions available to Sellers under chapter 5 of the Bankruptcy Code, of whatever kind or nature, and whether asserted or unasserted;

(d)     Sellers’ corporate seals, stock record books, minute books, and organizational documents;

(e)     all Non-Assigned Contracts;

(f)     any Contract not identified in this Agreement as an Assigned Contract;

(g)     all insurance policies relating to the Business and all Claims arising under such policies prior to the Closing except as set forth in Section 2.1(e) or Section 7.7, and all credits, premium refunds, proceeds, causes of action or rights thereunder;

(h)     all rights of Sellers arising under this Agreement or in connection with the Transactions;

(i)     any Tax refund or reimbursement due to Sellers or their Affiliates;

(j)     all amounts owed to any Seller by any one or more of such Seller’s Affiliates (including the other Sellers);

(k)     any shares of stock or other equity interests in any of Sellers;

(l)     all Inventory not included in Section 2.1(c);

(m)     all tangible personal property not included in Section 2.1(d);

(n)     all Permits not included in Section 2.1(f);

(o)     all Improvements not included in Section 2.1(j);

(p)     all telephone and facsimile numbers not included in Section 2.1(l);

(q)     all books, records, files and papers of Sellers not included in Section 2.1(n);

(r)     all assets listed on Schedule 2.2(r);

(s)     all Accounts Receivable and all Claims against third parties related to the collectability thereof; and

(t)     all assets, properties and/or rights of Sellers not otherwise specifically included in the Purchased Assets.

2.3.     Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the time of the Closing, to assume, pay, perform and discharge, promptly when payment or performance is due or required, only the following liabilities and obligations of Sellers or the Business (the “Assumed Liabilities”):

(a)     all Claims, liabilities and obligations related to or arising in connection with the Purchased Assets to the extent related to events, circumstances and conditions arising after the Closing and to be performed solely after the Closing;

(b)     all liabilities and obligations of Sellers related to or arising under the Assigned Contracts;

(c)     all liabilities and obligations of Sellers related to or arising under Permits included within the Purchased Assets to the extent related to events, circumstances and conditions arising after the Closing and to be performed solely after the Closing;

(d)     any and all costs and expenses necessary in connection with providing “adequate assurance of future performance” with respect to the Assigned Contracts (as contemplated by Section 365 of the Bankruptcy Code);

(e)     all liabilities and obligations of Sellers arising under outstanding gift cards, including gift cards issued or sold prior to or after the Petition Date; and

(f)     as set forth in Section 8.3 and Section 8.4, all Property Taxes and Transfer Taxes that are attributable to the Purchased Assets.

2.4.     Excluded Liabilities. Notwithstanding any other provision of this Agreement to the contrary, Purchaser is assuming only the Assumed Liabilities and is not assuming any other Claim against or Liability of Sellers of whatever nature, whether presently in existence or arising hereafter. All such other Claims and Liabilities not being assumed (the “Excluded Liabilities”) shall be retained by and remain the sole Liabilities of Sellers, including, without limitation, the following specific Excluded Liabilities:

(a)     Subject to the terms of the Management Agreement, all Liabilities of Sellers, except Assumed Liabilities, of every kind whether or not asserted, scheduled or evidenced by a filed proof of claim or other form of writing evidencing such claim filed in the Bankruptcy Cases, secured, priority, administrative or unsecured, in each case, accrued prior to, on or after the Petition Date;

(b)     Subject to the terms of the Management Agreement, all Liabilities of the Sellers under any Contract of the Sellers that is not an Assigned Contract whether accruing prior to, at or after the Closing Date;

(c)     All Liabilities of the Sellers relating to any WARN Act compliance or any violations or alleged violations thereof, including any obligations related or attributable thereto, and all Liabilities under any valid policy or practice that provides for a severance payment to terminated employees of the Seller; and

(d)     All Liabilities arising prior to the Closing Date under the Employee Benefit Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, or benefits of any kind for the Seller’s employees or former employees or both.

2.5.     Assumption/Assignment of Contracts and Rights. To the maximum extent permitted by the Bankruptcy Code, the Assigned Contracts shall be assumed by Sellers and assigned to Purchaser at the Closing pursuant to Section 365 of the Bankruptcy Code. Sellers shall have sole responsibility for paying any Cure Costs due in connection with the assumption and assignment of the Assigned Contracts that are Real Property Leases or personal property leases (the “Lease Cure Costs”). Purchaser shall have the sole responsibility for paying Cure Costs due in connection with the assumption and assignment of all other Assigned Contracts. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall constitute an agreement to assign all Assigned Contracts and rights thereunder unless a third party objects to the assignment and it is determined by the Bankruptcy Court that the Sellers’ are incapable as a matter of law of assigning that particular Contract.

2.6.     Purchase Price; Allocation of Purchase Price.

(a)     In addition to the assumption of the Assumed Liabilities, in consideration for the sale, transfer and delivery of the Purchased Assets, at the Closing, Purchaser shall deliver to Sellers Fifty Million Dollars ($50,000,000) (the “Purchase Price”) by wire transfer of immediately available federal funds to a bank account (or accounts) as shall be designated in writing no later than one (1) day prior to the Closing Date by Sellers to Purchaser, which amount shall be: (i) reduced by (w) the amount of the Good Faith Deposit delivered to Sellers as a credit against the Purchase Price in accordance with Section 2.8(b), (x) the Transfer Tax Estimate related to assets, (y) the Property Tax Estimate for Purchased Locations and (z) 50% of the Gift Card Sales and (ii) increased by (x) the Prepaid Rent for Purchased Locations, (y) the Deposits for Purchased Locations, and (z) the Store Cash Amount.

(b)     Purchaser and Sellers agree that the Purchase Price, applicable Assumed Liabilities and other relevant items shall be allocated in accordance with Section 1060 of the Code and the regulations thereunder and Schedule 2.6 hereof (such schedule to be determined jointly by Purchaser and Sellers prior to Closing). Each of Purchaser and Sellers agrees to provide the other promptly with any other information required to complete Schedule 2.6. Such allocation shall be binding on Purchaser and Sellers for all purposes, including the reporting of gain or loss and determination of basis for income tax purposes, and each of the parties hereto agrees that it will file a statement (on IRS Form 8594 or other applicable form) setting forth such allocation with its federal and applicable state income tax returns and will also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Code and similar applicable state Laws and regulations.

2.7.     Adjustment of Purchase Price.

(a)     Within three Business Days prior to the Closing, the Sellers shall deliver to Purchasers (a) an estimate of the Transfer Taxes that will be payable upon the consummation of the Transactions at each Purchased Location (the “Transfer Tax Estimate”), and the pro-rated Property Taxes payable at each of the Purchased Locations based upon 2016 Property Tax bills or more current bills if available (the “Property Tax Estimate”), in each case assuming that all of the Designation Rights Assets will ultimately become Purchased Assets. Within one Business Day prior to the Closing, Sellers shall provide the Purchaser the amount of cash to be transferred pursuant to Section 2.1(b) (the “Store Cash Amount”). In addition to the foregoing, within three Business Days prior to the Closing, Sellers shall provide to the Purchaser a calculation of: (a) the cash amounts paid to the Sellers for gift cards sold since the Petition Date (the “Gift Card Sales”); (b) the amount of monthly rent as provided for under each applicable lease that the Sellers have prepaid on the Real Property Leases at each of the Purchased Locations based upon the number of days of the month prior to Closing and the number of days of the month that remain after the Closing (the “Prepaid Rent”), in each case assuming that all of the Designation Rights Assets will ultimately become Purchased Assets and (c) all utility deposits, security deposits and other deposits held by vendors or trade creditors, in each case that relate to each Purchased Location, and deposits held by parties to the Assigned Contracts, but excluding deposits under the Real Property Leases (collectively, the “Deposits”), in each case assuming that all of the Designation Rights Assets will ultimately become Purchased Assets. Each of the calculations required by this Section 2.7(a) shall be done on a location by location basis, with each amount attributable to Designation Rights Assets clearly marked as such. The Sellers and the Purchaser shall work in good faith to address any objections that they may have to the foregoing amounts prior to Closing.

(b)     Within forty-five (45) days after the Closing Date, Purchaser shall cause to be prepared, at Purchaser’s expense, a reconciliation of the Store Cash Amount, the Gift Card Sales and Transfer Taxes (together with supporting calculations in reasonable detail, the “Final True-Up Statement”) which shall show the amount of such expenses payable by Sellers and the amount payable by the Purchaser (the “Final True-Up”) in each case assuming that all of the Designation Rights Assets will ultimately become Purchased Assets. Upon completion of such statement, Purchaser shall deliver the Final True-Up Statement to Sellers. For the avoidance of doubt, the cash and other amounts acquired by Purchaser pursuant to Section 2.1(b) shall include cash and other amounts located at restaurants subject to Real Property Leases that constitute Designation Rights Assets, regardless of whether such Designation Rights Assets ultimately become Purchased Assets or Excluded Assets, and the term “Store Cash Amount” for all purposes under this Agreement (including Section 2.6 and Section 2.11) and the Final True-Up Statement shall include such cash and other amounts.

(c)     If the Final True-Up, as set forth on the Final True-Up Statement as conclusively determined as set forth in Section 2.7(e) (the True-Up as so determined, the “Certified True-Up”), provides that the Sellers owe the Purchaser with respect to Purchased Assets, either conveyed on the Closing Date or during the Designation Rights Term, then Purchaser and the Sellers shall promptly (but in any event within five (5) Business Days of the later of the final determination thereof and the termination of the Designation Rights Asset Term) jointly instruct the Escrow Agent to release to Purchaser by wire transfer of immediately available funds to such accounts designated by Purchaser, the lesser of (x) the amount which the Certified True-Up provides the Sellers owe and (y) the amount of the Adjustment Escrow Fund. If the amount payable to Purchaser pursuant to this Section 2.7(c) is less than the Adjustment Escrow Fund, then Purchaser and the Sellers will (at the same time that the Escrow Agent is instructed to release funds to Purchaser pursuant to this Section 2.7(c)), execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay the balance of the Adjustment Escrow Fund to the Sellers by wire transfer of immediately available funds to such accounts designated by the Sellers.

(d)     If the Certified True-Up shows that the Purchaser owes the Sellers with respect to Purchased Assets, either conveyed on the Closing Date or during the Designation Rights Term, then Purchaser shall pay to Sellers such amount up to an amount not to exceed $1,000,000 and Purchaser and the Sellers shall promptly (and in any event within five (5) Business Days of the later of such final determination thereof and the termination of the Designation Rights Asset Term) deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the entire Adjustment Escrow Fund to the Sellers.

(e)     Unless Sellers notify Purchaser in writing within thirty (30) days after receipt by Sellers of the Final True-Up Statement of any objections thereto (specifying in reasonable detail the basis therefor), such statement shall be final and binding for all purposes. If Sellers timely notify Purchaser of any such objection, Purchaser and Sellers shall attempt in good faith to reach an agreement as to the matter in dispute. If the Parties shall have failed to resolve any such dispute within ten (10) Business Days after receipt of timely notice of such objection, then any such disputed matter may, at the election of Purchaser or Sellers, be submitted to and determined by an Independent Accounting Firm. The fees and expenses of such Independent Accounting Firm incurred in resolving the disputed matter shall be equitably apportioned by such accountants based on the extent to which Purchaser, on the one hand, or Sellers, on the other hand, is or are determined by such accountants to be the prevailing Party or Parties in the resolution of such disputed matters. The Final True-Up Statement shall, after resolution of any dispute pursuant to this Section 2.7(e), be final, binding and conclusive on all Parties hereto.

(f)     At the Closing, cash in the amount of $1,000,000 from the Purchase Price shall be deposited with the Escrow Agent (the “Adjustment Escrow Amount”). The Adjustment Escrow Amount will be held and disbursed by the Escrow Agent solely for the purpose of paying any adjustments required pursuant to this Section 2.7 in accordance with the terms of this Agreement and the Escrow Agreement.

(g)     At the Closing, Purchaser and Sellers shall deposit, or shall cause to be deposited, with the Escrow Agent with respect to each Designation Rights Assets cash in an amount equal to the difference between (i) the sum of the Transfer Tax Estimate and the Property Tax Estimate and (ii) the sum of Deposits and the Prepaid Rent (the “DRA Escrow Amount”). If the amount of (i) the sum of the Transfer Tax Estimate and the Property Tax Estimate is greater than (ii) the sum of the Deposits and the Prepaid Rent, the Sellers will deposit the DRA Escrow Amount for that Designation Rights Asset (the “Seller DRA Escrow Amount”). If the amount of (i) the sum of the Transfer Tax Estimate and the Property Tax Estimate is less than (ii) the sum of the Deposits and the Prepaid Rent, the Purchaser will deposit the DRA Escrow Amount for that Designation Rights Asset (the “Purchaser DRA Escrow Amount”). The aggregate DRA Escrow Amount will be held and disbursed by the Escrow Agent solely for the purpose of paying any adjustments required pursuant to this Section 2.7(g) in accordance with the terms of this Agreement and the Escrow Agreement. Upon such time as a Designation Rights Asset definitively becomes a Purchased Asset, then Purchaser and the Sellers will execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay out of the funds deposited pursuant to this Section 2.7(g) the DRA Escrow Amount for such Purchased Location to (i) to the Sellers if the DRA Escrow Amount is a Purchaser DRA Escrow Amount and (ii) to the Purchaser if the DRA Escrow Amount is a Seller DRA Escrow Amount, by wire transfer of immediately available funds to such accounts designated by the recipient. Upon such time as a Designation Rights Asset definitively becomes an Excluded Asset, then Purchaser and the Sellers will execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay out of the funds deposited pursuant to this Section 2.7(g) the DRA Escrow Amount for such Excluded Asset (i) to the Sellers if the DRA Escrow Amount was deposited by the Sellers and (ii) to the Purchaser if the DRA Escrow Amount was deposited by the Purchaser, by wire transfer of immediately available funds to such accounts designated by the recipient.

2.8.     Good Faith Deposit.

(a)     Contemporaneously with the execution of this Agreement, Purchaser and Sellers shall execute the Escrow Agreement and at the times set forth below, Purchaser shall deposit in two installments with the Escrow Agent cash in immediately available federal funds by wire transfer to an account designated by the Escrow Agent, an amount equal to Two Million Dollars ($2,000,000) (the “Good Faith Deposit”), to be applied as provided in Section 2.8(b). A portion of the Good Faith Deposit in the amount of One Million Dollars ($1,000,000) shall be deposited by the Purchaser with the Escrow Agent upon the execution of this Agreement and the remaining amount of the Good Faith Deposit shall be deposited by the Purchaser with the Escrow Agent upon approval by the Bankruptcy Court of this Agreement and the Bidding Procedures Order. The Good Faith Deposit shall be held in escrow by the Escrow Agent in an interest bearing bank account approved by Purchaser. The Escrow Agreement shall provide that such funds shall be returned in full to the Purchaser if the Bidding Procedures Order are not approved by the Bankruptcy Court within 40 days of the Petition Date.

(b)     The Parties shall cause the Escrow Agent to disburse the Good Faith Deposit and interest earned thereon to Sellers (i) at the Closing as a credit against the Purchase Price, (ii) if this Agreement is terminated pursuant to Section 12.1(e), or (iii) if this Agreement is terminated pursuant to Section 12.1(b) and any of the conditions of Section 10.3 have not been satisfied. Except as described in the previous sentence, the Parties shall cause the Escrow Agent to return the Good Faith Deposit to Purchaser within five (5) Business Days after any termination of the Agreement pursuant to Section 12.1.

2.9.     Closing. The closing (the “Closing”) of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities shall take place at the offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia, on a date designated by Sellers no later than five (5) Business Days after satisfaction of the conditions set forth in Section 10 (other than those requiring a delivery, or the taking of other action, at the Closing), or at such other time or place as Purchaser and Sellers may agree; provided that the Closing shall occur on a Tuesday (or such other day agreed to by the Purchaser and Sellers) and the Closing must occur on or before September 8, 2017.

2.10.     Deliveries by Sellers. At the Closing, Sellers will deliver or cause to be delivered to Purchaser (unless delivered previously) the following:

(a)     The Seller DRA Escrow Amounts;

(b)     a Bill of Sale, Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), duly executed by Sellers;

(c)     originals (or, to the extent originals are not available, copies) of all Assigned Contracts (together with all material amendments, supplements or modifications thereto) to the extent not otherwise already made available to the Purchaser through the Sellers’ datasite;

(d)     physical possession of all of the Purchased Assets capable of passing by delivery with the intent that title in such Purchased Assets shall pass by and upon delivery;

(e)     a duly executed assignment agreement or agreements transferring the Intellectual Property Rights to Purchaser, in form and substance reasonably satisfactory to Purchaser;

(f)     an affidavit from each Seller, sworn under penalty of perjury and dated as of the Closing Date, in form and substance required under the Treasury Laws issued pursuant to Section 1445 of the Code stating that such Seller is not a foreign person as defined in Section 1445 of the Code;

(g)     a certificate executed by an executive officer of each Seller to the effect that all of the conditions to closing set forth in Section 10.2 have been fulfilled;

(h)     certificates of title and title transfer documents to all titled motor vehicles included within the Purchased Assets;

(i)     the Management Agreement duly executed by Ignite Restaurant Group, Inc.; and

(j)     all other documents, instruments and writings reasonably requested by Purchaser to be delivered by Sellers at or prior to the Closing pursuant to this Agreement.

2.11.     Deliveries by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered to Sellers (unless previously delivered) the following:

(a)     the Purchase Price plus the Prepaid Rent, plus the Store Cash Amount, plus the Deposits attributable to the Purchased Assets that are not Designation Rights Assets, less the Good Faith Deposit delivered to Sellers at Closing, less the Adjustment Escrow Amount, less the Transfer Tax Estimate attributable to the Purchased Assets that are not Designation Rights Assets, less the Property Tax Estimate attributable to the Purchased Assets that are not Designation Rights Assets, and less 50% of Gift Card Sales;

(b)     the Adjustment Escrow Amount to the Escrow Agent;

(c)     the aggregate Purchaser DRA Escrow Amounts for each Designation Rights Asset to the Escrow Agent;

(d)     the Assignment and Assumption Agreement, duly executed by Purchaser;

(e)     a letter instructing the Escrow Agent to release the Good Faith Deposit to Sellers, duly executed by Purchaser;

(f)     the Management Agreement duly executed by the Purchaser; and

(g)     all other documents, instruments and writings reasonably requested by Sellers to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement.

2.12.     Farmer’s Liens. Sellers shall be obligated to pay, satisfy and discharge any and all Farmer’s Liens that are outstanding as of the Closing with respect to the Purchased Assets.

2.13.     Bulk Sales Laws. Purchaser hereby waives compliance by Sellers with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Purchaser.

3.     Representations and Warranties of Sellers. Subject to the terms, conditions and limitations set forth in this Agreement, Sellers hereby jointly and severally represent and warrant to Purchaser as of the date of this Agreement as follows:

3.1.     Organization. Each Seller is an entity validly existing under the Laws of the jurisdiction listed for such Seller in the Preamble, and has the power and authority to own, lease and operate the Purchased Assets, and to carry on in all material respects the Business as now being conducted.

3.2.     Due Authorization. The execution, delivery and performance by Sellers of this Agreement and the consummation of the Transactions are within Sellers’ powers and have been duly authorized by all necessary actions on the part of Sellers. Subject to entry by the Bankruptcy Court of the Bidding Procedures Order and the Sale Order in the Bankruptcy Cases, this Agreement constitutes a valid and binding agreement of Sellers that is enforceable in accordance with its terms.

3.3.     Governmental Authorization. Except as disclosed on Schedule 3.3, the execution, delivery and performance by Sellers of this Agreement and the consummation of the Transactions by Sellers require no action by or in respect of, or filing with, any Governmental Authority other than (a) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) such actions and filings required by the HSR Act or otherwise required pursuant to Section 7.8, and (c) any such action or filing as to which the failure to make or obtain would not have a Material Adverse Effect.

3.4.     Noncontravention. Subject to entry by the Bankruptcy Court of the Bidding Procedures Order and the Sale Order in the Bankruptcy Cases, the execution, delivery and performance by Sellers of this Agreement and the consummation of the Transactions do not and will not (a) violate any Seller’s organizational documents, (b) assuming compliance with the matters referred to in Section 3.3, materially violate any applicable Law, (c) except as to matters which would not reasonably be expected to have a Material Adverse Effect, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to any Purchased Asset to which any Seller is entitled under any provision of any Contract binding upon such Seller except for breaches and defaults referred to in Section 365(b)(2) of the Bankruptcy Code, or (d) result in the creation or imposition of any Lien on any Purchased Asset, except for Permitted Liens and Assumed Liabilities or Liens that will be released at or prior to Closing.

3.5.     Required Consents. Except for consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, and except as otherwise set forth on Schedule 3.5, there is no Contract binding upon Sellers requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Closing Date.

3.6.     Litigation. Except as disclosed on Schedule 3.6, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of Sellers, threatened against or affecting, the Purchased Assets before any Governmental Authority which is reasonably likely to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

3.7.     Permits. To the Knowledge of Sellers, Schedule 3.7 sets forth a complete and correct list of all Permits required to conduct and operate the Business in a manner consistent with the current practices of Sellers. Except as set forth on Schedule 3.7, to the Knowledge of Sellers, (a) each Seller is in material compliance with the terms and requirements of each such Permit; and (b) no written notice of violation of any Permit has been received from any Governmental Authority and, to the Knowledge of Sellers no proceeding is pending seeking to revoke or limit any such Permit.

3.8.     Liquor Licenses. Schedule 3.8 sets forth a complete and correct list as of the date of this Agreement of all liquor licenses (including beer and wine licenses) held or used by each Seller, including the Person in whose name such license is issued, date of issuance, and renewal date (collectively, the “Liquor Licenses”). Each of the Sellers is in material compliance with all applicable Laws with respect to the sale of liquor and all alcoholic beverages and has the right to sell liquor at retail for consumption within each of the locations where the Real Property Leases constitute Assigned Contracts (the “Purchased Locations”), subject to and in accordance with all applicable provisions of the Liquor Licenses. To the Knowledge of Sellers, except as set forth on Schedule 3.8, since January 1, 2016, (a) there have been no Legal Proceedings brought or threatened to be brought by or before a Governmental Authority in respect of any such Liquor License (or in connection with any other liquor licenses previously held or used by such Seller), (b) no such Liquor License is subject to any due but unpaid tax obligation owed to a Governmental Authority, the outstanding nature of which would preclude transfer of such Liquor License from any of the Sellers to Purchaser, and (c) no such Liquor License has been threatened by a Governmental Authority to be revoked, limited or not renewed.

3.9.     Intellectual Property Rights. Schedule 3.9(a) sets forth an accurate and complete list of all registered Intellectual Property Rights included in the Purchased Assets. Except as set forth on Schedule 3.9(b), to the Knowledge of Sellers, there exist no outstanding challenges to the ownership and use by Sellers of the Intellectual Property Rights, nor any alleged infringements of such Intellectual Property Rights by third parties. Except as set forth on Schedule 3.9(b), none of the Intellectual Property Rights included in the Purchased Assets have been licensed by Sellers to any other Person.

3.10.     Compliance with Laws and Court Orders. To the Knowledge of Sellers, no Seller is in violation of any Law applicable to the Purchased Assets or the conduct of the Business, except for violations which would not reasonably be expected to have a Material Adverse Effect.

3.11.     Environmental Matters. Other than as may be set forth in the reports described on Schedule 3.11, Sellers have not received written notice from any Governmental Authority or third party of any violation of or failure to comply with any Environmental Laws with respect to the Leased Real Property which to the Knowledge of Sellers remains uncorrected, or of any obligation to undertake or bear the cost of any remediation with respect to the Leased Real Property which to the Knowledge of Sellers remains unperformed.

3.12.     Employee Benefit Plans.

(a)     Schedule 3.12(a) sets forth a complete and accurate list of Sellers’ Employee Benefit Plans. Sellers have provided to, or made available to, Purchaser true and correct copies of each Employee Benefit Plan (including all plan documents and amendments thereto). Except as set forth on Schedule 3.12(a), to the Knowledge of Sellers, each Employee Benefit Plan has been established, maintained, funded and administered in material compliance with its terms and all applicable requirements of ERISA, the Code, and other applicable Laws. Except as set forth on Schedule 3.12(a), to the Knowledge of Sellers, each Employee Benefit Plan which is intended to be qualified within the meaning of Code § 401(a) is so qualified and has received a favorable determination letter from the Internal Revenue Service upon which it may rely, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and to the Knowledge of Sellers nothing has occurred that is reasonably likely to adversely affect the qualified status of such Employee Benefit Plan. No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and no Seller or any ERISA Affiliate contributes to or has any liability with respect to any such plan.

(b)     No Seller or ERISA Affiliate is a party to any Multiemployer Plan. As of the date of this Agreement, no Seller or ERISA Affiliate has incurred any unsatisfied withdrawal liability with respect to any Multiemployer Plan, and no Seller or ERISA Affiliate is bound by any contract or has any liability described in Section 4204 of ERISA.

(c)     Except as set forth on Schedule 3.12(c), with respect to each Employee Benefit Plan, all payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been timely made in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(d)     None of the Sellers nor any of their ERISA Affiliates have any obligations under any Employee Benefit Plan with respect to which the Purchaser or any of its ERISA Affiliates would have any liability or obligation.

3.13.     Personnel Matters. Sellers have provided to Purchaser an accurate and complete list of the names, job classifications, dates of hire, base compensation, and any supplemental or bonus compensation (including any retention bonus arrangements) for all salaried employees of any Seller. To the Knowledge of Sellers and except as to matters which would not reasonably be expected to have a Material Adverse Effect, all Sellers are currently complying and have for the past 5 years complied with all Employment-Related Laws and Obligations, which means all Laws and Orders of any Governmental Authority relating to, touching upon or concerning the employment of the employees who perform work in connection with the operation of the Business, including relating to the hiring, firing and treatment of employees, or any legal obligation or duty regarding employment practices, terms and conditions of employment, equal opportunity, non-discrimination, discharge, immigration, anti-harassment, anti-retaliation, whistle blowing, compensation, wages, overtime payments, hours, benefits, collective bargaining, income tax withholding, the payment of Social Security and other similar taxes, pension plans, the modification or termination of benefit plans and retiree health insurance plans, policies, programs, agreements, occupational safety and health, workers compensation or other similar benefits and payments on account of occupational illness and injuries, employment contracts, collective bargaining agreements, grievances originating under the collective bargaining agreements, wrongful discharge, torts such as invasion of privacy, infliction of emotional distress, defamation, and slander (hereinafter “Employment-Related Laws and Obligations”). Additionally, to the Knowledge of Sellers, there are no threatened or pending charges, complaints, demands, lawsuits, or petitions against, or investigations being conducted of any Sellers concerning or relating to any alleged violations of, or failure to comply with, any Employment-Related Laws and Obligations, except as set forth on Schedule 3.13, except for such matters that would not have a Material Adverse Effect. To the Knowledge of Sellers, there are no, and there has not occurred during the past 5 years, any union organizing campaigns or certification or representation demands or proceedings or campaigns that relate to the Business or any person or entity performing services for any Seller and no such action or activity has been threatened. No individuals or groups of individuals performing services for, on, or in connection with the Business are represented by a labor union or covered by a collective bargaining agreement, and no collective bargaining agreement, card check or recognition agreement, or any other agreement or arrangement with any labor union affects the operation of any Purchased Asset or any employees of Sellers. There are no existing or, to the Knowledge of Sellers, threatened labor strikes, lockouts, walkouts, work stoppages, organized slowdowns, unfair labor practice charges or complaints, labor arbitration proceedings affecting or relating to any employees of Sellers or the Purchased Assets, and no Seller has experienced any such event within the past 5 years.

3.14.     Sufficiency of and Title to the Purchased Assets. Sellers will have at Closing good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets. Upon consummation of the Transactions at the Closing, Purchaser will have acquired good, valid and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens (other than Assumed Liabilities and Permitted Liens) to the maximum extent permitted by Sections 363 and 365 of the Bankruptcy Code.

3.15.     Real Property.

(a)     The Leased Real Property constitutes all of the real property used by Sellers in connection with the Business.

(b)     Except as set forth on Schedule 3.15, to the Knowledge of Sellers, none of the Leased Real Property is subject to an eminent domain or condemnation proceeding.

(c)     The Sellers do not own any real property in fee.

(d)     Schedule 3.15 lists each lease or sublease, including all amendments, modifications or supplements thereof, pursuant to which a Seller occupies any Leased Real Property (collectively, the “Real Property Leases”). The Sellers have delivered (or otherwise made available) to the Purchaser a correct and complete copy of each Real Property Lease, together with all amendments thereto.

(e)     Except as set forth on Schedule 3.15(e), Sellers have a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which any Seller is a lessee, free and clear of all Liens other than Permitted Liens. Sellers have all certificates of occupancy and Permits of any Governmental Authority necessary or useful for the current use and operation of each Leased Real Property, and Sellers have fully complied with all material conditions of the Permits applicable to them. Except as to matters which would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.15(e), no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

(f)     Sellers have not received any notice from any insurance company that has issued a policy with respect to any Leased Real Property requiring performance of any structural or other repairs or alterations to such Leased Real Property. Sellers do not own or hold, nor is any Seller obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein, except as may be set forth under the Real Property Leases.

3.16.     Contracts.

(a)     Schedule 3.16 lists the following Contracts (all Contracts listed or required to be listed herein are referred to as “Material Contracts”) as of the date of this Agreement:

(i)     all Real Property Leases;

(ii)     all Franchise Agreements;

(iii)     all employment, confidentiality and/or noncompetition Contracts with employees of any Seller and Contracts with independent contractors or consultants (or similar arrangements) engaged in connection with the Business;

(iv)     all Contracts under which any Seller leases personal property in connection with the Business;

(v)     all Contracts with any material supplier of the Business;

(vi)     all Contracts that provide for payments in excess of $100,000 over a 12-month period;

(vii)     all Contracts with any Governmental Authority related to the Business; and

(viii)     all other Contracts that are material to the operation of the Business and not previously disclosed pursuant to this Section 3.16.

(b)     Except as to matters which would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.16(b), each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the applicable Seller and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the Transactions, shall continue in full force and effect without penalty or other adverse consequence. Except as set forth on Schedule 3.16(b), no Seller is in default under any Material Contract, nor, to the Knowledge of Sellers, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by any Seller or any other party thereunder. Except as set forth on Schedule 3.16(b), no party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given notice of any significant dispute with respect to any Material Contract. Sellers have and will transfer to Purchaser at the Closing, good and valid title to the Assigned Contracts, free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 3.16(b), Sellers have delivered to Purchaser true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

3.17.     Financial Statements. Schedule 3.17 contains the unaudited consolidated balance sheet of the Business as of April 3, 2017 (the “Balance Sheet”) and the related unaudited statement of operations for the three month period then ended. The financial statements referred to in the foregoing sentence are collectively referred to as the “Financial Statements.” The Financial Statements have been prepared from the books and records of Sellers on an accrual basis consistent with Sellers’ internal accounting practices. Such Financial Statements were prepared in accordance with GAAP.

3.18.     Certain Fees. Except for the fees and expenses of Piper Jaffray & Co., for which Sellers shall be solely responsible, Sellers have not incurred any liability for any investment banking fees, brokerage fees, finders’ fees, or other similar fees in connection with this Agreement or the Transactions.

3.19.     “AS IS” TRANSACTION. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS SECTION 3, THE CONSENT OF A PARTY TO THE CLOSING SHALL CONSTITUTE A WAIVER BY SUCH PARTY OF ANY CONDITIONS TO CLOSING NOT SATISFIED AS OF THE CLOSING DATE, AND FOLLOWING CLOSING SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS, INCLUDING INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL OR REAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS OR WHICH IS THE SUBJECT OF ANY LEASE OR CONTRACT TO BE ASSIGNED TO PURCHASER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR ANY OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE PURCHASED ASSETS, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE TITLE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLERS HEREBY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PURCHASED ASSETS. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE PURCHASED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE PURCHASED ASSETS AS PURCHASER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE PURCHASED ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 3, PURCHASER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, UPON THE CLOSING DATE, PURCHASER WILL ACCEPT THE PURCHASED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

4.     Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:

4.1.     Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of California and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

4.2.     Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions are within the corporate powers of Purchaser and have been duly authorized by all necessary actions on the part of Purchaser. This Agreement constitutes a valid and binding agreement of Purchaser that is enforceable in accordance with its terms.

4.3.     Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions by Purchaser require no action by or in respect of, or filing with, any Governmental Authority other than (a) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) the actions and filings required pursuant to Section 7.8, (c) the Liquor License Approvals, and (d) any such action or filing as to which the failure to make or obtain would not have a material adverse effect on the Purchaser or its ability to close the Transactions.

4.4.     Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (a) conflict with or result in any breach of any provision of the organizational documents of Purchaser; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than the Liquor License Approvals); (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound; or (d) violate any Law applicable to Purchaser, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights (i) which would not adversely affect the ability of Purchaser to consummate the Transactions, or (ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, Sellers.

4.5.     Financing. Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

4.6.     Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of Purchaser, threatened against or affecting Purchaser before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

4.7.     Certain Fees. Purchaser has not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders’ fees, or other similar fees in connection with this Agreement or the Transactions.

4.8.     Inspections; No Other Representations. Purchaser is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of properties and assets such as the Purchased Assets and assumption of liabilities such as the Assumed Liabilities as contemplated hereunder. Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Purchaser acknowledges that Sellers have given Purchaser reasonable and open access to the key employees, documents and facilities of the Business. Purchaser acknowledges and agrees that the Purchased Assets are being sold on an “as is, where is” basis and Purchaser agrees to accept the Purchased Assets and the Assumed Liabilities in the condition they are in on the Closing Date based on its own inspection, examination and determination with respect to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Sellers, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges that Sellers make no representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business or the future prospects or operations of the Business or (b) any other information or documents made available to Purchaser or its counsel, accountants or advisors with respect to the Business, except as expressly set forth in this Agreement. Purchaser acknowledges and agrees with the provisions of Section 3.19 herein.

5.     Covenants of Sellers. Sellers agree that:

5.1.     Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement pursuant to Section 12.1 or the Closing Date, except (i) as disclosed on Schedule 5.1, (ii) as may be required by the Bankruptcy Court, (iii) for the consequences resulting from the continuation of the Bankruptcy Cases, or (iv) as may be required or contemplated by this Agreement, each Seller shall conduct, and shall cause its Affiliates to conduct, the Business and maintain the Purchased Assets in the ordinary course and use its commercially reasonable efforts to preserve intact the Purchased Assets (and all goodwill relating thereto) and all respective relationships with customers, vendors, creditors, employees, landlords, agents, and others having business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, each Seller shall, and shall cause each of its respective Affiliates to, do the following:

(a)     pay all post-petition bills and invoices for post-petition goods or services promptly when due;

(b)     notify Purchaser of any material adverse change in its condition (financial or otherwise), business, properties, assets or liabilities, or of the commencement of or any material development or disposition with respect to any material governmental complaints, investigations, or hearings (or any written threats thereof);

(c)     maintain in the ordinary course customary amounts of cash, cash equivalents and similar cash items at the location of each restaurant in cash registers, safes, strongboxes and lock boxes consistent with past practice;

(d)     use its commercially reasonable efforts to keep and maintain possession of and compliance with the terms of all Permits (including Liquor Licenses) necessary or required by Law to own, lease and operate its respective properties (and the Purchased Assets) and to carry on the Business or that are material to the operation of the Business or the Purchased Assets, including by taking all actions and submitting all payments, applications, and filings necessary to renew any such Permit due to expire at any time before the Closing Date (or 60 days thereafter); and

(e)     maintain insurance coverage with financially responsible insurance companies substantially similar in all material respects to the insurance coverage maintained by the Business and Sellers on the Petition Date.

5.2.     Certain Restricted Conduct. Except as set forth on Schedule 5.2 and except as otherwise set forth in this Agreement or as Purchaser shall otherwise consent in advance in writing, during the period from the date of this Agreement to the Closing, no Seller shall, and each Seller shall cause each of its respective Affiliates not to, with respect to the Purchased Assets:

(a)     sell, lease, license, transfer, or dispose of other than in the ordinary course of business, any Purchased Assets;

(b)     authorize or enter into any Contract, arrangement, or commitment other than a Contract that is both (i) in the ordinary course of business and (ii) not a Contract that would constitute a Material Contract if it were effective as of the date of this Agreement;

(c)     dispose of or permit to lapse any rights in, to or for the use of any material Intellectual Property Right,

(d)     other than in the ordinary course, authorize, undertake, make, or enter into any commitments obligating any Seller to (i) make or accelerate any capital expenditures or (ii) undertake or approve any material renovation or rehabilitation of any Leased Real Property;

(e)     except for increases in annual compensation of no more than $5,000 per non-executive employee of the Sellers or as required by applicable Law or existing Contract (other than the Key Employee Retention Plan, a copy of which has been provided to the Purchaser), (i) increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees, (ii) adopt any new Employee Benefit Plan or amend or terminate or increase the benefits under any existing Employee Benefit Plan, except for changes which are required by Law and changes which are not more favorable to participants than provisions presently in effect, (iii) hire any employee or individual independent contractor with annual compensation in excess of $75,000 (except to the extent such hire is in replacement of an existing employee with comparable compensation), or enter into any new employment or severance agreements that would result in post-termination payments that in the aggregate would exceed $5,000 becoming due or payable upon termination of employment or of the individual independent contractor, or (iv) assume or enter into any labor or collective bargaining agreement relating to the Business, any employee, or any Purchased Asset;

(f)     take any action that would constitute or result in an event of default under any debtor-in-possession financing facility agreement or order, and/or cash collateral agreement;

(g)     permit, offer, agree or commit (in writing or otherwise) to permit, any of the Acquired Assets to become subject, directly or indirectly, to any Lien, except for Permitted Liens, Liens existing on the date of this Agreement and Liens granted before a Closing in connection with any debtor-in-possession financing facility agreement or order, and/or cash collateral agreement;

(h)     do any other act that would, to the Knowledge of Sellers, cause any representation or warranty of any Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect; or

(i)     authorize or enter into any Contract, agreement, or commitment with respect to any of the foregoing.

No Seller nor any of its Affiliates shall: (i) except pursuant to any Order governing the use of cash collateral entered by the Bankruptcy Court in the Bankruptcy Cases, voluntarily, by operation of law, or otherwise, renew, assign, transfer, sublease, mortgage, pledge, hypothecate or otherwise encumber any lease or the leasehold estate constituting a portion of the Business upon which Purchaser, Seller or an Affiliate of either has any continuing financial or other obligation (contingent or otherwise) except for Permitted Liens; (ii) renew any lease nor suffer any person other than such Seller, its employees, agents, servants and invitees to occupy or use the premises or any portion thereof, without in any case the express written consent of Purchaser, which consent shall not be unreasonably withheld or (iii) terminate, amend, extend, renew, modify, breach, waive or allow any rights to lapse under any Material Contract (except to the extent such Material Contract expires by its own terms and is not a Real Property Lease identified on Schedule 5.2 hereto). Any attempt to do any of the foregoing without such written consent shall be null and void. If Sellers request such a consent from Purchaser, the request shall be in writing specifying the terms of the renewal; the identity of the proposed assignee or sub-lessee; the duration of said desired sublease or renewal, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder. Such request for Purchaser consent shall be submitted to Purchaser at least three (3) days in advance of the date on which Sellers desire to make such event occur.

5.3.     Access to Information. From the date hereof until the earlier of the termination of this Agreement pursuant to Section 12.1 or the Closing Date, Sellers shall reasonably afford, and shall cause their officers, employees, attorneys and other agents to reasonably afford, to Purchaser and its counsel, accountants and other representatives, access (at reasonable times during normal business hours) to officers and other employees of Sellers for the purposes of evaluating the Business and all corporate offices, restaurants, warehouses or other facilities, properties, books, accounts, records and documents of, or relating to, the Business, subject to the terms of the Confidentiality Agreement. All access to the officers, employees, properties, restaurants, books, accounts, records and/or documents of the Business shall be arranged on behalf of Sellers by representatives of Alvarez & Marsal. Subject to the limitations set forth in the Real Property Leases, Purchaser and its representatives shall have the right to conduct environmental and engineering inspections at the Leased Real Property and, subject to Purchaser providing Sellers with prior written notice and offering Sellers the opportunity to participate, each Seller and its Affiliates shall reasonably cooperate with and assist Purchaser in carrying out such inspections; provided, however, that in no event shall Purchaser be allowed to conduct any Phase II environmental investigation at the real estate leased by Sellers. No investigation pursuant to this Section 5.3 shall alter any representation or warranty given hereunder by any Seller. The Sellers shall use commercially reasonable efforts to assist the Purchaser in its contacts with any counterparty to any Assigned Contract or Designation Right Asset. Each Seller, at the sole cost and expense of Purchaser, shall cause its personnel and representatives, including those with Knowledge of any and all matters described above, to cooperate fully with the Purchaser and its representatives, accountants and counsel in connection with the Purchaser’s investigation.

5.4.     Liquor License Approvals. Sellers shall reasonably cooperate with Purchaser in connection with Purchaser’s filings with any Governmental Authority or third party with respect to any of the Liquor Licenses and obtaining the necessary consents and approvals pertaining to transfer and/or issuance of the Liquor Licenses to Purchaser (“Liquor License Approvals”), including by entering into the Management Agreement and, if reasonably requested by Purchaser, initiating and/or participating, at Purchaser’s sole cost and expense, in such Legal Proceedings reasonably requested by Purchaser to obtain such Liquor License Approvals.

5.5.     Notices of Certain Events. Sellers shall promptly notify Purchaser of and deliver copies to Purchaser of:

(a)     any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Transactions;

(b)     any material written communication from any Governmental Authority in connection with or relating to the Transactions, including with respect to Liquor License Approvals and any condemnation or eminent domain event affecting any of the Purchased Locations;

(c)     any correspondence, report or notice required to be given by the Sellers to any party under a debtor-in-possession financing facility agreement or order, and/or cash collateral agreement or order, or any other related document, including any variance reports, weekly budget compliance reports, or notice of default;

(d)     the commencement of any actions, suits, investigations or proceedings relating to Sellers or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.6.

5.6.     Payroll. Promptly following the Closing, the Sellers shall use the proceeds of the Purchase Price to pay all payroll expenses incurred through the date immediately prior to Closing.

5.7.     Locations not Purchased.

(a)     Prior to the Closing, Sellers shall deliver to Purchaser duly and properly authorized and executed evidence (in form and substance satisfactory to Purchaser) as to the amendment of each Seller’s organizational documents (collectively, the “Organizational Amendments”) changing each Seller’s name at the Effective Time to another name that does not include any of the following words: “Joe’s”; “Crab Shack”; or “Brick House”. Each Seller hereby irrevocably authorizes Purchaser to file the Organizational Amendments with the applicable Secretary of State (or equivalent) of each Seller’s jurisdiction of formation and in each State in which each such Seller is qualified to do business on each such Seller’s behalf; provided that such Organizational Amendments shall not be filed prior to the date that is three Business Days after the Closing Date.

(b)     Subject to Sellers’ obligations under Section 7.5 with respect to Designation Rights Assets, within three Business Days after the Closing, each Seller shall discontinue the use of its current name (and any other trade name or d/b/a currently utilized by any Seller) and shall not subsequently change its name to or otherwise use or employ any name that includes the words “Joe’s”; “Crab Shack”; or “Brick House” without the prior written consent of Purchaser. From and after the Closing, each Seller covenants and agrees not to use or otherwise employ any trade name, corporate or entity name, d/b/a or similar Intellectual Property Right or attribute previous utilized by any Seller or thereafter utilized by Purchaser in the conduct of the Business, which rights shall be included in the Purchased Assets purchased hereunder.

5.8.     Limited No-Shop. Sellers covenant that they shall not, and shall cause each of their directors, managers, officers, stockholders, owners, Affiliates or other representatives, directly or indirectly, either solicit, discuss or negotiate with any third party any Competing Arrangement until such time as the Bidding Procedures Motion has been approved and the Bidding Procedures Order has been entered by the Bankruptcy Court.  For purposes of this Agreement, the term "Competing Arrangement" means any transaction or potential transaction whereby any party other than Purchaser would (x) act as a "stalking horse", become a plan sponsor, be a competing initial bidder or otherwise be pre-qualified as a bidder for any sale of the Sellers' Business, assets or operations, or (y) receive any form of breakup fee, expense reimbursement or other bid protections as a component of or condition to their agreement to purchase all or any of the Sellers' Business, assets or operations, in each case for clause (x) and (y) whether in a sale through the Bankruptcy Court or otherwise.

6.     Covenants of Purchaser. Purchaser agrees that:

6.1.     Confidentiality. Prior to the Closing Date and after any termination of this Agreement, the Confidentiality Agreement shall remain in full force and effect. After the Closing has occurred, the Confidentiality Agreement shall be terminated to the extent relating to the Purchased Assets, Assumed Liabilities and the employees of Sellers, and shall, with respect to any of the Excluded Assets and Excluded Liabilities, remain in full force and effect.

6.2.     Access. On and after the Closing Date, upon reasonable advance notice, Purchaser will afford promptly to Sellers and their counsel, advisors and other agents reasonable access during normal business hours to Purchaser’s books and records relating to the Purchased Assets to the extent necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms, the defense of any Tax audit, Claim or assessment, the reconciliation of Claims in the Bankruptcy Cases, to permit Sellers to determine any matter relating to their rights and obligations hereunder, any other reasonable business purpose related to the Excluded Assets or Excluded Liabilities, or in connection with addressing any other issues arising in connection with or relating to the Bankruptcy Cases; provided, however, that any such access by Sellers shall not unreasonably interfere with the conduct of the business of Purchaser. Sellers will hold, and will use their commercially reasonable efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning Purchaser or the Business provided to them pursuant to this Section 6.2.

6.3     Hilco Agreement. Notwithstanding anything herein to the contrary, the Purchaser shall pay and satisfy all amounts due and payable by the Sellers under the Hilco Agreement.

7.     Covenants of Purchaser and Sellers. Purchaser and Sellers agree that:

7.1.     Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Purchaser and Sellers will use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the Transactions contemplated by this Agreement; provided, however, Sellers shall be entitled to take such actions as are required in connection with the discharge of their fiduciary duties during the Bankruptcy Cases (including, subject to compliance with Section 5.8, soliciting higher or better offers for the Purchased Assets). Sellers and Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to vest in Purchaser good title to the Purchased Assets or to evidence the assumption by Purchaser of the Assumed Liabilities.

7.2.     Certain Filings. Sellers and Purchaser shall cooperate with one another in good faith (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Assigned Contracts or Intellectual Property Rights, in connection with the consummation of the Transactions, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

7.3.     Public Announcements. Purchaser shall not make any public announcements or statements concerning the Transactions without the prior written consent of Sellers and Sellers shall provide Purchaser with a copy of and an opportunity to comment on any press releases or Form 8-Ks filed by the Sellers or their Affiliates concerning the Transactions provided that Purchaser shall provide any comments within one (1) Business Day of receipt of same. Purchaser acknowledges and agrees that Sellers may provide copies of this Agreement to parties in interest in the Bankruptcy Cases and to those parties to whom Sellers determine it is necessary to provide copies in connection with soliciting higher or better bids for the Purchased Assets or as otherwise necessary or desirable in connection with the Bankruptcy Cases. Sellers also shall be entitled to file copies with the Bankruptcy Court or as otherwise required by Law and shall be entitled to publish notice of the contemplated Transactions in any newspaper selected by Sellers.

7.4.     Bankruptcy Issues.

(a)     [Reserved].

(b)     Filing of Sale and Bidding Procedures Motion. On the Petition Date, Sellers shall file with the Bankruptcy Court (1) the Bidding Procedures Motion and (2) the Sale Motion (for the avoidance of doubt, the Bidding Procedures Motion and the Sale Motion may be filed as one motion).

(c)     Bidding Procedures. The Bidding Procedures, to be approved pursuant to the Bankruptcy Court’s entry of the Bidding Procedures Order in a form of order attached as Exhibit C hereto shall include, among other things, the following:

(i)     Bid Deadline and Initial Overbids. Any third party (other than Purchaser) that is interested in acquiring the Purchased Assets must submit an “Initial Overbid” in conformance with this Section 7.4 at or prior to thirty-five (35) days after the Bankruptcy Court’s entry of the Bidding Procedures Order (the “Bid Deadline”). Any such Initial Overbid must:

(A)     Contain a signed definitive asset purchase agreement (together with a copy of the signed agreement that is marked to show changes from this Agreement) with, at a minimum, the following requirements: (w) having substantially identical terms and conditions as this Agreement except with higher and better consideration; (x) containing terms and conditions no less favorable to Sellers’ estates than the terms and conditions in this Agreement (provided that no Initial Overbid shall provide for the payment to the overbidder of any breakup fee, topping fee, expense reimbursement or other similar arrangement); (y) provide for a purchase price in an amount equal to or greater than the sum of (1) the Purchase Price, (2) the Breakup Fee, and (3) $500,000 (the “Initial Overbid Amount”); and (z) not be subject to any (1) financing contingency, (2) contingency relating to the completion of unperformed due diligence, (3) contingency relating to the approval of the overbidder’s board of directors or other internal approvals or consents, or (4) any conditions precedent to the overbidder’s obligation to purchase the Purchased Assets other than those included in this Agreement;

(B)     Include a cashiers’ or certified check in the amount of $2,000,000 to be held as a deposit (it being understood that the deposit may also be sent by wire transfer of immediately available funds) in an account maintained by the Escrow Agent; and

(C)     To the extent not previously provided to Sellers, be accompanied by evidence satisfactory to Sellers in their commercially reasonable discretion that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the Agreement (or its equivalent) in the event that it submits the Prevailing Bid at the Auction.

(ii)     Auction. In the event that Sellers timely receive a conforming Initial Overbid from a prospective purchaser as described above (a “Qualified Bidder”), then Sellers will conduct an auction (the “Auction”) with respect to the sale of the Purchased Assets within ten (10) days of the Bid Deadline. The Purchaser under the Agreement shall be deemed a Qualified Bidder at the Auction. In order to participate in the Auction, each Qualified Bidder shall be required to comply with the requirements of the Bidding Procedures and to submit an Initial Overbid that is timely and that complies in all respects with the Bidding Procedures. At the Auction, Qualified Bidders and/or Purchaser may submit successive bids in increments of at least $100,000 greater than the prior bid (the “Incremental Bid Amount”) for the purchase of the Purchased Assets until there is only one offer that Sellers determine, subject to Bankruptcy Court approval, is the highest or best offer (the “Prevailing Bid”). When bidding at the Auction, Purchaser shall receive a “credit” in the amount of the Breakup Fee. All bidding for the Purchased Assets will be concluded and final at the conclusion of the Auction and there will be no further bidding at the Bankruptcy Court hearing held in the Bankruptcy Cases to approve the highest or best bid for the Purchased Assets (the “Sale Hearing”). Subject to court availability, the Sale Hearing shall be scheduled no later than four (4) days after the Auction. If no conforming Initial Overbid from a Qualified Bidder shall have been received at or prior to the Bid Deadline, the Auction will not be held and the Sale Hearing will proceed with respect to this Agreement, with the Purchaser being the sole party to acquire the Purchased Assets.

(iii)     Breakup Fee. Subject to subsection (iv) below, upon the approval of a sale of all or substantially all of the Purchased Assets to any third party (other than Purchaser) who submits a Prevailing Bid for the Purchased Assets, Sellers shall cause the Escrow Agent to return the Good Faith Deposit to the Purchaser. Upon the consummation of a sale of all or substantially all of the Purchased Assets to any third party (other than Purchaser) who submits a Prevailing Bid for the Purchased Assets, Sellers shall cause the Escrow Agent to return the Good Faith Deposit to the Purchaser and shall pay to Purchaser cash or other immediately available funds in an amount equal to One Million Five Hundred Thousand ($1,500,000) (the “Breakup Fee”); provided, however, the Breakup Fee shall not be due and payable if Purchaser has committed a material breach of this Agreement prior to the consummation of such sale to the third party. The Parties agree that the Breakup Fee and the return of the Good Faith Deposit shall be the full and liquidated damages of Purchaser arising out of any termination of this Agreement pursuant to Section 12.1(f). The provisions of this Section 7.4(c)(iii) shall survive any termination of this Agreement pursuant to Section 12.1(f). The Breakup Fee shall be approved in the Bidding Procedures Order as an allowed administrative expense claim in the Bankruptcy Cases, and shall be paid to Purchaser within three (3) Business Days following the closing of such sale to a third party, and shall be paid to Purchaser prior to the payment of the proceeds of such sale to any third party asserting a Lien on the Purchased Assets (and no Lien of any third party shall attach to the portion of the sale proceeds representing the Breakup Fee.

(iv)     Backup Bid. At the conclusion of the Auction, Sellers shall identify and certify the bid that constitutes the second highest or best offer for the Purchased Assets (the “Backup Bid” and the Qualified Bidder submitting such bid, the “Backup Bidder”). The Backup Bidder may be required by Sellers to close on the Backup Bid within sixty (60) days of the conclusion of the Auction. In the event that the Backup Bidder fails to close on the transaction contemplated in the Backup Bid, Sellers shall be permitted to retain the Backup Bidder’s good faith deposit as liquidated damages and that shall be Seller’s sole and exclusive remedy in connection with such failure

(d)     Sale Order. The Sale Order shall be entered no later than three (3) days after the Sale Hearing. The Sale Order shall be in a form acceptable to the Purchaser in its reasonable discretion and provide, among other things, that:

(i)     this Agreement is valid and enforceable;

(ii)     this Agreement and the Transactions contemplated herein are approved;

(iii)     on the Closing Date, the Purchased Assets shall be sold to Purchaser free and clear of any and all Liens (except for Permitted Liens and the Assumed Liabilities), including any liens granted during the Bankruptcy Cases;

(iv)     on the Closing Date, the Assigned Contracts shall be assumed by Sellers and assigned to the Purchaser pursuant to Section 365 of the Bankruptcy Code and Sellers shall pay the Cure Costs due in connection with the assumption and assignment of the Assigned Contracts that are Real Property Leases or personal property leases and the Purchaser shall pay the Cure Costs due in connection with the assumption and assignment of all other Assigned Contracts;

(v)     all causes of actions against any counterparty to the Assigned Contracts, related in any way to the Assigned Contracts, shall be forever released and waived by the Sellers. The Sellers, however, shall be entitled to assert any defenses against any claim asserted by any counterparty to the Assigned Contracts;

(vi)     after the Closing Date, subject to Section 7.5(d), the Purchaser shall have the continuing right to review and determine whether to elect to acquire the Designation Rights Assets; and

(vii)     all persons and entities, including, governmental, tax and regulatory authorities, lenders, trade and other creditors holding interests or claims of any kind or nature whatsoever against the Sellers or their assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with or in any way relating to the Sellers, the Purchased Assets, or the operations of the Sellers prior to the Closing, are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its affiliates, successors or assigns, property or the Purchased Assets such persons’ or entities’ interests or claims, subject to rights of parties or individuals for claims arising out of Assumed Liabilities.

Sellers and Purchaser agree to use commercially reasonable efforts cooperate, assist and consult with each other to obtain the issuance and entry of the Sale Order, including furnishing affidavits, declarations or other documents or information for filing with the Bankruptcy Court.

(e)     Bankruptcy Court Approval of Sale. Sellers and Purchaser shall cooperate, assist and consult with each other and each use commercially reasonable efforts, to secure the entry of the Sale Order; provided, however, Sellers shall be entitled to take such actions as may be required in connection with the discharge of their fiduciary duties in the Bankruptcy Cases (including, subject to compliance with Section 5.8, soliciting higher or better offers for the Purchased Assets). In connection with the assumption and assignment of the Assigned Contracts pursuant to Section 365 of the Bankruptcy Code, Purchaser shall take all actions reasonably required in the discretion of the Purchaser or otherwise as directed by the Court to provide “adequate assurance of future performance” by Purchaser under the Assigned Contracts after the Closing.

(f)     Liquor Licenses. Sellers shall seek to have included in the Sale Order a provision that immediately upon the Closing Purchaser shall be entitled to continue to sell alcoholic beverages at the premises included in the Purchased Assets upon the same terms as the Sellers were selling such alcoholic beverages until such time as the Purchaser has had the time and opportunity to obtain its own Liquor Licenses.

7.5.     Cure Costs; Schedule Updates; Designation Rights.

(a)     No later than two (2) Business Days after entry of the Bidding Procedures Order, the Sellers will provide the Purchaser with Schedule 7.5(a) (the “Contract & Cure Schedule”), which the Sellers shall file with the Bankruptcy Court, and serve on each counterparty listed in the Contract & Cure Schedule. The Contract and Cure Schedule shall contain a list of each Contract of the Sellers and the Sellers’ good faith estimate of the amount of Cure Costs applicable to each such Contract (and if no Cure Cost is estimated to be applicable with respect to any particular Contract, the amount of such Cure Cost has been designated for such Contract as “$0.00”). Counterparties having an objection to the Cure Costs listed in the Contract & Cure Schedule, and any supplements thereto, shall have fifteen (15) days, after the date the Contract & Cure Schedule is filed with the Bankruptcy Court and served on the Contract counterparty to file objections to the Cure Costs listed, or as shall be provided in the Bidding Procedures Order, be irrevocably bound to Cure Cost stated. Without limiting the foregoing, if it is discovered that a Contract that should have been listed on the Contract & Cure Schedule was not so listed, the Sellers shall, promptly following the discovery thereof, file a notice with the Bankruptcy Court supplementing the Contract and Cure Schedule and notify the Purchaser in writing of any such Contract and the Sellers’ good faith estimate of the amount of Cure Costs applicable to each such Contract (and if no Cure Cost is estimated to be applicable with respect to any such Contract, the amount of such Cure Cost shall be designated for such Contract as “$0.00”). Counterparties having an objection to the Cure Costs listed in the post-Closing Contract & Cure Schedule supplement shall have fifteen (15) days, after the date the post-Closing Contract & Cure Schedule supplement is filed with the Court and served on the Contract counterparty to file objections to the Cure Costs listed, or as shall be provided in the Bidding Procedures Order, be irrevocably bound to Cure Cost stated. The Purchaser shall have thirty (30) days to elect to assume such Contract listed in the post-Closing Contract & Cure Schedule supplement or, with respect any Designation Rights Asset, such longer period as is allowed under this Agreement.

(b)     At least one (1) Business Day prior to the Closing, the Purchaser shall designate, in writing, certain contracts, agreements, and leases as Designation Rights Assets (the “Designation Rights Asset(s)”).

(c)     At least thirty (30) days before the expiration of any deadline to elect to assume or reject any unexpired lease or contract, the Sellers shall seek to obtain an order of the Bankruptcy Court, in form and substance acceptable to the Purchaser, extending the deadline under Section 365(d)(4) of the Bankruptcy Code for the assumption of all unexpired leases of nonresidential real property to the date that is not later than October 15, 2017.

(d)     The Purchaser may, at any time and from time to time through (and including) (i) with respect to any Assigned Contract(s), the date of the Closing, and (ii) with respect to any Designation Rights Assets, October 15, 2017 (as applicable, the “Contract Designation Deadline”), notify the Seller to include in the definition of Assigned Contracts, any Contract of any of the Sellers not otherwise included in the definition of Assigned Contracts, and require such Seller to give not less than five (5) Business Days’ notice to the non-Seller parties to any such Contract of the Sellers’ proposed assumption and assignment thereof to the Purchaser; provided, that no such change of the definitions of Assigned Contracts referred to in this sentence shall reduce or increase the amount of the Purchase Price.

(e)     The Purchaser may, at any time and from time to time through (and including) the applicable Contract Designation Deadline, exclude from the definition of Assigned Contracts, any Contract of any of the Sellers otherwise included in the definition of Assigned Contracts; provided, that no such change of the definitions of Assigned Contracts referred to in this sentence shall reduce or increase the amount of the Purchase Price.

(f)     With respect to any Designation Rights Asset, (i) the Management Agreement shall be modified to reflect that the Management Agreement covers such Designation Rights Asset during the term (the “Designation Rights Asset Term”) commencing as of the Closing Date and continuing until the earlier of (A) the applicable Contract Designation Deadline, (B) the date such Designation Rights Asset is assumed by the applicable Seller and assigned to the Purchaser, and (C) the earlier of (1) five (5) Business Days after the date Sellers receive written notice from Purchaser designating the exclusion of such Designation Rights Asset and (2) the effective date of rejection of any Designation Rights Asset that is not designated for assumption, (ii) the Management Agreement shall provide that the Purchaser shall directly pay or reimburse Sellers for (or, if applicable, reasonably cooperate with Sellers in pursuing any claims under any insurance policy that relates to such Designation Rights Asset and is transferred to the Purchaser at the Closing in respect of) any costs, expenses or liabilities incurred by Sellers in the Ordinary Course of Business solely in connection with the operation of such Designation Rights Asset during the Designation Rights Asset Term, including costs, expenses or liabilities arising from or incurred in connection with the administration of the Chapter 11 Cases, (iii) all consideration or proceeds received by Sellers, if any, in respect of, and other benefits deriving from, such Designation Rights Asset shall constitute Purchased Assets and be promptly delivered to the Purchaser (the “Designation Rights Assets Proceeds”), (iv) the foregoing shall not affect the validity of the transfer to the Purchaser of any other Purchased Asset whether or not related to such Designation Rights Asset and (v) after the Closing, Purchaser shall provide all employees necessary for the operation of the Designation Rights Assets. The Purchaser shall provide all cooperation and assistance reasonably required by the Sellers to enable the Sellers to provide, or cause to be provided, the services contemplated by this Section 7.5.

(g)     The Sellers shall be responsible for the verification of all Cure Costs for each Assigned Contract and shall use commercially reasonable efforts to correctly calculate the proper Cure Costs, if any, for each Assigned Contract prior to the filing of the Contract & Cure Schedule. To the extent that any Assigned Contract requires the payment of Cure Costs in order to be assumed pursuant to section 365 of the Bankruptcy Code, whether determined prior to or after the Closing, the Cure Costs related to such Assigned Contract, or any portion thereof, shall be paid by the Seller or Purchaser (as applicable pursuant to Section 2.5) within seven (7) days of the Closing Date, or such other date that the Assigned Contract is assumed by the applicable Seller and assigned to the Purchaser. Notwithstanding the foregoing, unless otherwise ordered by the Bankruptcy Court, (A) no prepetition Cure Costs with respect to any Designation Rights Asset shall be due until the permanent assumption thereof pursuant to this Section 7.5 and (B) the Purchaser shall not have any Liabilities with respect to any Non-Assigned Contract.

(h)     Notwithstanding anything herein to the contrary, if any Designation Rights Asset becomes a Non-Assigned Contract, Purchaser shall thereafter be responsible, in addition to any other costs for which the Purchaser is liable under this Section 7.5, for all costs applicable to the period after the Closing, including costs of closing the restaurant at that location, including de-imaging costs, with respect to such Non-Assigned Contract.

7.6.     Notices. If at any time (a) Purchaser actually becomes aware of any material breach by Sellers of any representation, warranty, covenant or agreement contained herein and such breach is capable of being cured by Sellers, or (b) Sellers actually become aware of any breach by Purchaser of any representation, warranty, covenant or agreement contained herein and such breach is capable of being cured by Purchaser, the Party becoming aware of such breach shall promptly notify the other Party, in accordance with Section 13.1, in writing of such breach. Upon such notice of breach, the breaching Party shall have until the earlier of (y) ten (10) days after receiving such notice, and (z) the End Date, to cure such breach prior to the exercise of any remedies in connection therewith.

7.7.     Casualty, Condemnation, Loss of Lease.

(a)     If, prior to Closing, any Leased Real Property and the associated Improvements or any part thereof shall be subject to a taking by any public or quasi-public authority through condemnation, eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking) (collectively, “Condemnation”), Purchaser shall take title to the Purchased Assets relating to such affected Leased Real Property and Improvements notwithstanding such Condemnation. At the Closing, Purchaser, shall succeed to (x) the rights of the applicable Seller to the Condemnation proceeds, including insurance proceeds, with respect to a Condemnation (“Condemnation Proceeds”), and (y) the rights to settle any such Condemnation proceeding, and Purchaser shall, at Closing succeed to the rights of the applicable Seller to all required proofs of loss, assignments of claims and similar items. The Sellers, at Closing, shall assign to Purchaser all right, title and interest to any claims or proceeds Seller may have. The Sellers shall not settle any such proceedings without the consent of Purchaser, such consent not to be unreasonably withheld or delayed. Sellers’ compliance with this Section 7.7(a) shall cure any breach of covenant or inaccuracy of any representation and warranty arising as a result of a Condemnation Event.

(b)     If, prior to Closing, any Leased Real Property and the associated Improvements or any part thereof shall be destroyed or damaged by fire, earthquake, flood or other casualty (collectively, “Casualty”), Purchaser shall take title to the Purchased Assets relating to such affected Leased Real Property and Improvements notwithstanding such Casualty. At the Closing, Purchaser, shall succeed to (x) the rights of the applicable Seller to the Casualty proceeds, including insurance proceeds, with respect to such Casualty (“Casualty Proceeds”), including without duplication, giving Purchaser a credit against the Purchase Price in the amount of the Casualty Proceeds actually received by the applicable Seller and not applied by the applicable Seller to repair prior to Closing, and (y) the rights to settle after Closing any loss under all policies of insurance applicable to the Casualty, and Purchaser shall, at Closing and thereafter, succeed to the rights of the Sellers to all required proofs of loss, assignments of claims and other similar items and Sellers shall, at Closing, assign same to Purchaser. The Sellers shall not settle any such claims without the consent of Purchaser; such consent not to be unreasonably withheld or delayed. Sellers’ compliance with this Section 7.7(b) shall cure any breach of covenant or inaccuracy of any representation and warranty arising as a result of a Casualty Event.

7.8.     Antitrust Filings. In connection with and without limiting Section 7.2, the Parties shall (a) promptly file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) the notification and report form (the “HSR Filing”), if and to the extent required under the HSR Act, (b) promptly provide all information requested by any Governmental Authority in connection with this Agreement or any of the transactions contemplated hereby, (c) promptly take, and cause each of their Affiliates to take, all actions and steps reasonably necessary to obtain any antitrust clearance required to be obtained from the FTC, the Antitrust Division, any state attorney general, or any other Governmental Authority in connection with this Agreement or any of the Transactions, and (d) duly make all notifications and other filings (together with the HSR Filing, the “Antitrust Filings”), if and to the extent required under any other applicable competition, merger control, antitrust or similar Law that the Parties deem advisable or appropriate, in each case with respect to the Transactions and as promptly as practicable. The Antitrust Filings shall be in substantial compliance with the requirements of the HSR Act or other Laws, as applicable. The filing fees for the Antitrust Filings shall be borne by Purchaser.

8.     Tax Matters.

8.1.     Tax Cooperation. Purchaser and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any Claim, suit or proceeding relating to any Tax. Sellers and Purchaser shall cooperate with each other in good faith in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

8.2.     Transfer Taxes. Any and all sales, use, transfer, recording or other similar taxes or charges (the “Transfer Taxes”) assessed as a result of the Closing on the transfer of any Purchased Assets shall be an adjustment to the Purchase Price as provided in Section 2.7 hereof. Purchaser and Sellers shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

8.3.     Property Taxes. All Property Taxes for a Tax period which includes (but does not end on) the Closing Date shall be apportioned between the Sellers, on the one hand, and Purchaser, on the other hand, based on the number of days of such Tax period included in the Pre-Closing Tax Period and the number of days of such Tax period after the Closing. The Purchase Price shall be adjusted for the Property Tax Estimate as provided in Section 2.7 hereof and following the Closing, Purchaser shall be liable for all Property Taxes that are attributable to the Purchased Assets.

8.4.     Payment. Property Taxes and Transfer Taxes shall be timely paid by the Purchaser, and all applicable filings, reports and returns shall be filed, as provided by applicable Law.

9.     Employee Matters.

9.1.     Employees and Offers of Employment.

(a)     As of the Closing Date, Purchaser shall offer employment to all employees of Sellers who are employed in connection with the Business at the Purchased Locations (excluding above-store level employees) and any location that has been identified pursuant to Section 7.5 as a Designation Rights Asset, at the same (or better) salary or wage and benefit levels and on such other terms and conditions as are in effect at Closing. Any employee of Sellers who accepts an offer of employment from Purchaser pursuant to Section 9.1(a) shall be a “Transferred Employee”).

(b)     If Purchaser fails to offer employment as required under Section 9.1(a), it shall reimburse Sellers for (and indemnify Sellers from and against), any severance paid by Sellers to such employees in accordance with Sellers’ past practice and all other costs, liabilities, claims, damages and expenses incurred by Sellers as a result of such failure.

(c)     Purchaser shall maintain employee records transferred to Purchaser hereunder for a period of not less than four (4) years and during that period will afford Sellers reasonable access to such records during Purchaser’s normal business hours. Purchaser shall maintain the confidentiality of such records and limit access thereto in a manner consistent with Purchaser’s treatment of its employee records.

(d)     Nothing herein, express or implied, shall confer upon any employee or former employee of any Seller any rights or remedies (including any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement. Purchaser and each Seller agree that the provisions contained herein are not intended to be for the benefit of or otherwise be enforceable by, any third party, including any employee or former employee of any Seller.

(e)     Sellers shall retain liability for, and Purchaser shall not acquire or assume, any litigation related to any employee or any employment, benefit or related matters of Sellers arising prior to the Closing, whether a claim in respect thereto is brought on, before, or after the Closing Date.

(f)     Unless agreed to otherwise in writing by the Purchaser and the Transferred Employee, all Transferred Employees shall be employees “at-will”.

9.2.     Employee Plans. Following the Closing Date, Purchaser shall use commercially reasonable efforts ensure that no waiting periods, exclusions or limitations with respect to any pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions are applicable to any Transferred Employee or their dependents or beneficiaries under any welfare benefit plans in which such employees may be eligible to participate, subject in all events to the terms of such plans.

9.3.     Workers’ Compensation. Sellers shall be liable for all workers’ compensation claims arising out of injuries with an identifiable date of occurrence sustained by Sellers’ employees prior to the Closing Date. Purchaser shall be liable for all workers’ compensation claims arising out of injuries with an identifiable date of occurrence, sustained by Transferred Employees on and after the dates (hereinafter, “Transferred Employees’ Employment Date”) Purchaser hires them, including injuries sustained by a Transferred Employee on or after the Transferred Employees’ Employment Date that are aggravations, exacerbations or re-injuries of medical conditions or diagnoses resulting from injuries that were sustained before the Transferred Employees’ Employment Date. Sellers shall be liable for all workers’ compensation claims arising out of injuries or occupational diseases without an identifiable date of occurrence or exposure, originating from within Sellers’ facilities and which are alleged to have been sustained or contracted prior to the Closing Date, provided such claims are filed with the appropriate Workers’ Compensation authority within forty-five (45) days after the Transferred Employees’ Employment Date. Purchaser shall be liable for all workers’ compensation claims arising out of injuries or occupational diseases without an identifiable date of occurrence or exposure, which are alleged to have been sustained or contracted either before or after the Transferred Employees’ Employment Date, provided that, in the case of any such injuries or diseases allegedly sustained before the Transferred Employees’ Employment Date, such claims are filed with the appropriate workers’ compensation authority more than forty-five (45) days after the Transferred Employees’ Employment Date.

10.     Closing Conditions.

10.1.     Conditions to Obligations of Purchaser and Sellers. The obligations of Purchaser and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

(a)     The Bankruptcy Court shall have entered the Sale Order in the Bankruptcy Cases, authorizing the Transactions and approving this Agreement under Sections 105(a), 363, 365, of the Bankruptcy Code, in form and substance reasonably acceptable to Sellers and Purchaser, and as of the Closing Date the Sale Order shall be in full force and effect, shall not then be stayed, and shall not have been vacated or reversed.

(b)     All terminations or expirations of waiting periods imposed (and any extension thereof) by any Governmental Authority under the HSR Act necessary for consummation of the Transactions contemplated under this Agreement, if any, shall have occurred.

(c)     No Material Adverse Effect shall have occurred with respect to the Purchased Assets.

(d)     No injunction, stay or similar Order issued by any Governmental Authority shall be in effect that restrains, enjoins, stays or prohibits the consummation of the Transactions.

10.2.     Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction (or waiver by Purchaser) of the following further conditions:

(a)     Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by Sellers on or prior to the Closing Date;

(b)     the representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date (or to the extent such representations and warranties speak as of an earlier date, they shall be true and correct as of such earlier date), with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect;

(c)     Purchaser shall have received the Organizational Amendments;

(d)     All Lease Cure Costs as of the Closing Date shall have been paid; and

(e)     Sellers shall have delivered all of the items required by Section 2.10.

10.3.     Conditions to Obligations of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction (or waiver by Sellers) of the following further conditions:

(a)     Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

(b)     the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (or to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all material respects as of such earlier date);

(c)     Sellers shall have received all documents they may reasonably request relating to the existence of Purchaser and the authority of Purchaser for this Agreement, all in form and substance reasonably satisfactory to Sellers; and

(d)     Purchaser shall have delivered all of the items required by Section 2.11.

10.4.     Waiver of Closing Conditions. Notwithstanding anything to the contrary contained herein, if any of the conditions to Closing were not fulfilled at or prior to the Closing and the parties hereto agree to close the transactions contemplated by this Agreement, then following the Closing all such conditions to Closing shall be deemed to have been waived effective as of the Closing

11.     Survival; Indemnification.

11.1.     Survival. The (a) representations and warranties of Sellers, and (b) covenants and agreements of Sellers and Purchaser that by their terms are to be performed before Closing, contained in this Agreement or in any certificate or other writing delivered in connection herewith, shall not survive the Closing. The covenants and agreements of Sellers and Purchaser contained herein that by their terms are to be performed after Closing shall survive the Closing for such terms.

11.2.     Indemnification. Each of Purchaser and Sellers agrees to indemnify the other with respect to any investment banking fees, financial advisory fees, brokerage fees, finders’ fees, or other similar fees which are alleged to be due and payable with respect to the Transactions and which are asserted as a result of the actions of the indemnifying party. There shall be no post-Closing indemnification of Purchaser by Sellers with respect to any matter not set forth in this Section 11.2.

12.     Termination.

12.1.     Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by mutual written agreement of Sellers and Purchaser;

(b)     by Sellers or Purchaser, if the Closing shall not have been consummated on or before September 8, 2017 (the “End Date”), unless the Party seeking termination is in breach of its obligations hereunder;

(c)     by Sellers or Purchaser, if any condition set forth in Section 10.1 is not satisfied, and such condition is incapable of being satisfied by the End Date;

(d)     by Purchaser, if any condition set forth in Section 10.2 has not been satisfied, and such condition is incapable of being satisfied by the End Date;

(e)     by Sellers, if any condition set forth in Section 10.3 has not been satisfied, and such condition is incapable of being satisfied by the End Date; or

(f)     by Sellers, if (i) Sellers execute a definitive agreement with a third party (other than Purchaser) for the acquisition of all or substantially all the Purchased Assets, and (ii) the Bankruptcy Court enters an Order in the Bankruptcy Cases approving such definitive agreement.

The Party desiring to terminate this Agreement pursuant to this Section 12.1 (other than pursuant to Section 12.1(a)) shall give notice of such termination to the other Party in accordance with Section 13.1.

12.2.     Effect of Termination. If this Agreement is terminated as permitted by Section 12.1, such termination shall be without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party to this Agreement except as expressly provided in Sections 2.8(b), 7.4(c) and 12.4. The provisions of Sections 2.8, 6.1, 7.4(c)(iii), 11.2, 12.2, 12.3, 12.4, 13.1, 13.4, 13.5, 13.6, 13.8, 13.9 and 13.10 shall survive any termination hereof pursuant to Section 12.1.

12.3.     Expenses. Except as otherwise set forth expressly herein, all costs and expenses incurred in connection with this Agreement or the Transactions shall be paid by the Party incurring such cost or expense.

12.4.     Exclusive Remedies. Effective as of Closing, Purchaser waives irrevocably any rights and Claims Purchaser may have against Sellers, whether in Law or in equity, relating to (a) any breach of a representation, warranty, covenant or agreement contained herein and occurring on or prior to the Closing, or (b) the Purchased Assets, the Assumed Liabilities or the Business. Purchaser and Sellers acknowledge and agree that if this Agreement is terminated pursuant to Section 12.1, the provisions of Section 12.2 and this Section 12.4 set forth the sole and exclusive remedies of the Parties.

13.     Miscellaneous.

13.1.     Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Purchaser, to:

KRG Acquisitions Co, LLC

12730 High Bluff Drive

Suite 250

San Diego, CA 92130

Attn: Michael Kelly

Email: michael@kellyinvestmentgroup.com

with a copy to (which shall not constitute notice):

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, IL 60603

Attn: Randall L. Klein

Email: randall.klein@goldbergkohn.com

if to Sellers, to:

Ignite Restaurant Group, Inc.

10555 Richmond Avenue

Houston, TX 77042

Attention: Jonathan Tibus

Email: jtibus@alvarezandmarsal.com

with copies to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: Sarah Borders

Fax: 404-572-5134

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

13.2.     Waivers. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

13.3.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Party.

13.4.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware and any applicable provisions of the Bankruptcy Code, without regard to the principles of conflicts of Law that would provide for application of another Law.

13.5.     Jurisdiction.

(a)     Prior to the closing of the Bankruptcy Cases, the Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought exclusively in the Bankruptcy Court, and each of the Parties hereby irrevocably consents to the jurisdiction of the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Bankruptcy Court or that any such suit, action or proceeding which is brought in the Bankruptcy Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of the Bankruptcy Court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.1 shall be deemed effective service of process on such Party.

(b)     After the closing of the Bankruptcy Cases, except as otherwise expressly provided in this Agreement, the Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought in any court having subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Texas, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.1 shall be deemed effective service of process on such Party.

13.6.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

13.7.     No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

13.8.     Entire Agreement; Amendments; Counterparts. This Agreement (including the Schedules and Exhibits hereto) and the Confidentiality Agreement set forth the entire agreement among the Parties with respect to the subject matter hereof and may be amended only by a writing executed by Purchaser and Sellers. This Agreement may be executed in counterparts, each of which when taken together shall constitute an original. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

13.9.     Headings, Interpretation. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any provisions of this Agreement.

13.10.     Affiliate Acquisitions. Notwithstanding anything to the contrary contained in this Agreement, Purchaser may elect to have any or all of the Purchased Assets conveyed or transferred to, or any or all of the Assumed Obligations assumed by, one or more of its Affiliates as may be designated by Purchaser from time to time prior to the Closing.

13.11.     Disclosure Schedules. The Parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Purchaser and (ii) the disclosure by Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Schedule discloses an item or information, the matter shall be deemed to have been disclosed in all other Schedules for which such information is reasonably apparent, notwithstanding the omission of an appropriate cross-reference to such other Schedules.

13.12.     Stock Sale. Notwithstanding any provisions of this Agreement to the contrary, if Purchaser so elects in a written notice to Sellers, Sellers shall, prior to the Closing Date, transfer and assign all or a portion of the Purchased Assets to one or more newly formed direct or indirect Subsidiaries of Sellers (“Newco” or “Newcos”) in exchange for all issued and outstanding stock of Newco (“Newco Stock”). If Purchaser elects, in accordance with the terms of the first sentence of this Section 13.12, to cause Sellers to transfer any Purchased Assets to one or more Newcos, at the Closing, Sellers shall sell, transfer, and assign all of the Newco Stock to Purchaser in full satisfaction of the obligations of Sellers to sell, transfer, and assign the Purchased Assets conveyed to the Newcos that are to be sold to Purchaser in accordance with this Agreement (in each case free and clear of any and all liens (as defined in Section 101(37) of the Bankruptcy Code), claims (as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, claims for successor liability under any theory of Law or equity), Interests, or Liens, in each case pursuant to Section 363(f) of the Bankruptcy Code, whether arising prior to or subsequent to the Petition Date). If Purchaser elects to cause Sellers to cause all or a portion of the Purchased Assets to be transferred to the Newcos in accordance with the first sentence of this Section 13.12, Purchaser and Sellers shall enter into such amendments to this Agreement as shall be necessary to effectuate the sale of Newco Stock to Purchaser and all Newco Stock held by Sellers shall be deemed to constitute a part of the Purchased Assets. Except as provided in Section 8.2, Purchaser shall indemnify and hold Sellers and their bankruptcy estates harmless from (i) any additional Transfer Taxes arising out of any transfer or assignment of Purchased Assets to the Newcos and (ii) the excess of (A) any income, gains, profits or similar Taxes arising out of or related to any transfer, assignment or contribution of Purchased Assets to the Newcos plus (B) any income, gains profits or similar Taxes (including any additional Taxes Sellers are required to pay resulting from the Internal Revenue Service’s denial of any loss claimed by Sellers upon the contribution of Purchased Assets to the Newcos or upon a sale of the Newco Stock) arising out of or related to the sale of Newco Stock to Purchaser over the amount of such Taxes that would be payable if Purchaser acquired the Purchased Assets (and assumed liabilities) directly from Seller. In the event of a sale of Newco Stock to Purchaser, the Purchase Price allocable to the Purchased Assets and liabilities assumed by Purchaser in accordance with Section 2.6(a) shall be allocated among the Purchased Assets held by the Newcos that acquired hereunder in accordance with the provisions of Section 2.6(b). The Purchaser shall reimburse Sellers for all reasonable costs and expenses (including legal fees and expenses) associated with the transactions contemplated by this Section 13.12.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KRG ACQUISITION CO, LLC

By:     /s/ Michael R. Kelly

Name: Michael R. Kelly

Title: Manager

IGNITE RESTAURANT GROUP, INC.,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

IGNITE RESTAURANT GROUP – RSC LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

JOE’S CRAB SHACK, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

JOE’S CRAB SHACK – MARYLAND, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

Signature Page to Asset Purchase Agreement

JCS MONMOUTH MALL – NJ, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

JCS DEVELOPMENT, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

JOE’S CRAB SHACK – REDONDO BEACH, INC.,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

JOE’S CRAB SHACK – ANNE ARUNDEL MD, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

BHTT ENTERTAINMENT, LLC,

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

Signature Page to Asset Purchase Agreement

BRICK HOUSE DEVELOPMENT, LLC

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

IGNITE RESTAURANTS – NEW JERSEY, LLC

By:     /s/ Jonathan M. Tibus

Name: Jonathan M. Tibus

Title: Chief Executive Officer

Signature Page to Asset Purchase Agreement

Exhibit A

Management Agreement

Signature Page to Asset Purchase Agreement

MASTER INTERIM MANAGEMENT

AGREEMENT

BETWEEN

[__________] (the “Owner”)

AND

IGNITE RESTAURANT GROUP, INC.

AND EACH AFFILIATE THEREOF LISTED ON SCHEDULE 1 (collectively as the “Manager”)

This Master Interim Management Agreement (this “Agreement”), dated as of ____, 2017, is entered into by and between [_________] (the “Owner”) and Ignite Restaurant Group, Inc. and each of its Affiliates listed on Schedule 1 of this Agreement (collectively, the “Manager”), effective as of the Closing Date of the transactions contemplated by the Asset Purchase Agreement (as defined below) (the “Effective Date”).1

WHEREAS, Owner and Manager have entered into that certain Asset Purchase Agreement, dated as of June [ ], 2017; a true and correct copy of the Asset Purchase Agreement without Schedules or Exhibits is attached to this Agreement as Exhibit A (the “Asset Purchase Agreement”). The Asset Purchase Agreement and this Agreement were approved by Order of the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”) that was entered in the Manager’s Chapter 11 cases on or about __________, 2017 (the “Sale Order”). As a consequence, pursuant to the Sale Order, on [ ], 2017, Owner has either (i) purchased from Manager out of bankruptcy, and now owns, substantially all the assets at each restaurant listed on Schedule 2 of this Agreement (each a “Restaurant” and collectively the “Restaurants”) or (ii) designated as Designation Rights Assets (as defined in the Asset Purchase Agreement) substantially all the assets at each Restaurant.

WHEREAS, each Restaurant is a casual-dining restaurant including the (i) on premise sale and consumption of beer, wine, and/or distilled spirits under the respective Liquor Licenses held or used by Manager and listed on Schedule 3 of this Agreement (each a “Liquor License” and collectively the “Liquor Licenses”) and/or (ii) sale of food under the respective Permits in the name of Manager and listed on Schedule 4 (each a Permit” and collectively the “Permits”).

WHEREAS, Owner and Manager desire the operation of each of the Restaurants to continue without interruption until Owner, with respect to each such Restaurant, either (i) with respect to each Restaurant where substantially all of the assets were purchased by Owner under the Asset Purchase Agreement (each a “Purchased Restaurant” and collectively the “Purchased Restaurants”), obtains from the relevant state and/or local government regulatory authorities the Liquor License Approvals and/or Permits, as applicable, at such Purchased Restaurant in its name either through transfer or initial application or (ii) with respect to each Restaurant where the Real Property Lease associated with such Restaurant was designated by Owner as Designation Rights Assets under the Asset Purchase Agreement (each a “Designation Rights Restaurant” and collectively the “Designation Rights Restaurants”), designates the Designation Rights Assets at such Designation Rights Restaurant as Excluded Assets in accordance with Section 2.7(c)(iv) of the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) paid in hand, and other good and valuable consideration as provided herein and in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     The “Term” shall commence on the Effective Date and shall terminate, (i) for each Purchased Restaurant and each Designation Rights Restaurant that subsequently becomes a Purchased Asset pursuant to Section 7.5 of the Asset Purchase Agreement, upon the earliest of: (a) Owner's receipt via transfer from the Manager or through initial application for license issuance from the pertinent state and/or local regulatory authority(ies) of each Liquor License Approval and Permit for said Restaurant, (b) two (2) Business Days after the date that Manager receives written notice of termination from Owner, or (c) one year from the Effective Date (unless this Agreement is otherwise terminated prior to the earliest of such dates pursuant to the terms hereof or by mutual agreement of the parties), and (ii) for each other Designation Rights Restaurant, upon the earlier of (x) the applicable Designation Deadline, (y) two (2) Business Days after the date that Manager receives written notice from Owner designating the exclusion of the Real Property Lease associated with such Designation Rights Restaurant pursuant to Section 7.5 of the Asset Purchase Agreement and (z) the effective date of rejection of the Real Property Lease associated with such Designation Rights Restaurant pursuant to Section 7.5 of the Asset Purchase Agreement.

1 Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Asset Purchase Agreement.

2.     During the Term, Manager shall remain the licensed retail vendor of alcohol beverages and/or food for the Restaurants, as applicable, and in such capacity shall manage, control, and operate the Restaurants to the extent required for each Liquor License and/or Permit, as applicable, to remain effective. Manager hereby appoints Owner as its agent to assist with operation of the Restaurants. Pursuant to its appointment as Manager’s agent and subject to the following sentence, Owner shall be entitled to take any and all action on behalf of Manager hereunder, including opening of any bank accounts and to collect and to retain all revenues generated by the Restaurants during the Term (the “Revenues”), and shall be solely responsible for and obligated to pay all costs, expenses, liabilities, and obligations, including reasonable compensation for performing the services required of Manager pursuant to this Agreement and in accordance with the Asset Purchase Agreement and the insurance obligations of Manager set forth in Section 7 below (individually a “Liability” and collectively the “Liabilities”) arising out of, related to, or associated with the Restaurants during the Term. Notwithstanding the foregoing, during the Term, Manager shall collect and retain all Revenues related to the sale of alcohol beverages at the Restaurants set forth on Schedule 5 (the “Specified Restaurants”), and shall be responsible for and obligated to pay all costs, expenses, liabilities, and obligations with respect to the sale of alcohol beverages at the Specified Restaurants; provided, however, if such Revenues are not sufficient to pay such costs, expenses, liabilities, and obligations in full, Owner shall pay all amounts equal to the difference of the sum of such costs, expenses, liabilities and obligations less such Revenues. The Revenues (less the costs, expenses, liabilities and obligations set forth in the preceding sentence) from the sale of alcohol beverages at each Specified Restaurant shall be deposited by Manager into an escrow account on terms reasonably acceptable to Manager and Owner, which escrow account shall provide that such net Revenues shall be released at the expiration of the Term for such Specified Restaurant to (i) Owner if Owner has received all requisite Liquor License Approvals for such Specified Restaurant, or (ii) Manager in all other circumstances. Notwithstanding anything contained herein to the contrary, all employees necessary for the operation of the Restaurants shall be provided by the Owner, and Manager shall have no duty or authority to take action as an employer with respect to any such employee or to enter into any contract on behalf of the Owner, without the Owner's prior written consent; provided, however, Owner shall make available to Manager (for purposes of carrying out this Agreement) the services of certain former officers or employees of Manager, to the extent they are hired and in the employ of Owner (in particular, those officers or employees whose names are included on the Liquor Licenses and/or Permits).

3.     Notwithstanding anything herein to the contrary, the Owner shall directly pay or reimburse Manager for (or, if applicable, reasonably cooperate with Manager in pursuing any claims under any insurance policy that relates to any Designation Rights Restaurant that is transferred to the Owner at the Closing) any costs, expenses, claims or liabilities incurred by Manager in connection with the operation of such Designation Rights Restaurants during the Designation Rights Asset Term; provided, however, that Owner shall not be responsible for fees and expenses of Manager associated with the administration of the Chapter 11 Cases.

4.     For valuable consideration received, and in order to induce Manager to enter into this Agreement, Owner and Manager covenant and agree as follows, which covenants and agreements shall survive the termination of this Agreement:

(a)     Manager shall have no duties or responsibilities under this Agreement other than those specified herein and no implied obligations shall be read into this Agreement;

(b)     Neither Manager, nor any of its Affiliates, employees, officers, directors, managers, members, representatives, agents, attorneys, direct or indirect equityholders, successors, predecessors or assigns, will be liable to Owner for, and Owner releases and forever discharges Manager and its Affiliates, employees, officers, directors, managers, members, representatives, agents, attorneys, direct or indirect equityholders, successors, predecessors and assigns from, any and all claims, liabilities, actions, suits, judgments, losses, injuries, damages, costs and expenses arising out of or connected with any act or omission of Manager or its Affiliates, employees, officers, directors, managers, members, representatives, agents, attorneys, direct or indirect equityholders, successors, predecessors and assigns pursuant to this Agreement or with respect to the performance of Manager’s obligations under this Agreement, except for claims arising out of such Person’s gross negligence, fraud or willful misconduct;

(c)     Other than with respect to the gross negligence, fraud or willful misconduct of the Manager Indemnified Parties (as defined below), Owner agrees to indemnify, defend and hold harmless and discharges Manager and its Affiliates, employees, officers, directors, managers, members, representatives, agents, attorneys, direct or indirect equityholders, successors, predecessors and assigns (collectively, the “Manager Indemnified Parties”) from and against any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including, without limitation, attorneys’ fees and other expenses of litigation) arising out of or resulting from (i) any escrow arrangement entered into by Manager pursuant to Section 2 hereof; (ii) such Manager Indemnified Parties’ performance of Manager’s obligations under this Agreement; and (iii) any losses incurred by Manager covered under paragraph 3.

(d)     During the Term, except as provided below, all purchases and services rendered with respect to the operation of the Restaurants shall be in the name of the Owner, including, without limitation, all utility service and all accounts for the purchase of inventory. The foregoing notwithstanding, purchases of alcohol beverage inventory for the Restaurants shall be made by Owner and in the name of Manager as provided below, such purchases to be paid from the Revenues (or Owner to the extent that the Revenues are insufficient to pay for such purchases); and

(e)     Nothing in this Agreement or the Asset Purchase Agreement shall be deemed to be a transfer of any Liquor Licenses or Permits unless and until such transfer is duly approved by all applicable Governmental Authorities having applicable licensing authority, and each Liquor License and Permit is issued in the name of Owner or its designee. Notwithstanding the foregoing, Owner agrees to: (i) pay for all applicable annual license fees and/or license renewal fees due to the licensing authorities as of and after the Effective Date in connection with the maintenance of each Liquor License and Permit; and (ii) provide all funds necessary to maintain each Liquor License and Permit in full force and effect (including the providing of letters of credit and/or bonds as required by the various Governmental Authorities). If prior to the issuance of all Liquor License Approvals and Permits, one or more of the Liquor Licenses or Permits are required to be renewed or otherwise require action by the licensee or permittee of record to fulfill any administrative or legal responsibility associated with said Liquor License(s) or Permit(s), Manager agrees to cooperate in good faith with and facilitate the filing of state and/or local license renewal applications of any such Liquor License or Permit so as to secure the continued ability to sell and serve alcohol beverages and food at the Restaurants to the extent allowed by applicable Law; provided, however, that Owner shall pay any license fees and expenses required to be paid as part of such renewals or actions (including the providing of letters of credit and/or bonds as required by the various Governmental Authorities).

5.     Manager agrees that all equipment, facilities and personal property necessary for operating the Restaurants including, without limitation, glassware, dishwashing equipment, dispensing equipment, barware, pouring devices, storage areas and facilities, and cash registers shall be maintained by Owner, and shall be insured during the term of this Agreement for the benefit of Owner in accordance with this Agreement and the Asset Purchase Agreement (all such costs with respect to such insurance (including any premiums) to be paid for by Owner, except to the extent that net Revenues for the Specified Restaurants are sufficient to pay for such costs with respect to the Specified Restaurants). Owner agrees that Manager shall be named as an additional loss payee under such insurance policies maintained by Owner. Notwithstanding anything herein to the contrary, the Owner shall not be entitled to sell or transfer any fixtures, furnishings, equipment or machinery owned by Manager.

6.     Manager shall, at the sole cost and expense of Owner, use commercially reasonable efforts to maintain and/or keep all Permits valid and shall use commercially reasonable efforts to maintain as an officer or key employee the following individuals: [INSERT EMPLOYEES NECESSARY TO MAINTAIN LIQUOR LICENSES]. Without limiting any other term of this Agreement, Revenues will be used to pay for all alcohol beverages sold and served at the Restaurants, as well as for Owner’s costs and expenses in operating the Restaurants (except as set forth in paragraph 2 with respect to the Specified Restaurants) pursuant to this Agreement; provided, however, if such Revenues are not sufficient to pay for such costs, expenses, liabilities, and obligations with respect to the alcohol beverages sold and served at the Restaurants, Owner shall pay the difference. All alcohol beverage purchases shall be made in customary fashion and, to the extent required by applicable law, Owner shall maintain a checking account in the name of the holder of the Liquor License and/or Permit, as applicable, which shall be funded by Owner for the purpose of making any such purchases.

7.     During the full Term hereof, Owner shall keep in full force and effect: (a) commercial general liability insurance with limits of at least $10,000,000.00 per occurrence for personal injury and death and property damage, which shall, among other risks, include coverage against all claims arising out of alleged liquor law or dram shop liability, and such commercial general liability policy shall name Manager as an additional insured for so long as the Liquor Licenses and Permits are held or used by Manager; and (b) worker’s compensation insurance as required by law. During the full Term hereof, Manager shall: (i) use commercially reasonable efforts to keep each Liquor License and Permit in full force and effect; and (ii) to the extent that Manager’s obligations under this Agreement are insurable, maintain commercial general liability insurance for the benefit of Owner insuring Manager’s obligations under this Agreement, in accordance with Manager’s standard corporate insurance policies, processes and procedures (all such costs with respect to such insurance (including any premiums) to be paid for by Owner, except to the extent that net Revenues for the Specified Restaurants are sufficient to pay for such costs with respect to the Specified Restaurants).

8.     In the event that either party violates: (a) any provision of this Agreement other than those related to Legal Requirements (as defined below) and such violation remains uncured for five (5) business days after notice thereof to the violating party or (b) any Legal Requirement (i) after issuance of a final decision is either not appealed or is upheld on appeal, or (ii) upon the issuance of a second citation alleging a violation of any Legal Requirement prior to a finding as per (i) hereof, where there is a finding of the applicable authority adverse to Owner or Manager, the non-violating party shall have the right to terminate this Agreement immediately after five (5) business days’ written notice to the violating party; provided, however, that if a violation above can be cured by payment of a fine or otherwise, the non-violating party may not terminate this Agreement if the violating party cures such violation within the earlier to occur of (i) the time required by law or set forth in the citation, or (ii) ten (10) business days after such decision is upheld on appeal, or if no appeal is filed, the last day permitted for filing an appeal. Upon the issuance to Owner of the required transferred or newly-issued Liquor License Approvals or Permits for a Restaurant, Manager shall (i) deliver promptly the original Liquor Licenses or Permits, as the case may be, for such Restaurant to Owner or to the pertinent Governmental Authority, (ii) notify the pertinent Governmental Authority that it is surrendering the original Liquor License(s) or Permit(s), as the case may be, and desires that they be canceled, and/or (iii) take such other action with respect to the pertinent Governmental Authority as it may desire to effect and confirm the cancellation of the original Liquor License(s) or Permit(s), as the case may be, and as if it had actually surrendered the original Liquor License(s) or Permit(s); provided, however, that, the foregoing notwithstanding, (i) Owner shall retain to the fullest extent allowed by applicable Laws the right to sell and transfer to a legally qualified purchaser any Liquor License once Owner secures the appropriate Liquor License Approval pursuant to applicable Legal Requirements, and (ii) upon Owner’s written request, Manager shall use commercially reasonable efforts to cooperate with Owner to sell and transfer such Liquor License(s) designated by Owner and held by Manager to one or more third parties identified by Owner to the extent that such sale and transfer is permitted by applicable Legal Requirements, and the proceeds of any such sale and transfer shall inure to Owner. “Legal Requirements” shall mean and include all those Laws applicable to maintaining each relevant Liquor License and obtaining its respective Liquor License Approval.

9.     Time is of the essence in this Agreement. Owner agrees to work diligently to secure the Liquor License Approvals at the Restaurants and all necessary authorizations, consents and approvals to transfer the Permits at the Restaurants in its name, and Manager agrees to cooperate in good faith with Owner at Owner’s sole cost and as reasonably may be necessary.

10.     This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

11.     This writing contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement, and all negotiations or prior understandings are merged herein. No modification or amendments to this Agreement shall be effective unless in writing and signed by each party hereto.

12.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, assigns, transferees, personal representatives, executors, and heirs, provided that no party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

13.     Nothing contained herein shall be construed as to constitute the relationship hereby created as an employment, an agency, partnership, or a joint venture, Manager having no authority to make any binding agreement or commitment on behalf of Owner.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Manager: IGNITE RESTAURANT GROUP, INC., a Delaware corporation

By:

Name:

Title:

Owner: [_________]

By:

Name:

Title:

EXHIBIT B

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into between Ignite Restaurant Group, Inc., Ignite Restaurant Group – RSC LLC, Ignite Restaurants – New Jersey, LLC, Brick House Development, LLC, JCS Monmouth Mall – New Jersey, LLC, Joes Crab Shack, LLC, JCS Development, LLC; Joes Crab Shack – Redondo Beach, Inc., Joes Crab Shack – Anne Arundel, LLC, Joes Crab Shack – Maryland, LLC, and BHTT Entertainment, LLC (collectively, the “Sellers”) and [_________], a [___________] (“Purchaser”), this ____ day of _________, 2017 (the “Effective Date”).

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of June [__], 2017 (the “Asset Purchase Agreement”) by and among Sellers and Purchaser, each Seller agreed to sell to Purchaser and Purchaser agreed to purchase from each Seller, for the consideration and upon the terms and conditions set forth in the Asset Purchase Agreement, all of Sellers’ right, title and interest in and to the Purchased Assets, as the same are described in the Asset Purchase Agreement, free and clear of all Liens (other than Permitted Liens and Assumed Liabilities) pursuant to Sections 105, 363 and 365 of the Bankruptcy Code;

WHEREAS, pursuant to the Asset Purchase Agreement, Sellers have agreed to assign and transfer certain rights and agreements to Purchaser, and Purchaser has agreed to assume the Assumed Liabilities as partial consideration for the Purchased Assets; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

NOW, THEREFORE, pursuant to the Asset Purchase Agreement and in consideration of the promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.     Transfer of Purchased Assets. Upon the terms and conditions of the Asset Purchase Agreement, Sellers do hereby assign, transfer, convey, grant, sell, bargain, set over, alien, remise, release, deliver and confirm unto Purchaser, and Purchaser hereby accepts from Sellers, all of the Sellers’ assets, properties, rights, titles and interests in and to the Purchased Assets in accordance with the terms of the Asset Purchase Agreement.

2.     Assumption and Assignment. As of the Effective Date, Sellers have assumed pursuant to Section 365 of the Bankruptcy Code the Assigned Contracts and hereby assign, grant, convey, sell, transfer and set over (collectively, the “Assignment”) to Purchaser all of Sellers’ right, title, benefit, privileges and interest in and to, and all of Sellers’ burdens, obligations and liabilities in connection with, each of the Assigned Contracts and the Assumed Liabilities. Effective as of the Effective Date, Purchaser hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to perform and discharge all of the liabilities of Sellers to be observed, performed, paid or discharged from and after the Closing, in connection with the Assigned Contracts and the Assumed Liabilities.

3.     Conflict with Asset Purchase Agreement. The Asset Purchase Agreement is incorporated herein by reference and shall continue in full force and effect as though set forth herein at length to the extent provided for in the Asset Purchase Agreement. To the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

4.     Governing Law; Counterparts. This Agreement and all documents, instruments and agreements executed and delivered pursuant to the terms and provisions hereof shall be governed by and construed in accordance with the Bankruptcy Code, and to the extent not inconsistent with the Bankruptcy Code, the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement. Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

5.     Further Assurances. If at any time after the delivery of this instrument any further action is necessary to carry out the purposes of this Agreement, Sellers will take, at Purchaser’s sole cost and expense, such further actions (including the execution and delivery of such further instruments and documents) as Purchaser may reasonably request.

6.     Successors and Assigns. This Agreement shall be binding upon the Sellers and their respective successors and assigns, effective immediately upon its delivery to Purchaser. This Agreement shall be binding upon Purchaser and its successors and assigns, effectively immediately upon delivery of this Agreement to Sellers.

[Signature pages follow.]

9

IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be executed and delivered as of the date first above written.

SELLERS: IGNITE RESTAURANT GROUP, INC.,

By:

Name:

Title:

IGNITE RESTAURANT GROUP – RSC LLC,

By:

Name:

Title:

JOES CRAB SHACK, LLC,

By:

Name:

Title:

JOES CRAB SHACK – MARYLAND, LLC,

By:

Name:

Title:

Signature Page to Bill of Sale, Assignment and Assumption Agreement

JCS MONMOUTH MALL – NEW JERSEY, LLC,

By:

Name:

Title:

JCS DEVELOPMENT, LLC,

By:

Name:

Title:

JOES CRAB SHACK – REDONDO BEACH, INC.,

By:

Name:

Title:

JOES CRAB SHACK – ANNE ARUNDEL, LLC,

By:

Name:

Title:

BHTT ENTERTAINMENT, LLC,

By:

Name:

Title:

BRICK HOUSE DEVELOPMENT, LLC

By:

Name:

Title:

Signature Page to Bill of Sale, Assignment and Assumption Agreement

IGNITE RESTAURANTS – NEW JERSEY, LLC

By:

Name:

Title:

Signature Page to Bill of Sale, Assignment and Assumption Agreement

PURCHASER: [_________]

By:

Name;

Title:

Signature Page to Bill of Sale, Assignment and Assumption Agreement

EXHIBIT C

BIDDING PROCEDURES ORDER

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	)	Chapter 11
)
IGNITE RESTAURANT GROUP, INC., et al.,[1]	)	Case No. [__-_______]
)
Debtors.	)	(Joint Administration)
)

ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 363 AND 365: (A)

SCHEDULING AN AUCTION; (B) SCHEDULING THE DATE, TIME AND PLACE

FOR A HEARING ON THE PROPOSED SALE MOTION; (C) APPROVING THE

FORM AND MANNER OF THE NOTICE OF (I) THE PROPOSED SALE OF THE

DEBTORS’ ASSETS, THE AUCTION AND THE SALE HEARING, AND (II)

PROPOSED ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS

AND LEASES; AND (D) APPROVING (I) BIDDING PROCEDURES,

AND (II) BREAK-UP FEE

[Relates to Docket No.    ]

Upon consideration of the Motion2 of the above captioned debtors and debtors in possession (collectively, the “Debtors”) (a) authorizing and scheduling an auction at which the Debtors will solicit the highest or best bid for the sale of substantially all of the Debtors’ assets; (b) scheduling the date, time and place for a hearing on the proposed sale motion; (c) approving the form and manner of the notice of (i) the Auction and the Sale Hearing (each as defined below), and (ii) the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases and proposed cure costs related thereto; and (d) approving the (i) bidding procedures, and (ii) break-up fee payable to the Stalking Horse Purchaser; the Court having reviewed the Motion; the Court having heard the statements of counsel in support of the relief requested therein at a hearing held on [_____], 2017 (the “Hearing”); the Court having determined that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors and their other stakeholders; and it appearing that notice of the Motion and the Hearing given by the Debtors was sufficient under the circumstances; and the Court being fully advised in that premises; it is hereby

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number (if any), are: Ignite Restaurant Group, Inc. (1359); Ignite Restaurant Group – RSC LLC (1791); Joe’s Crab Shack, LLC (4189); Joe’s Crab Shack – Redondo Beach, Inc. (5107); BHTT Entertainment, LLC (9818); Ignite Restaurants – New Jersey, LLC (5907); Joe’s Crab Shack – Maryland, LLC (5297); Joe’s Crab Shack – Anne Arundel MD, LLC (9318); Brick House Development, LLC (2944); JCS Monmouth Mall – NJ, LLC (3509); JCS Development LLC (4235). The Debtors’ service address is: 10555 Richmond Avenue, Houston, Texas 77042.

2 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

Signature Page to Bill of Sale, Assignment and Assumption Agreement

FOUND AND DETERMINED THAT:3

A.     The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

B.     This Court has jurisdiction over the Motion and the transactions contemplated by the Agreement pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (O). Venue in this District is proper under 28 U.S.C. §§ 1408 and 1409.

C.     The Debtors have articulated good and sufficient reasons for approval of the Bidding Procedures.

D.     The Bidding Procedures have been proposed by the Debtors in good faith, are fair and reasonable, are reasonably calculated to produce the best and highest offers for the Purchased Assets, will facilitate an orderly sale process and will confer actual benefits upon the Debtors’ estates, creditors and other stakeholders. The Bidding Procedures were negotiated at arm’s length and in good faith between the Debtors and the Purchaser.

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

E.     Approval of the Break-Up Fee (as defined below) is a necessary and appropriate inducement to the Purchaser to (i) make an initial offer which will serve as a “floor” for further bidding, and (ii) negotiate and enter into the Agreement and consummate the transactions contemplated thereby. The Purchaser has expended, and will continue to expend, considerable time, money and energy pursuing the transactions proposed in the Agreement and has engaged in arm’s length and good faith negotiations. The Debtors and the Purchaser have engaged in significant arm’s length negotiations on the terms and amount of the Break-Up Fee. The Debtors have been unable to find a buyer who is willing to enter into a definitive agreement on terms as favorable to the Debtors and the estates as the Agreement. Recognizing this, the Debtors have agreed to the Break-Up Fee. Approval of the Break-Up Fee is, therefore, in the best interests of the Debtors and their estates.

F.     The Debtors’ proposed notice of the Bidding Procedures, including the Notice of Auction and Sale Hearing (the “Auction Notice”) attached hereto as Exhibit 1, is adequate and reasonable.

G.     The Debtors’ proposed notice to counterparties of the Debtors’ executory contracts and unexpired leases that may be assumed and assigned, attached hereto as Exhibit 2 (the “Cure Notice”), is adequate and reasonable.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

The Motion (document no. ___) is granted to the extent set forth in this Order.

All objections to entry of this Order that have not been resolved or withdrawn are overruled on the merits.

The following “Bidding Procedures” are hereby approved and shall be used in connection with the proposed sale of the Purchased Assets:

a.     The Bidding Process. Any third party (other than the Stalking Horse Purchaser) that is interested in acquiring the Purchased Assets must submit an “Initial Overbid” by not later than 4:00 p.m. local time in Houston, Texas on [______], 2017 (the “Bid Deadline”). Any such Initial Overbid must:

(i)     Contain a signed definitive asset purchase agreement (together with a copy of the signed agreement that is marked to show changes from the Agreement, including all schedules and exhibits to the Agreement) with, at a minimum, the following requirements: (w) having substantially identical terms and conditions as this Agreement except with higher and better consideration; (x) containing terms and conditions no less favorable to the Debtors’ estates than the terms and conditions in the Agreement (provided that no Initial Overbid shall provide for the payment to the overbidder of any breakup fee, topping fee, expense reimbursement or other similar arrangement); (y) provide for a purchase price in an amount equal to or greater than the sum of (1) the Purchase Price, (2) the Breakup Fee, and (3) $500,000 (the “Initial Overbid Amount”); and (z) not be subject to any (1) financing contingency, (2) contingency relating to the completion of unperformed due diligence, (3) contingency relating to the approval of the overbidder’s board of directors or other internal approvals or consents, or (4) any conditions precedent to the overbidder’s obligation to purchase the Purchased Assets other than those included in the Agreement;

(ii)     Include a cashiers’ or certified check in the amount of $[________] to be held as a deposit (it being understood that the deposit may also be sent by wire transfer of immediately available funds) in an account maintained by the Escrow Agent;

(iii)     To the extent not previously provided to the Debtors, be accompanied by evidence satisfactory to the Debtors in their commercially reasonable discretion that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the Agreement (or its equivalent) in the event that it submits the Prevailing Bid (as defined below) at the Auction (as defined below);

(iv)     Remain open and irrevocable until the date that is 60 days after the conclusion of the Auction; and

(v)     Be submitted to (i) Ignite Restaurant Group, Inc., 10555 Richmond Avenue, Houston, Texas 77042, Attention: Jonathan Tibus (JTibus@alvarezandmarsal.com), (ii) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Sarah R. Borders, Esq. (email: sborders@kslaw.com), (iii) Piper Jaffray, 50 California Street, Suite 3100, San Francisco, CA 94111, Attn: Teri Stratton (email: teri.l.stratton@pjc.com); (iv) Office of the U.S. Trustee, 515 Rusk Street, Suite 3516, Houston, Texas 77002, Attention: [______] (Facsimile: (713) 718-4670); and (v) counsel for any official committee of unsecured creditors appointed in these cases, in each case so as to be received not later than the Bid Deadline.

b.     Auction. In the event that the Debtors timely receive a conforming Initial Overbid from a prospective purchaser as described above (a “Qualified Bidder”), then the Debtors will conduct an auction (the “Auction”) with respect to the sale of the Purchased Assets. The Debtors shall hold the Auction for the Purchased Assets at the offices of King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, commencing on [____], 2017 at [10:00 a.m.] local time, or at such other time and location as may be designated by the Debtors. Based upon the terms of the qualified bids received and such other information as the Debtors determine is relevant, the Debtors (in their discretion) may conduct the Auction in the manner the Debtors determine will achieve the maximum realizable value for the Purchased Assets. The Stalking Horse Purchaser under the Agreement shall be deemed a Qualified Bidder at the Auction. In order to participate in the Auction, each Qualified Bidder shall be required to comply with the requirements of the Bidding Procedures and to submit an Initial Overbid that is timely and that complies in all respects with the Bidding Procedures. At the Auction, Qualified Bidders and the Stalking Horse Purchaser (it being understood that the Stalking Horse Purchaser shall be deemed to be a Qualified Bidder) may submit successive bids in increments of at least $100,000 (or such other amount that the Debtor determines in its reasonable discretion) in cash greater than the prior bid for the purchase of the Purchased Assets until there is only one offer that the Debtors determine, subject to Court approval, is the highest or best offer for the Purchased Assets (the “Prevailing Bid”). When bidding at the Auction, Purchaser shall receive a “credit” in the amount of the Breakup Fee. All bidding for the Purchased Assets will be concluded and final at the conclusion of the Auction and there will be no further bidding at the Sale Hearing. Subject to court availability, the Sale Hearing shall be scheduled no later than four (4) days after the Auction. If no conforming Initial Overbid from a Qualified Bidder shall have been received at or prior to the Bid Deadline, the Auction will not be held and the Sale Hearing will proceed with respect to the Agreement. In determining the Prevailing Bid, the Debtors will consider, among other things: (i) the number, type and nature of any changes to the Agreement requested by each bidder; (ii) the extent to which such modifications are likely to delay closing of the sale of the Purchased Assets and the cost to the Debtors of such modifications or delay; (iii) the total consideration to be received by the Debtors; (iv) the nature of the consideration to be received by the Debtors; (v) the likelihood of the bidder’s ability to close a transaction and the timing thereof; and (vi) the net benefit to the Debtors’ estates. In the event that the Qualified Bidder who submitted the Prevailing Bid (the “Prevailing Bidder”) fails to close on the transaction contemplated in the Prevailing Bid, the Debtors shall be permitted to retain the Prevailing Bidder’s good faith deposit as liquidated damages.

c.     Backup Bid. At the conclusion of the Auction, the Debtors shall identify and certify the bid that constitutes the second highest or best offer for the Purchased Assets (the “Backup Bid” and the Qualified Bidder submitting such bid, the “Backup Bidder”). The Backup Bidder may be required by the Debtors to close on the Backup Bid no later than sixty (60) days of the conclusion of the Auction and no sooner than ten (10) Business Days after the date the Backup Bidder receives written notice of the requirement to close on the Backup Bid, which notice shall be given no later than thirty (30) days after the Auction. In the event that the Backup Bidder fails to close on the transaction contemplated in the Backup Bid, Sellers shall be permitted to retain the Backup Bidder’s good faith deposit as liquidated damages and that shall be Seller’s sole and exclusive remedy in connection with such failure. Notwithstanding the foregoing, nothing in this subpararaph(iv) shall prevent the Stalking Horse Purchaser, even if designated as the Backup Bidder, from terminating the Agreement pursuant to Section 12.1(b) of the Agreement and, in the event of any such termination, the Stalking Horse Purchaser shall be entitled to return of the Good Faith Deposit.

d.     Sale Hearing. The Sale Hearing will be conducted in the courtroom of the Honorable [__] in the United States Bankruptcy Court for the Southern District of Texas on [____], 2017, at ____ (prevailing Central Time), at which time the Debtors intend to present the Prevailing Bid for approval by the Court pursuant to the provisions of sections 105, 363(b), 363(f), 363(m), 363(n) and 365 of the Bankruptcy Code. The Debtors shall be deemed to have accepted a bid only when the bid has been approved by the Court at the Sale Hearing. Upon the failure to consummate a sale of the Purchased Assets after the Sale Hearing because of the occurrence of a breach or default under the terms of the Prevailing Bid, the Backup Bid, as determined as soon as practicable after the conclusion of the Auction, and as disclosed at the Sale Hearing, shall be deemed the Prevailing Bid without further order of the Court and the parties shall be authorized to consummate the transactions contemplated by the Backup Bid. The party submitting the Backup Bid may be required by the Debtors to close on such bid within sixty days of the conclusion of the Auction.

e.     Highest and/or Best Bid. At all times during the sale process through the conclusion of the Auction, the Debtors shall retain full discretion and right to determine, in the exercise of their business judgment, which bid constitutes the highest or otherwise best offer for the purchase of the Purchased Assets, and which bid should be selected as the Prevailing Bid, if any, all subject to final approval by the Court pursuant to the provisions of section 363(b) of the Bankruptcy Code. Without limiting the generality of the foregoing, the Debtors may, at any time before the conclusion of the Auction, reject any bid that the Debtors determine is (i) inadequate or insufficient, (ii) contrary to the requirements of the Bankruptcy Code or the Bidding Procedures, or (iii) contrary to the best interests of the Debtors, their estates, their creditors or their other stakeholders. The Debtors may adopt rules for the Auction that, in their judgment, will better promote the goals of the Auction (provided that such rules shall not be inconsistent with this Order).

f.     Sale Implementation. Following the approval of the Prevailing Bid at the Sale Hearing, the Debtors will be authorized and directed to take all commercially reasonable and necessary steps to complete and implement the transaction(s) contemplated by the Prevailing Bid.

Recognizing the Stalking Horse Purchaser’s expenditure of time, energy and resources, the Debtors are authorized to provide certain bidding protections to the Stalking Horse Purchaser. Specifically, upon the consummation of a sale of all or substantially all of the Purchased Assets to any third party (other than Stalking Horse Purchaser) who submits a Prevailing Bid for the Purchased Assets, the Debtors shall pay to the Stalking Horse Purchaser solely from the proceeds of such Prevailing Bid, cash or other immediately available funds in an amount equal to [_______](the “Break-Up Fee”); provided, however, the Break-Up Fee shall not be due and payable if the Stalking Horse Purchaser has committed a material breach of the Agreement prior to the consummation of such sale to the third party. The parties agree that the Break-Up Fee and the prompt return of the Good Faith Deposit shall be the full and liquidated damages of the Stalking Horse Purchaser arising out of any termination of the Agreement pursuant to Section 12.1(f) thereof.

The Break-Up Fee shall be treated as an allowed and final administrative expense claim pursuant to Sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code.

The Break-Up Fee shall be paid by the Debtors to the Purchaser within three (3) Business Days following the closing of a Prevailing Bid with any third party, and shall be paid by the Debtors to the Purchaser prior to the payment of the proceeds of such sale to any third party asserting a Lien on the Purchased Assets (and no Lien of any third party shall attach to the portion of the sale proceeds representing the Break-Up Fee).

The Auction Notice is hereby approved as good and sufficient notice of the sale of the Purchased Assets, the Auction and all proceedings related thereto.

The Debtors shall serve the Auction Notice upon the persons and in the manner specified in the Motion, including (without limitation) on all creditors of the Debtors. Such service shall be deemed good and sufficient notice of this Order, the Motion, the Bidding Procedures, the Auction, the Sale Hearing, and all proceedings to be held thereon.

The Cure Notice is hereby approved as good and sufficient notice of the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases.

The Debtors shall serve the Cure Notice on all counterparties and persons having any interests to the executory contracts and unexpired leases identified in the Cure Notice in the manner specified in the Motion.

The Bidding Procedures (including the Break-Up Fee) are fair and reasonable, are reasonably calculated to produce the best and highest offers for the Purchased Assets, and will confer actual benefits upon the Debtors’ estates. The Bidding Procedures represent an exercise of the Debtors’ sound business judgment and will facilitate an orderly sale process.

Objections, if any, to the sale of the Purchased Assets, shall be in writing, shall set forth the name of the objecting party, the basis for the objection and the specific grounds therefor, and shall be filed with the Court and served so as to be actually received by 4:00 p.m. (local time in Houston, Texas) on [___], 2017, by: (i) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Sarah R. Borders (email: sborders@kslaw.com), (ii) Office of the United States Trustee, 515 Rusk Street, Suite 3516, Houston, Texas 77002, Attention: [_____] (Facsimile: 713-718-4670), (iii) counsel to any official committee of unsecured creditors appointed in these cases, and (iv) counsel to the Stalking Horse Purchaser, [______].

Objections, if any, that relate to the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases (including, but not limited to, any objections relating to the validity of the cure amounts as determined by the Debtors or to otherwise assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases as of the date of the Sale Hearing (not including accrued but not yet due obligations) in order for such contracts and leases to be assumed and/or assigned (a “Cure Objection”)), shall be filed with the Court and served so as to be actually received by 4:00 p.m. (local time in Houston, Texas) on [_____], 2017 (the “Cure Objection Deadline”), by: (i) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Sarah R. Borders (email: sborders@kslaw.com), (ii) Office of the United States Trustee, 515 Rusk Street, Suite 3516, Houston, Texas 77002, Attention: [_____] (Facsimile: 713-718-4670), (iii) counsel to any official committee of unsecured creditors appointed in these cases, and (iv) counsel to the proposed Stalking Horse Purchaser, [_____].

Except as set forth herein, unless a Cure Objection is filed and served by a non-debtor party to an executory contract or unexpired lease proposed to be assumed and assigned by the Cure Objection Deadline, all interested parties who have received actual or constructive notice of such Cure Objection Deadline shall be deemed to have waived and released any right to assert a Cure Objection and to have otherwise consented to the assumption and assignment of the executory contracts and unexpired leases set forth on the Cure Notice as served and shall be forever barred and estopped from asserting or claiming against Debtors, the Purchaser or any acquirer of the Purchased Assets, or any other assignee of them, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such assumed contract or unexpired lease for the period prior to the date of the Sale Hearing.

Each Cure Objection shall set forth the cure amount the objector asserts is due, the specific types and dates of the alleged defaults, pecuniary losses, conditions to assignment and the support therefor.

Any hearings with respect to the Cure Objections may be held (a) at the Sale Hearing; or (b) at such other date as the Court may designate. A properly filed and served Cure Objection shall reserve such party’s rights against the Debtors (but not against any purchaser of the Purchased Assets) respecting the Cure Obligation, but shall not constitute an objection to the relief generally requested in the Motion.

Notwithstanding any provision in the Bankruptcy Rules to the contrary: (a) this Order shall be effective immediately and enforceable upon its entry and the stay provided for in Bankruptcy Rule 6004(h) is hereby waived; (b) the Debtors are not subject to any stay in the implementation, enforcement or realization of the relief granted in this Order; and (c) the Debtors are authorized and empowered to, and may in their discretion and without further delay, take any action and perform any act necessary to implement and effectuate the terms of this Order.

To the extent this Order is inconsistent with any prior order or pleading with respect to the Motion in these cases, the terms of this Order shall govern.

This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order.

Counsel for the Debtors is directed to serve this Order on each of the Notice Parties within three (3) days of the entry of this Order and to file a certificate of service.

Dated: 2017
Houston, Texas	UNITED STATES BANKRUPTCY JUDGE

Schedules

June 5, 2017

These Schedules (the Schedules) are being furnished in connection with the execution and delivery of that certain Asset Purchase Agreement (the Agreement), dated as of the date hereof, by and between KRG ACQUISITION CO, LLC (the Purchaser) and Ignite Restaurant Group, Inc., a Delaware corporation, Ignite Restaurant Group – RSC LLC, a Delaware limited liability company, Ignite Restaurants – New Jersey, LLC Delaware limited liability company, Brick House Development, LLC, a Delaware limited liability company, JCS Monmouth Mall – NJ, LLC, a Delaware limited liability company, Joe's Crab Shack, LLC, a Texas limited liability company, JCS Development, LLC, a Delaware limited liability company, Joe's Crab Shack – Redondo Beach, Inc., a California corporation, Joe's Crab Shack – Anne Arundel MD, LLC, a Maryland limited liability company, Joe's Crab Shack – Maryland, LLC, a Maryland limited liability company and BHTT Entertainment, LLC, a Texas limited liability company (each a Seller and, collectively, Sellers). Unless the context otherwise requires, all capitalized terms used in these Schedules shall have the respective meanings ascribed to them in the Agreement.

The representations and warranties of Sellers set forth in the Agreement are made and given subject to the disclosures in these Schedules. The disclosures made in these Schedules relate to any and all of the representations and warranties made by Sellers in the Agreement. If any Schedule discloses an item, matter or information, such item, matter or information shall be deemed to have been disclosed in all other Schedules, notwithstanding the omission of an appropriate cross-reference to such other Schedule(s).

Matters reflected in these Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. In no event shall the inclusion of any such matter in these Schedules be deemed or interpreted to broaden Sellers representations, warranties, covenants or agreements contained in the Agreement. The mere inclusion of an item in these Schedules shall not be deemed an admission by Sellers that such item represents a material exception or fact, event, or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

The attachments to these Schedules form an integral part of these Schedules and are incorporated by reference for all purposes as if set forth fully herein. These Schedules supersede and replace any other disclosure schedules previously provided to Purchasers. These Schedules may be supplemented or amended by Sellers or Purchasers to the extent permitted by the Agreement.

1

DMSLIBRARY01\30612347.v2

Schedule 1.1(jj)

Leased Real Property

Store	Unit	Location
Corporate	Corporate HQ	10555 Richmond Ave Houston, TX 77042
Joe's Crab Shack	Amherst	4125 Maple Road Amherst, NY 14226
Joe's Crab Shack	Ann Arbor	3020 Lohr Road Ann Arbor, MI 48108
Joe's Crab Shack	Anne Arundel	7051 Arundel Mills Boulevard Hanover, MD 21075
Joe's Crab Shack	Arlington	1520 Nolan Ryan Expwy. Arlington, TX 76011
Joe's Crab Shack	Auburn Hills	4975 S Baldwin Rd. Lake Orion, MI 48359
Joe's Crab Shack	Aurora, Co	14025 East Evans Ave. Aurora, CO 80014
Joe's Crab Shack	Austin Town Lake	600 East Riverside Dr. Austin, TX 78704
Joe's Crab Shack	Baton Rouge	7620 Andrea Dr. Baton Rouge, LA 70809
Joe's Crab Shack	Beaumont	3825 Interstate 10 South Beaumont, TX 77705
Joe's Crab Shack	Bellevue	25 Fairfield Avenue Bellevue, KY 41073
Joe's Crab Shack	Boise	2288 North Garden Street Boise, ID 82704-2430
Joe's Crab Shack	Bossier City	635 Boardwalk Blvd. Bossier City, LA 71111
Joe's Crab Shack	Branson	717 Branson Landing Branson, MO 65616
Joe's Crab Shack	Cedar Hill	735 North Highway 67 Cedarhill, TX 75104
Joe's Crab Shack	Chesapeake	1568 Crossways Blvd. Chesapeake, VA 23320
Joe's Crab Shack	Clearwater	2730 Gulf to Bay Blvd. Clearwater, FL 33755
Joe's Crab Shack	Clifton	405 Allwood Road Clifton, NJ 07013
Joe's Crab Shack	Colorado Springs	805 Citadel Dr Colorado Springs, CO 80909

2

Joe's Crab Shack	Columbus W. Dublin	3720 West Dublin-Granville Columbus, OH 43235
Joe's Crab Shack	Corpus Lighthouse	444 N. Shoreline Corpus Christi, TX 78401
Joe's Crab Shack	Corpus S. Padre	5025 S. Padre Island Drive Corpus Christi, TX 78411
Joe's Crab Shack	Daytona Beach	1200 Main St. Daytona Beach, FL 32118
Joe's Crab Shack	Deer Park	1700 The Arches Circle Deer Park, NY 11729
Joe's Crab Shack	Deptford	2000 Clements Bridge Road Deptford Township, NJ 08096
Joe's Crab Shack	Destin	14055 Emerald Coast Pkwy Destin, FL 32541
Joe's Crab Shack	Duluth	1590 Pleasant Hill Road Duluth, GA 30096
Joe's Crab Shack	Eatontown	190 NJ State Hwy 35 Eatontown, NJ 07724
Joe's Crab Shack	Elmhurst	92-50 59th Avenue Elmhurst, NY 11373
Joe's Crab Shack	Fairfax	12831 Fair Lakes Pkwy. Fairfax, VA 22033
Joe's Crab Shack	Fairview Heights	51 Ludwig Dr. Fairview Heights, IL 62208
Joe's Crab Shack	Fayetteville	155 N McPherson Church Rd. Fayetteville, NC 28303
Joe's Crab Shack	Fisherman'S Wharf	245 Jefferson Street San Francisco, CA 94133
Joe's Crab Shack	Fort Lauderdale	1451 N. Federal Hwy Ft. Lauderdale, FL 33304
Joe's Crab Shack	Fort Myers	2024 West First Street Fort Myers, FL 33901-3109
Joe's Crab Shack	Fredericksburg	2805 Plank Road Fredericksburg, VA 22401
Joe's Crab Shack	Ft. Worth II (Fossil Creek)	3040 Western Center Blvd. Fort Worth, TX 76131
Joe's Crab Shack	Gaithersburg	221 Rio Blvd Gaithersburg, MD 20878
Joe's Crab Shack	Galveston Seawall	3502 Seawall Blvd. Galveston, TX 77550
Joe's Crab Shack	Garden Grove (Anaheim)	12011 Harbor Blvd. Garden Grove, CA 92840
Joe's Crab Shack	Grapevine	201 West State Hwy. 114 Grapevine, TX 76051

3

Joe's Crab Shack	Greenbelt	6002 Greenbelt Road Greenbelt, MD 20770
Joe's Crab Shack	Greenville	102 E. Beacon Dr. Greenville, SC 29615
Joe's Crab Shack	Gurnee	5626 Northridge Drive Gurnee, IL 60031
Joe's Crab Shack	Hampton	1974 Power Plant Parkway Hampton, VA 23666
Joe's Crab Shack	Henderson	4250 E. Sunset Road Henderson, NV 89014
Joe's Crab Shack	Henrietta	100 Market Place Drive Henrietta, NY 14623
Joe's Crab Shack	Hobart	2757 E. 80th Avenue Merrillville, IN 46410
Joe's Crab Shack	Hoover	20 Meadowview Dr. Hoover, AL 35242
Joe's Crab Shack	Houston Fuqua	12400 Gulf Freeway Houston, TX 77034
Joe's Crab Shack	Houston Hwy 6	2120 South Hwy. 6 Houston, TX 77077
Joe's Crab Shack	Houston North	14901 North Freeway I-45 Houston, TX 77090
Joe's Crab Shack	Humble	20100 US Hwy. 59 Humble, TX 77338
Joe's Crab Shack	Independence	20001 East Jackson Drive Independence, MO 64057
Joe's Crab Shack	Indianapolis II (Dean Rd)	8250 Dean Rd. Indianapolis, IN 46240
Joe's Crab Shack	Industry	1420 S. Azusa Avenue Industry, CA 91748
Joe's Crab Shack	Jacksonville	#6 Beach Blvd. Jacksonville, FL 32250
Joe's Crab Shack	Kennesaw	2501 Cobb Place Blvd. Kennesaw, GA 30144
Joe's Crab Shack	King Of Prussia	244 Mall Blvd. King of Prussia, PA 19406
Joe's Crab Shack	Kissimmee	10 Blake Blvd Celebration, FL 34747
Joe's Crab Shack	Las Vegas Rainbow	1991 N. Rainbow Blvd. Las Vegas, NV 89108
Joe's Crab Shack	Lauderhill	4402 N. University Dr. Lauderhill, FL 33351
Joe's Crab Shack	Lawrenceville	3191 US Route One Lawrenceville, NJ 08648

4

Joe's Crab Shack	Lewisville	2066 South Stemmons Lewisville, TX 75067
Joe's Crab Shack	Long Beach	6550 Marina Dr. Long Beach, CA 90803
Joe's Crab Shack	Louisville	131 River Rd. Louisville, KY 40202
Joe's Crab Shack	Lubbock	5802 West Loop South 289 Lubbock, TX 79424
Joe's Crab Shack	Mcallen	711 East Expressway 83 McAllen, TX 78501
Joe's Crab Shack	Memphis Mall	7990 Horizon Center Blvd. Memphis, TN 38133
Joe's Crab Shack	Mesquite	1340 N. Peachtree Rd. Mesquite, TX 75149
Joe's Crab Shack	Morrow (Atlanta)	1965 Mt. Zion Rd. Morrow, GA 30260
Joe's Crab Shack	Myrtle Barefoot	4846 Hwy. 17 South N. Myrtle Beach, SC 29582
Joe's Crab Shack	Myrtle Broadway	1219 Celebrity Circle Myrtle Beach, SC 29577
Joe's Crab Shack	Nashville	123 2nd Ave. South Nashville, TN 37201
Joe's Crab Shack	Newport Beach	2607 W. Pacific Coast Hwy. Newport Beach, CA 92663
Joe's Crab Shack	Oceanside	314 Harbor Drive Oceanside, CA 92054-1036
Joe's Crab Shack	OKC Nw Expwy	5940 NW Expressway Oklahoma City, OK 73132
Joe's Crab Shack	OKC South (OKC II)	1508 SW 74th Street Oklahoma City, OK 73159
Joe's Crab Shack	Omaha	701 North 102nd Street Omaha, NE 68114
Joe's Crab Shack	Orlando Disney (LBV)	12124 S. Apopka Vineland Rd. Lake Buena Vista, FL 32836
Joe's Crab Shack	Orlando I-Drive	8400 International Drive Orlando, FL 32819
Joe's Crab Shack	Pearland	3239 Silver Lake Village Drive Pearland, TX 77584
Joe's Crab Shack	Pittsburgh	226 West Station Square Drive Pittsburgh, PA 15219
Joe's Crab Shack	Plano	3320 Central Expressway Plano, TX 75023
Joe's Crab Shack	R. Cucamonga	12327 Foothill Blvd Rancho Cucamonga, CA 91739

5

Joe's Crab Shack	Redondo Beach	230 Portofino Way Redondo Beach, CA 90277
Joe's Crab Shack	Robinson	6491 Robinson Center Drive Pittsburgh, PA 15205
Joe's Crab Shack	Roseville	2704 Snelling Ave Roseville, MN 55113
Joe's Crab Shack	Round Rock	2401 S. IH 35 Round Rock, TX 78664
Joe's Crab Shack	Sacramento	1210 Front Street Sacramento, CA 95814
Joe's Crab Shack	Salt Lake (Sandy)	65 East 9400 South Sandy, UT 84070
Joe's Crab Shack	San Antonio 410	4711 NW Loop 410 San Antonio, TX 78229
Joe's Crab Shack	San Antonio Quarry	255 East Basse Rd., #1400 San Antonio, TX 78209
Joe's Crab Shack	San Antonio Riverwalk	212 College Street #100 San Antonio, TX 78205
Joe's Crab Shack	San Diego Hazard	7610 Hazard Ctr. Dr., #703 San Diego, CA 92108
Joe's Crab Shack	San Diego Rowing	525 E. Harbor Drive San Diego, CA 92101-5995
Joe's Crab Shack	Savannah	504 E. River St. Savannah, GA 31401
Joe's Crab Shack	Schaumburg	2000 E. Golf Rd. Schaumburg, IL 60173
Joe's Crab Shack	Sevierville	1605 Parkway Sevierville, TN 27862
Joe's Crab Shack	South Plainfield	4901 Stelton Road South Plainfield, NJ 07080
Joe's Crab Shack	St. Louis	5856 Suemandy Dr. St. Peters, MO 63376
Joe's Crab Shack	Stemmons	10250 E. Technology Blvd. Dallas, TX 75220
Joe's Crab Shack	Sterling Heights	33879 Van Dyke Sterling Heights, MI 48312
Joe's Crab Shack	Tempe Baseline	1606 W. Baseline Tempe, AZ 85283
Joe's Crab Shack	Tulsa	7646 East 61st St. Tulsa, OK 74135
Joe's Crab Shack	Vancouver	101 East Columbia Way Vancouver, WA 98661-3800
Joe's Crab Shack	W Kissimmee	7903 Irlo Bronson Memorial Hig Kissimmee, FL 34747

6

Joe's Crab Shack	W. Des Moines	130 South Jordan Creek Parkway West Des Moines, IA 50266
Joe's Crab Shack	W. Nyack	4370 Palisades Center Drive W. Nyack, NY 10994
Joe's Crab Shack	West Jordan (Salt Lake II)	7277 South Plaza Center Dr. West Jordan, UT 84084
Joe's Crab Shack	Westbury	1195 Corporate Drive Westbury, NY 11590
Joe's Crab Shack	Westminster	8911 N. Yates Street Westminster, CO 80031
Joe's Crab Shack	Wilmington	600 South Madison Street Wilmington, DE 19801
Brick House Tavern and Tap	290	12910 Northwest Freeway Houston, TX 77040
Brick House Tavern and Tap	Akron	581 Howe Avenue Cuyahoga Falls, OH 44221
Brick House Tavern and Tap	Amherst	4120 Maple Road Amherst, NY 14226
Brick House Tavern and Tap	Austin	11680 A Research Blvd Austin, TX 78759
Brick House Tavern and Tap	Chesterfield	2 Mcbride & Son Center Dr. Chesterfield, MO 63005
Brick House Tavern and Tap	Downer's Grove	1461 Butterfield Rd. Downer's Grove, IL 60515
Brick House Tavern and Tap	Fossil Creek	6300 North Fwy Fort Worth, TX 76137
Brick House Tavern and Tap	Galveston	3502A Seawall Blvd. Galveston, TX 77550
Brick House Tavern and Tap	Grapevine	700 W State Highway 114 Grapevine, TX 76051
Brick House Tavern and Tap	Houston 249	17111 Tomball Parkway Houston, TX 77064
Brick House Tavern and Tap	Humble	140 FM 1960 Bypass E. Rd. Humble, TX 77338
Brick House Tavern and Tap	Latham	579 Troy Schenectady Rd. #80 Latham, NY 12110
Brick House Tavern and Tap	Louisville	871 S. Hurstbourne Parkway Louisville, KY 40222
Brick House Tavern and Tap	Methuen	105 Pleasant Valley St. Methuen, MA 01844
Brick House Tavern and Tap	Neptune	3655 Route 66 Neptune, NJ 07753
Brick House Tavern and Tap	Niles	5650 W. Touhy Avenue Niles, IL 60714

7

Brick House Tavern and Tap	Orlando I-Drive	8440 International Drive Orlando, FL 32819
Brick House Tavern and Tap	Parker	19320 Cottonwood Drive Parker, CO 80138
Brick House Tavern and Tap	Plano	4900 West Park Blvd Plano, TX 75093
Brick House Tavern and Tap	Princeton	3569 US Highway 1 Princeton, NJ 08540
Brick House Tavern and Tap	San Antonio	1011 N Loop 1604 E San Antonio, TX 78232
Brick House Tavern and Tap	South Plainfield	4901 Stelton Road South Plainfield, NJ 07080
Brick House Tavern and Tap	Sugar Land	19740 Southwest Freeway Sugarland, TX 77479
Brick House Tavern and Tap	Tampa	1102 North Dale Mabry Hwy Tampa, FL 33607
Brick House Tavern and Tap	Willow Grove	2402 Easton Rd. Willow Grove, PA 19090

Leased parking lot space at the following locations:

a) JCS – Boise, ID

b) BHTT – Tampa, FL

c) BHTT – Chesterfield, MO

d) BHTT – Austin, TX

Riverwalk patio space leased at the Joe's Crab Shack location in San Antonio, TX – Riverwalk

Seawall leased from City of Vancouver at the Joe's Crab Shack location in Vancouver, WA

8

Schedule 2.1(a)

Assumed Contracts

All Franchise Agreements

Hilco Agreement

9

Schedule 2.2(r)

Other Excluded Assets

Liquor License No. 1506-32-002-006 issued by the Township Council of the Township of Brick, Ocean County, New Jersey.

Liquor License No. 0714-33-407-007 issued by the City Council of Newark, County of Essex, New Jersey

All assets related to or located at the following restaurant locations:

Restaurant	Store Address
Joes Crab Shack	Harlem Location 2349 Frederick Douglas Blvd New York, NY 10027
Joes Crab Shack	Riverhead Location 1490 Old Country Rd Riverhead, NY 11901
Joes Crab Shack	Douglasville Location 2868 Chapel Hill Rd Douglasville, GA 30135
Joes Crab Shack	Brick Location 1048 Cedar Bridge Ave Brick, NJ 08723
Brick House Tavern+Tap	Clearwater Location 28795 US Hwy 19 N Clearwater, FL 33761
Joes Crab Shack	Bronx Location 200 Baychester Ave East Bronx, NY 10475
Joes Crab Shack	Norfolk Location 333 Water Side Dr, Ste 101 Norfolk, VA 23510
Joes Crab Shack	San Antonio I-10 Location 12485 I-10 W San Antonio, TX 78230

12

<u>Schedule 2.6</u>

<u>Allocation Schedule</u>

To be mutually agreed to by Purchaser and Sellers prior to the Closing.

13

Schedule 3.3

Governmental Authorizations

None.

14

Schedule 3.6

Litigation

Name	TYPE OF MATTER	DATE SERVED	STATE	Case No./ID No.	Jurisdiction/ Forum/Location	UNIT	DATE OF INCIDENT
Davis, E.	ADA accessibility	3/14/2017	CA	CIVDS1704094	San Bernardino County Superior Court	IRG	2/1/2017
Sapienza, K.	Personal Injury	5/3/2017	NY	20171145	Supreme Court State of NY County of Saratoga	BHTT Latham	6/18/2016
McEwen, E.	Employment	4/17/2017	NJ	MER-L-678-17	Superior Court of NJ, Mercer County	BHTT Princeton	12/20/2016
Calderon, E.	Employment	1/23/2017	FL	Uniform Case # 522017SC00311XX SXSC	Pinellas County, FL	BHTT - Orlando	12/1/2015
Fabozzi, D.	Personal Injury	8/15/2016	NY			BHTT Amherst	6/3/2016
Pinery Country Club	Contract Case	7/12/2016	CO	Cause # 2016CV30690	Douglas County, CO	BHTT - Parker	N/A
Bowlyou, J.	Personal Injury	6/6/2016	TX	201632636	333rd Judicial District Ct. Harris Co., TX	BHTT 290	6/27/2014
Grannan, R.	Personal Injury	4/15/2016	FL			BHTT Tampa	3/17/2015
Silson, K.	Personal Injury	3/10/2016	FL			BHTT I-Drive	3/1/2015
Jack & Mike	Intellectual Property	N/A	NJ		U.S. District Court for District of New Jersey	N/A	2010 to present
Brickhouse Café	Intellectual Property	N/A	TX		U.S. District Court for Northern District of Texas Dallas Division	N/A	2011 to present
Luckey, P	Personal Injury	8/5/2014	FL	14-CA-007782	Circuit Court of the 13th Judicial District in and for Hillborough County, Florida	BHTT Tampa	6/6/2012

16

Westbrook	Personal Injury	3/17/2017	TX	C-1-CV-17-02413	County Court, Travis Co., TX	RMG - Austin	3/15/2015
Matis, A.	Personal Injury	7/6/2016	OH	CV16865502	Court of Common Pleas Cuyahoga County	RMG North Olmstead	7/4/2014
Ekryss	Employment	3/4/2016	NY	15-CV-06742	"US District Court Western District of New York"	RMG	TBD
Stein, N	Personal Injury	4/15/2014	PA			RMG Montgomeryvill e	5/22/2012
Real Estate - Bronx	Real Estate		NY			JCS - Bronx	N/A
Real Estate-Harlem	Real Estate	5/16/2017	NY			JCS - Harlem	N/A
Real Estate - JCS Newark	Real Estate		NJ			JCS - Newark	N/A
Glugosk - Bish	Employment	5/25/2017	CA			TBD	TBD
Wheeler, A.	Personal Injury	5/22/2017	FL	17002656CI	Pinellas County Circuit Court, Florida Civil Division	JCS Clearwater	4/17/2015
Stone, N.	Personal Injury	5/18/2017	DE			JCS - Wilmington	5/27/2015
Glugoski - Ulm	Employment	5/16/2017	CA	CIV-DS-1708695	San Bernardino Co. Superior Court	JCS - Rancho	TBD
Garcia, B.	Personal Injury	TBD	CA	37-2017-00016462-CU-MC-CTL	Superior Court of CA, San Diego Co.	JCS - Rowing Club	5/9/2015
Sapienza, K.	Personal Injury	5/3/2017	NY	20171145	Supreme Court State of NY County of Saratoga	BHTT Latham	6/18/2016
Walker, A.	Employment	5/3/2017	PA	2:17-cv-00457-CB	Dist. Ct. Western Dist. Of Penn.	JCS Pittsburgh	12/16/2016
Glugoski - Showe	Employment	4/28/2017	CA			JCS CA	TBD

17

Glugoski - Disetel	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Dube	Employment	4/28/2017	CA			JCS CA	TBD
Glusoski - Tracy	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Moegling	Employment	4/28/2017	CA			JCA CA	TBD
Glugoski - Leyva	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Trujillo	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Barthe	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Lopez	Employment	4/28/2017	CA			JCA CA	TBD
Glugoski - Wilson	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Morris	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - McAllister	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Neustadt	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Standefer	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Vondrasek	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Leyba	Employment	4/28/2017	CA			JCS CA	TBD

18

Glugoski - Hernandez	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Martinez	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Niles	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Vidal	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Zarate	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Garcia	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Brinson	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Shelton	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Grenier	Employment	4/28/2017	CA			JCS CA	TBD
Glugoski - Melero	Employment	4/28/2017	CA			JCS CA	TBD
Durden, M.	Personal Injury	3/27/2017	TN	17C587	20th Judicial District - Davidson County, TN	JCS - Nashville	3/27/2016
Rome J.	Personal Injury	1/19/2017	FL			JCS - Daytona Beach	7/20/2013
Johnson, M.	Personal Injury	1/18/2017	LA			JCS - Boosier City	10/1/2016
Westrem, C.	Personal Injury	TBD	FL	16-CA-004397	4th Cir., Duval County	JCS - Ft. Myers	6/24/2015
Craven, B,	Personal Injury	12/6/2016	FL			JCS Lauderhill	11/21/2015

19

Gelin, M.	Personal Injury	12/2/2016	NY	608916/2016	Supreme Court of New York - Nassau County	JCS - Oceanside, NY	9/5/2015
Smith, J.	Personal Injury	10/11/2016	TN	16-2797 STA	Western District of Tennessee	JCS - Memphis	TBD
Monahan, A.	Employment	9/8/2016	FL	2016-SC-10526	9th Judicial District - Orange County, FL	JCS Orlando I-Drive	4/23/2014 - 9/16/0215
Armstrong, M.	Personal Injury	10/4/2016	TX			JCS Arlington	10/31/2015
Mobley, A.	Employment	10/5/2016	FL		18th Judicial District - Seminole County, FL	JCS - Sanford	1/1/2013 - 7/31/2014
Ellis, M.	Personal Injury	9/16/2016	KY	2016 31234CICI	Circuit Court of the Seventh Judicial Circuit, Volusia County	JCS - Louisville	6/8/2016
Edwards, D.	Personal Injury	9/13/2016	FL	2016 31234CICI	Circuit Court of the Seventh Judicial Circuit, Volusia County	JCS Daytona	7/29/2014
Davenport, R.	Employment	9/13/2016	CA	BC 631578	"Superior Court of California County of Los Angeles"	JCS	9/7/2003 to present
Eid, T.	Employment	9/14/2016	CA	CGC-16-553824	"Superior Court of California County of San Francisco"	JCS	9/7/2003 to present
Bentancourt, D.	Personal Injury	8/11/2016	TX			JCS Riverkwalk	7/12/2014
Turriza C.	Employment	8/8/2016	CA	CGC-16-553519	Superior Court of the State of California	JCS Fisherman's Wharf	6/30/1905
Allmendinger, B.	Employment	7/29/2016	WA	16-2-01459-7	Superior Court, Clark County	JCS Vancouver	6/4/2014 - 12/5/2014
Dennis, G.	Personal Injury	7/25/2016	PA		"Court of Common Pleas Montgomery County"	JCS King of Prussia	4/16/2015
Telzer, M.	Personal Injury	6/23/2016	NY	MID-L-3028-16	"Superior Court of New Jersey Middlesex County"	JCS Oceanside, NY	2/25/2015
Klug, C.	Personal Injury	6/20/2016	AZ	CV2016-050423	Superior Ct. Maricopa Co. AZ	JCS Tempe Baseline	3/1/2014

20

McCoy, D.	Personal Injury	6/9/2016	FL			JCS Daytona	8/1/2015
Winfield, K.	Personal Injury	4/11/2016	PA	160204094	Court of Common Pleas - Philadelphia County	JCS - Bala Cynwyd	3/4/2014
Shaw, C.	Personal I Injury	3/17/2016	CA	2015-15537	"U.S. District Court Southern District of California"	JCS Oceanside	6/1/2015
McDuffie, L.	Personal Injury	3/1/2016	TX			JCS Galveston	6/28/2014
Marchese, S.	Employment	1/16/2016	KY	16CI00218	Jefferson Circuit Court Division	JCS Louisville	10/30/2015
Patterson, L.	Personal Injury	12/23/2015	GA	2015 CV 01894	"Superior Court Clayton County"	JCS Atlanta	12/30/2013
Griffith, K.	Personal Injury	12/17/2015	TX			JCS Arlington	9/19/2014
Klingensmith, T.	Personal Injury	11/9/2015	TX			JCS Arlington	8/19/2014
Dunham, C.	Personal Injury	11/2/2015	PA	002651	"Court of Common Pleas of Philadelphia County"	JCS Bala Cynwyd	2/23/2014
Tripler, D.	Personal Injury	9/24/2015	DE		"Court of Common Pleas of Philadelphia County"	JCS Wilmington	4/11/2015
Hart, C.	Employment	TBD	NY	13-CV-6458	"US District Court Western District of New York"	JCS Henrietta	8/28/2003 to Present
Sober, F.	Personal Injury	9/23/2015	NY		Supreme Ct. State of NY, Queens Co.	JCS Elmhurst	3/8/2015
McNeil, A.	Personal Injury	8/18/2015	NJ	ESX-L-5137-15	"Superior Court of New Jersey Law Division: Essex County"	JCS Newark	9/23/2014
Butler, J.	Personal Injury	#REF!	PA	2014-11250	"Court of Common Pleas Montgomery County"	JCS Bala Cynwyd	6/8/2012
Campbell, Y.	Personal Injury	6/22/2015	PA	2015-14077	"Court of Common Pleas Montgomery County"	JCS Bala Cynwyd	6/29/2013

21

Young, L.	Personal Injury	4/17/2015	FL			JCS Orlando - I-Drive	6/26/2012
Tyson-Barefield, L.	Personal Injury	2/27/2014	NY			JCS Oceanside	4/2/2013
Peoples, C	Personal Injury	2/12/2014	CA			JCS Redondo	8/17/2013
Harrison, D	Personal Injury	7/31/2013	IN	49D05-1302-PL-006404	"Marion County Superior Court Civil Div 5"	JCS Indy 2	3/23/2011

Any proceedings set forth on Schedule 3.8(b).

22

Schedule 3.7

Permits

Company Name	Restaurant Name	License Type Name	License Number
BHTT Entertainment, LLC		Entertainment License	07-42-15676
BHTT Entertainment, LLC		Entertainment License	167
BHTT Entertainment, LLC	BHTT - Parker - 20224	Health Permit	28015650 / FA0003103
BHTT Entertainment, LLC	BHTT - Parker - 20224	Sales Tax Registration	28015650-0000
BHTT Entertainment, LLC	BHTT - Parker - 20224	Business License	8233 20224BUSL
BHTT Entertainment, LLC	BHTT - Orlando I Drive - 20215	Business License	1701-1089336
BHTT Entertainment, LLC	BHTT - Orlando I Drive - 20215	Sales Tax Registration	58-8015399204-4
BHTT Entertainment, LLC	BHTT - Orlando I Drive - 20215	Health Permit	SEA5812575
BHTT Entertainment, LLC	BHTT - Tampa - 20211	Assembly Permit	20211 ASMB
BHTT Entertainment, LLC	BHTT - Tampa - 20211	Business License	235098
BHTT Entertainment, LLC	BHTT - Tampa - 20211	Business License	888511
BHTT Entertainment, LLC	BHTT - Tampa - 20211	Sales Tax Registration	39-8015296029-0
BHTT Entertainment, LLC	BHTT - Tampa - 20211	Health Permit	SEA3916766
BHTT Entertainment, LLC	BHTT – Tampa – 20211	Report Gross Sales	20211 APT
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	Boiler Permit	U0127904
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	Boiler Permit	U0254174
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	Burglar Alarm Permit	13976
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	Health Permit	FS1002297
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	Boiler Permit	B0037460
BHTT Entertainment, LLC	BHTT - Niles - 20206	Sales Tax Registration	3920-0558
BHTT Entertainment, LLC	BHTT - Niles - 20206	Boiler Permit	U0257480
BHTT Entertainment, LLC	BHTT - Niles - 20206	Business Operation Permit	011024-001-004
BHTT Entertainment, LLC	BHTT - Louisville - 20210	Health Permit	86827
BHTT Entertainment, LLC	BHTT – Louisville – 20210	Boiler Permit	NV221530
BHTT Entertainment, LLC	BHTT - Methuen - 20233	Health Permit	FEP-2016-1182
BHTT Entertainment, LLC	BHTT - Methuen - 20233	Environmental Permit	DPBR-2016-1183
BHTT Entertainment, LLC	BHTT - Methuen - 20233	Boiler Permit	MA186292
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	Business License	B00329032
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	Business License	32618
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	Health Permit	Est. 13840 / Permit No 5658/ AR0003803 / FA0002524
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	Kitchen Equipment Permit	002792 / 16MPM-01052, 01051, 01044
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Sales Tax Registration	300-479-818/000
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Health Permit	81302
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Certificate of Use/Occupancy	20131013
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Fire Prevention Permit	FP-471

23

BHTT Entertainment, LLC	BHTT - Neptune - 20225	Fire Prevention Permit	0380078 / 1334076246000101
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Off Premises Record/Document Storage Permit	1334-33-019-004 / 33824
BHTT Entertainment, LLC	BHTT - Neptune - 20225	Business License	R01897-00002
BHTT Entertainment, LLC	BHTT - Princeton - 20230	Off Premises Record/Document Storage Permit	1113-33-013-002 / 33822
BHTT Entertainment, LLC	BHTT - Princeton - 20230	Health Permit	201746
BHTT Entertainment, LLC	BHTT - Princeton - 20230	Burglar Alarm Permit	5739
BHTT Entertainment, LLC	BHTT - Princeton - 20230	Fire Prevention Permit	1113068152 / 11130681520000101
BHTT Entertainment, LLC	BHTT - Princeton - 20230	Boiler Permit	NJ107474-13H
BHTT Entertainment, LLC	BHTT - Amherst - 20212	Environmental Permit	8852124-001
BHTT Entertainment, LLC	BHTT - Amherst - 20212	Health Permit	RKEK-9C5KF7
BHTT Entertainment, LLC	BHTT - Amherst - 20212	Liquor Tax Bond	9222165
BHTT Entertainment, LLC	BHTT - Latham - 20234	Sales Tax Registration	30-0479818
BHTT Entertainment, LLC	BHTT - Latham - 20234	Health Permit	01-3160
BHTT Entertainment, LLC	BHTT - Latham - 20234	Liquor Tax Bond	9222160
BHTT Entertainment, LLC	BHTT - Cuyahoga Falls - 20209	Health Permit	TED6-829JTQ
BHTT Entertainment, LLC	BHTT - Willow Grove - 20203	Health Permit	A15397
BHTT Entertainment, LLC	BHTT - Willow Grove - 20203	Business License	15-80-241
BHTT Entertainment, LLC	BHTT - Willow Grove - 20203	Business Operation Permit	Lea Anne Ochal-Ramp Cert
BHTT Entertainment, LLC	BHTT - Willow Grove - 20203	Fire Prevention Permit	590005257003
BHTT Entertainment, LLC	BHTT - Austin - 20218	Sales Tax Registration	3-20369-7648-1-00004
BHTT Entertainment, LLC	BHTT - Austin - 20218	Environmental Permit	759AUS0003172
BHTT Entertainment, LLC	BHTT - Austin - 20218	Boiler Permit	230351
BHTT Entertainment, LLC	BHTT - Austin - 20218	Health Permit	2010 104911 FP
BHTT Entertainment, LLC	BHTT - Austin - 20218	Burglar Alarm Permit	T106064
BHTT Entertainment, LLC	BHTT – Austin – 20218	Fire Prevention Permit	201610000849
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Sales Tax Registration	3-20369-7648-1-00008
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Health Permit	1669610 & 1669611
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Assembly Permit	048540
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Environmental Permit	1436
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Burglar Alarm Permit	34926
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	Boiler Permit	TX256790
BHTT Entertainment, LLC	BHTT - Galveston - 20223	Sales Tax Registration	3-20369-7648-1-00005
BHTT Entertainment, LLC	BHTT - Galveston - 20223	Assembly Permit	16170315
BHTT Entertainment, LLC	BHTT - Galveston - 20223	Health Permit	FA0004242 / PT0011126 / PR0004709
BHTT Entertainment, LLC	BHTT - Galveston - 20223	Environmental Permit	11712 11713
BHTT Entertainment, LLC	BHTT - Galveston - 20223	Burglar Alarm Permit	10296
BHTT Entertainment, LLC	BHTT - Grapevine - 20231	Sales Tax Registration	3-20369-7648-1-00009
BHTT Entertainment, LLC	BHTT - Grapevine - 20231	Health Permit	16F-20691-1-17
BHTT Entertainment, LLC	BHTT - Grapevine - 20231	Burglar Alarm Permit	12390

24

BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Sales Tax Registration	3-20369-7648-1-00001
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Liquor Tax Bond	8904486
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Burglar Alarm Permit	97018918
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Fire Prevention Permit	14035158
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Burglar Alarm Permit	HFD04002187
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Signage Permit	00034206 / 08083532 3536 3427
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Fire Prevention Permit	14035158 / 00171094
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Signage Permit	34206/9013792/9013800
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Health Permit	1954843/411035
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	Environmental Permit	04080206/5948562
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Sales Tax Registration	3-20369-7648-1-00006
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Assembly Permit	04052281/00127720
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Environmental Permit	15076435/6357462
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Fire Alarm Permit	HFD16027237
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Signage Permit	13074021, 13082049, 13082054, 13082056, 13082059
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Health Permit	2119375 / 000422498
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Burglar Alarm Permit	100094942
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	Fire Prevention Permit	14137251 / 00171189
BHTT Entertainment, LLC	BHTT - Humble - 20204	Sales Tax Registration	3-20369-7648-1-00002
BHTT Entertainment, LLC	BHTT - Humble - 20204	Health Permit	150149
BHTT Entertainment, LLC	BHTT - Plano - 20208	Sales Tax Registration	3-20369-7648-1-00003
BHTT Entertainment, LLC	BHTT - Plano - 20208	Liquor Tax Bond	9222167
BHTT Entertainment, LLC	BHTT - Plano - 20208	Burglar Alarm Permit	58057
BHTT Entertainment, LLC	BHTT - Plano - 20208	Health Permit	12151
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	Sales Tax Registration	3-20369-7648-1-00007
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	Fire Alarm Permit	9959571
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	Health Permit	413056 / 77465
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	Burglar Alarm Permit	9947320
BHTT Entertainment, LLC	BHTT - Sugar Land - 20232	Sales Tax Registration	3-20369-7648-1-00011
BHTT Entertainment, LLC	BHTT - Sugar Land - 20232	Health Permit	20232 HEAL
BHTT Entertainment, LLC	BHTT - Sugar Land - 20232	Fire Prevention Permit	20323 FPVP
Ignite Restaurants-New Jersey, LLC	BHTT - South Plainfield - 20207	Boiler Permit	52228 BOIL
Ignite Restaurants-New Jersey, LLC	BHTT - South Plainfield - 20207	Fire Prevention Permit	1222044632 / 10787976
Ignite Restaurants-New Jersey, LLC	BHTT - South Plainfield - 20207	Health Permit	72
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield - 10749	Off Premises Record/Document Storage Permit	1222-33-003-007 / 33820
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield - 10749	Fire Prevention Permit	1222055860000101 ID: O225806
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield - 10749	Health Permit	83
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield - 10749	Boiler Permit	NJ017030-10H-N25116314
JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	Off Premises Record/Document Storage Permit	33823 / 1311-33-011-010

25

JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	Business License	2027
JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	Health Permit	2017F70
JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	Fire Prevention Permit	0214599 1311075197000101
Joe's Crab Shack - Maryland, LLC	JCS - --Greenbelt - 10754	Burglar Alarm Permit	3325
Joe's Crab Shack - Maryland, LLC	JCS - --Greenbelt - 10754	Health Permit	33357-2014-00 / 197
Joe's Crab Shack - Maryland, LLC	JCS - --Greenbelt - 10754	Business License	16161648
Joe's Crab Shack-Anne Arundel MD, LLC	JCS - --Anne Arundel - 10770	Health Permit	0020091813
Joe's Crab Shack-Anne Arundel MD, LLC	JCS - -- Anne Arundel -10770	Outdoor Structure Permit	2019-Patio
Joe's Crab Shack-Anne Arundel MD, LLC	JCS - --Anne Arundel - 10770	Business License	02927454 / D14583413
Joe's Crab Shack-Redondo Beach Inc.	JCS - Redondo Beach - 10700	Business License	304397
Joe's Crab Shack-Redondo Beach Inc.	JCS - Redondo Beach - 10700	Health Permit	FA0064409 / AR0069479 / PR0042705
Joe's Crab Shack-Redondo Beach Inc.	JCS - Redondo Beach - 10700	Burglar Alarm Permit	6468
Joe's Crab Shack, LLC	JCS - Hoover - 10684	Boiler Permit	AL058972
Joe's Crab Shack, LLC	JCS - Hoover - 10684	Health Permit	FS323
Joe's Crab Shack, LLC	JCS - Hoover - 10684	Business License	188296 / 171176
Joe's Crab Shack, LLC	JCS - Hoover - 10684	Business License	0079690
Joe's Crab Shack, LLC	JCS - Hoover - 10684	Business Operation Permit	108300-2
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	Burglar Alarm Permit	20096
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	Health Permit	FD-10865
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	Sales Tax Registration	112414 STAX
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	Special Use Permit	10669 SUP
Joe's Crab Shack, LLC	JCS - Garden Grove - 10711	Business License	166030
Joe's Crab Shack, LLC	JCS - Garden Grove - 10711	Assembly Permit	6704
Joe's Crab Shack, LLC	JCS - Garden Grove - 10711	Health Permit	PR0023600 / AR1326113 / FA0023612
Joe's Crab Shack, LLC	JCS - Garden Grove - 10711	Burglar Alarm Permit	118038
Joe's Crab Shack, LLC	JCS - Industry - 10728	Health Permit	FA0064408 / AR0069480 / PR0021682
Joe's Crab Shack, LLC	JCS - Industry - 10728	Environmental Permit	25913 / AR0234492
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	Assembly Permit	FP04170002
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	Health Permit	HF00015461
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	Business License	BU98040200
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	Elevator Permit	067607
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	Burglar Alarm Permit	16199 00005 0562 / AP99000050
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Business License	15-186
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Assembly Permit	5637
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Burglar Alarm Permit	AL008106
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Health Permit	PR0022681 / AR0022681 / FA0022681
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Business License	BT00021651
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	Environmental Permit	2015-0053
Joe's Crab Shack, LLC	JCS - Oceanside - 10159	Burglar Alarm Permit	3584

26

Joe's Crab Shack, LLC	JCS - Oceanside - 10159	Elevator Permit	093003 / 10159ELEV
Joe's Crab Shack, LLC	JCS - Oceanside - 10159	Health Permit	DEH2011-FTEV-442862
Joe's Crab Shack, LLC	JCS - Oceanside - 10159	Health Permit	DEH2007-FFPP-425906
Joe's Crab Shack, LLC	JCS - Oceanside - 10159	Business License	BL 96719
Joe's Crab Shack, LLC	JCS - Rancho Cucamonga - 10745	Business License	049203
Joe's Crab Shack, LLC	JCS - Rancho Cucamonga - 10745	Health Permit	AR0020676 / FA0014444 / PR0019086
Joe's Crab Shack, LLC	JCS - Rancho Cucamonga - 10745	Environmental Permit	10745 ENVR
Joe's Crab Shack, LLC	JCS - Rancho Cucamonga - 10745	Assembly Permit	11228
Joe's Crab Shack, LLC	JCS - Sacramento - 10731	Fire Prevention Permit	FI000113255/ 22004036456 / 2015-13589
Joe's Crab Shack, LLC	JCS - Sacramento - 10731	Business License	129354
Joe's Crab Shack, LLC	JCS - Sacramento - 10731	Health Permit	AR0024941 / FA0017238
Joe's Crab Shack, LLC	JCS - Sacramento - 10731	Burglar Alarm Permit	SPDA-P66434
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	Health Permit	DEH2007-FFPP-425564
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	Business License	B2007001032
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	Assembly Permit	91003707
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	Environmental Permit	Estab Nbr 532
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	Burglar Alarm Permit	51849
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	Assembly Permit	95002264
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	Health Permit	DEH2009-FFPP-435710
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	Business License	B2017004777
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	Burglar Alarm Permit	10828
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	Health Permit	Estab NBR:2346
Joe's Crab Shack, LLC	JCS - Fisherman s Wharf - 10713	Elevator Permit	122516 and 122517
Joe's Crab Shack, LLC	JCS - Fisherman s Wharf - 10713	Business License	0350220
Joe's Crab Shack, LLC	JCS - Fisherman s Wharf - 10713	Health Permit	H26-032236/ D04-013301
Joe's Crab Shack, LLC	JCS - Fisherman s Wharf - 10713	Assembly Permit	146094/000931
Joe's Crab Shack, LLC	JCS - Aurora - 10615	Boiler Permit	103246
Joe's Crab Shack, LLC	JCS - Aurora - 10615	Boiler Permit	90004
Joe's Crab Shack, LLC	JCS - Aurora - 10615	Health Permit	42-43931-0004 / FA0001842
Joe's Crab Shack, LLC	JCS - Aurora - 10615	Sales Tax Registration	42-43931-0004 STAX
Joe's Crab Shack, LLC	JCS - Aurora - 10615	Business License	152369
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Fire Prevention Permit	3002588 / 20150085
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Boiler Permit	67091 and 82887
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Health Permit	42-43931-0001 /FA0001849
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Sales Tax Registration	06730200
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Sales Tax Registration	42-43931-0001 STAX
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Occupational License	712827 ID18586 OCC
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	Burglar Alarm Permit	235490
Joe's Crab Shack, LLC	JCS - Westminster - 10707	Business License	2706901 BUSL

27

Joe's Crab Shack, LLC	JCS - Westminster - 10707	Health Permit	42-43931-0002 / FA0001843
Joe's Crab Shack, LLC	JCS - Westminster - 10707	Sales Tax Registration	42-43931-0002 STAX
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Signage Permit	56089 / 56090 / 56091 / 56092
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Assembly Permit	L970235 / 57727
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Business License	59749/11000960
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Business License	8342/088481
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Business Operation Permit	2010117623
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	Health Permit	N119116
Joe's Crab Shack, LLC	JCS - Kissimmee - 10735	Business License	100041
Joe's Crab Shack, LLC	JCS - Kissimmee - 10735	Sales Tax Registration	59-8013698689-0
Joe's Crab Shack, LLC	JCS - Kissimmee - 10735	Health Permit	SEA5910813
Joe's Crab Shack, LLC	JCS - Clearwater - 10648	Business License	BTR-0001168
Joe's Crab Shack, LLC	JCS - Clearwater - 10648	Sales Tax Registration	62-8013694395-4
Joe's Crab Shack, LLC	JCS - Clearwater - 10648	Health Permit	SEA6214105
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Entertainment License	SESAC - 07-09-12721
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Elevator Permit	98806
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Business License	223991/BT-71887
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Entertainment License	ASCAP - Daytona
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Signage Permit	SN-71887
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Sales Tax Registration	74-8015827184-1
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Special Use Permit	054304 / WM20579
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	Health Permit	SEA7407094
Joe's Crab Shack, LLC	JCS - Destin - 10612	Health Permit	SEA5603170
Joe's Crab Shack, LLC	JCS - Destin - 10612	Business License	90030605527 / 418
Joe's Crab Shack, LLC	JCS - Destin - 10612	Sales Tax Registration	56-8013696837-6
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	Business License	1201262 / 767620
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	Business License	1201262 / 738119
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	Health Permit	SEA1622620
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	Sales Tax Registration	16-8016020497-4
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	Fire Prevention Permit	23005382
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Burglar Alarm Permit	5203
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Business License	8500934
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Business License	BUS2007-00075
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Health Permit	SEA4602511
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Fire Alarm Permit	17122930327
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	Sales Tax Registration	46-8013696771-4
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Health Permit	SEA2612558
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Business License	16-00016148
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Business License	1494670000 / 30294

28

Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Business License	16-00009688
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Business License	16-00010326
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Business License	16-00011311
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	Sales Tax Registration	26-8013696722-0
Joe's Crab Shack, LLC	JCS - West Kissimmee - 10751	Sales Tax Registration	59-8015740709-7
Joe's Crab Shack, LLC	JCS - West Kissimmee - 10751	Health Permit	SEA5812828
Joe's Crab Shack, LLC	JCS - Lauderhill - 10406	Business License	170-6967
Joe's Crab Shack, LLC	JCS - Lauderhill - 10406	Business License	8482
Joe's Crab Shack, LLC	JCS - Lauderhill - 10406	Health Permit	SEA1612500
Joe's Crab Shack, LLC	JCS - Lauderhill - 10406	Sales Tax Registration	16-8013696892-3
Joe's Crab Shack, LLC	JCS - Orlando Disney - 10708	Business License	1701-0507256
Joe's Crab Shack, LLC	JCS - Orlando Disney - 10708	Sales Tax Registration	58-8013697942-8
Joe's Crab Shack, LLC	JCS - Orlando Disney - 10708	Health Permit	SEA5810075
Joe's Crab Shack, LLC	JCS - Orlando I-Drive - 10752	Business License	1701-1088963
Joe's Crab Shack, LLC	JCS - Orlando I-Drive - 10752	Sales Tax Registration	58-8015404813-1
Joe's Crab Shack, LLC	JCS - Orlando I-Drive - 10752	Health Permit	SEA5812591
Joe's Crab Shack, LLC	JCS - Duluth - 10702	Boiler Permit	H257178
Joe's Crab Shack, LLC	JCS - Duluth - 10702	Health Permit	067-FS-8403
Joe's Crab Shack, LLC	JCS - Duluth - 10702	Occupational License	2017147301
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	Burglar Alarm Permit	46166
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	Health Permit	FSP033000284
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	Health Permit	FOG 1510
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	Boiler Permit	H266146
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	Health Permit	031-9541
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	Occupational License	2055
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	Boiler Permit	H 215829 and H230269
Joe's Crab Shack, LLC	JCS - Savannah - 10773	Business License	FSE20130007
Joe's Crab Shack, LLC	JCS - Savannah - 10773	Environmental Permit	FSE-12582017
Joe's Crab Shack, LLC	JCS - Savannah - 10773	Health Permit	FSP-025-000922
Joe's Crab Shack, LLC	JCS - Savannah - 10773	Boiler Permit	H242078 / 23504
Joe's Crab Shack, LLC	JCS - West Des Moines - 10739	Health Permit	RS00-8760084 / 14169
Joe's Crab Shack, LLC	JCS - Boise - 10160	Health Permit	39753
Joe's Crab Shack, LLC	JCS - Boise - 10160	Business License	LIC14-00665
Joe's Crab Shack, LLC	JCS - Fairview Heights - 10641	Business License	036
Joe's Crab Shack, LLC	JCS - Fairview Heights - 10641	Health Permit	1631390 / 09F4f / FSP-2017
Joe's Crab Shack, LLC	JCS - Fairview Heights - 10641	Sales Tax Registration	IBT 5542-5755
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	Boiler Permit	80112215
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	Business License	15-0417-GBL
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	Health Permit	0003655

29

Joe's Crab Shack, LLC	JCS - Gurnee - 10715	Boiler Permit	U0251664
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	Sales Tax Registration	5542-5755 IBT
Joe's Crab Shack, LLC	JCS - Schaumburg - 10630	Business License	004965-001-027
Joe's Crab Shack, LLC	JCS - Schaumburg - 10630	Health Permit	106583 - 9110, 9111, 23359-60, 23376, 41270
Joe's Crab Shack, LLC	JCS - Schaumburg - 10630	Sales Tax Registration	5542-5755
Joe's Crab Shack, LLC	JCS - Indianapolis 2 - 10657	Burglar Alarm Permit	38907
Joe's Crab Shack, LLC	JCS - Indianapolis 2 - 10657	Health Permit	200320
Joe's Crab Shack, LLC	JCS - Indianapolis 2 - 10657	Sales Tax Registration	0125938233 10657STAX
Joe's Crab Shack, LLC	JCS - Hobart - 10659	Health Permit	404243-17
Joe's Crab Shack, LLC	JCS - Hobart - 10659	Environmental Permit	TBD
Joe's Crab Shack, LLC	JCS - Hobart - 10659	Sales Tax Registration	125938233
Joe's Crab Shack, LLC	JCS - Bellevue - 10714	Health Permit	67074
Joe's Crab Shack, LLC	JCS - Bellevue - 10714	Occupational License	620363
Joe's Crab Shack, LLC	JCS - Louisville - 10636	Burglar Alarm Permit	28241
Joe's Crab Shack, LLC	JCS - Louisville - 10636	Elevator Permit	13812 / 13813
Joe's Crab Shack, LLC	JCS - Louisville - 10636	Health Permit	58537
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Burglar Alarm Permit	0000066437
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Health Permit	17-0057727
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Sales Tax Registration	4670352-001-400
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Occupational License	00852204 OCC
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Boiler Permit	157331LA & 189164LA
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	Environmental Permit	02-02037
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	Health Permit	08-0057803
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	Sales Tax Registration	4670352-002
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	Occupational License	15-00010826
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	Boiler Permit	LA2006630
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	Environmental Permit	52113
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	Fire Prevention Permit	Fire-29158-2010
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	Health Permit	11206/ Type C
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	Burglar Alarm Permit	C00335932
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	Business License	15035421
Joe's Crab Shack, LLC	JCS - Ann Arbor - 10682	Fire Prevention Permit	CF140004
Joe's Crab Shack, LLC	JCS - Ann Arbor - 10682	Boiler Permit	MIR418440
Joe's Crab Shack, LLC	JCS - Ann Arbor - 10682	Sales Tax Registration	U 76-0444189 10682STAX
Joe's Crab Shack, LLC	JCS - Ann Arbor - 10682	Health Permit	SFE4781059824
Joe's Crab Shack, LLC	JCS - Auburn Hills - 10696	Sales Tax Registration	U 76-0444189 10696STAX
Joe's Crab Shack, LLC	JCS - Auburn Hills - 10696	Boiler Permit	MIR408784
Joe's Crab Shack, LLC	JCS - Auburn Hills - 10696	Health Permit	SFE3963055851
Joe's Crab Shack, LLC	JCS - Sterling Heights - 10653	Boiler Permit	MIR434900

30

Joe's Crab Shack, LLC	JCS - Sterling Heights - 10653	Sales Tax Registration	U 76-0444189
Joe's Crab Shack, LLC	JCS - Sterling Heights - 10653	Business License	1204
Joe's Crab Shack, LLC	JCS - Sterling Heights - 10653	Health Permit	SFE5450056463
Joe's Crab Shack, LLC	JCS - Roseville - 10693	Business Operation Permit	20234
Joe's Crab Shack, LLC	JCS - Roseville - 10693	Health Permit	24897/140057
Joe's Crab Shack, LLC	JCS - Branson - 10747	Business License	Merch No: 699 / 2013-1355
Joe's Crab Shack, LLC	JCS - Branson - 10747	Business License	17-00010423
Joe's Crab Shack, LLC	JCS - Branson - 10747	Health Permit	3576 / NFRY-9RG2KJ / 20170197
Joe's Crab Shack, LLC	JCS - Independence - 10716	Business License	37930 / 68373
Joe's Crab Shack, LLC	JCS - Independence - 10716	Health Permit	16F-1219-1-10
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	Boiler Permit	MO098367
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	Business License	015414 8558
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	Health Permit	6016
Joe's Crab Shack, LLC	JCS - Fayetteville - 10679	Boiler Permit	NC365504
Joe's Crab Shack, LLC	JCS - Fayetteville - 10679	Health Permit	05026012513
Joe's Crab Shack, LLC	JCS - Fayetteville - 10679	Fire Prevention Permit	JOES000001
Joe's Crab Shack, LLC	JCS - Omaha - 10769	Environmental Permit	067-011178167
Joe's Crab Shack, LLC	JCS - Omaha - 10769	Health Permit	76719
Joe's Crab Shack, LLC	JCS - Omaha - 10769	Environmental Permit	11178167
Joe's Crab Shack, LLC	JCS - Omaha - 10769	Burglar Alarm Permit	309263
Joe's Crab Shack, LLC	JCS - Omaha - 10769	Health Permit	046001-01A-12A
Joe's Crab Shack, LLC	JCS - Clifton - 10756	Sales Tax Registration	760-444-189/001
Joe's Crab Shack, LLC	JCS - Clifton - 10756	Off Premises Record/Document Storage Permit	1602-33-074-009 / 33826
Joe's Crab Shack, LLC	JCS - Clifton - 10756	Fire Prevention Permit	1602-75726-001-01
Joe's Crab Shack, LLC	JCS - Clifton - 10756	Health Permit	17-000247
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Sales Tax Registration	760-444-189/003
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Business Operation Permit	8653 / 15-000063
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Burglar Alarm Permit	001505
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Fire Prevention Permit	0802071145 11010213
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Health Permit	2017-0044
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Boiler Permit	NJ019075-13H
Joe's Crab Shack, LLC	JCS - Deptford - 10771	Boiler Permit	NJ019071-13U
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	Certificate of Inspection	12-040196-16
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	Off Premises Record/Document Storage Permit	38092 / 1107-33-016-006
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	Fire Prevention Permit	1107069104/O225794
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	Health Permit	15266
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	Boiler Permit	NJ006006-14H/84567
Joe's Crab Shack, LLC	JCS - Henderson - 10677	Business License	2007300083
Joe's Crab Shack, LLC	JCS - Henderson - 10677	Health Permit	FA0008624 / AR0057357 / OW0005741

31

Joe's Crab Shack, LLC	JCS - Henderson - 10677	Assembly Permit	2004480109F
Joe's Crab Shack, LLC	JCS - Las Vegas - 10637	Health Permit	FA0008625 / AR0057356 / OW0005741
Joe's Crab Shack, LLC	JCS - Las Vegas - 10637	Business License	R09-00809-2-001376
Joe's Crab Shack, LLC	JCS - Las Vegas - 10637	Assembly Permit	10637ASMB
Joe's Crab Shack, LLC	JCS - Amherst - 10758	Liquor Tax Bond	9222168
Joe's Crab Shack, LLC	JCS - Amherst - 10758	Health Permit	RKEK-8F3GEJ
Joe's Crab Shack, LLC	JCS - Deer Park - 10781	Health Permit	30917
Joe's Crab Shack, LLC	JCS - Deer Park - 10781	Assembly Permit	7521
Joe's Crab Shack, LLC	JCS - Deer Park - 10781	Signage Permit	21553
Joe's Crab Shack, LLC	JCS - Deer Park - 10781	Liquor Tax Bond	9193788
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	Fire Prevention Permit	35013432
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	Health Permit	50014832
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	Assembly Permit	35117258
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	Fire Prevention Permit	35013473
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	Liquor Tax Bond	9222182
Joe's Crab Shack, LLC	JCS - Henrietta - 10750	Fire Alarm Permit	FP6283
Joe's Crab Shack, LLC	JCS - Henrietta - 10750	Fire Prevention Permit	FP6282
Joe's Crab Shack, LLC	JCS - Henrietta - 10750	Health Permit	275663301 C
Joe's Crab Shack, LLC	JCS - Henrietta - 10750	Liquor Tax Bond	9222159
Joe's Crab Shack, LLC	JCS - W. Nyack - 10774	Health Permit	43-5415
Joe's Crab Shack, LLC	JCS - W. Nyack - 10774	Assembly Permit	F-2017-1508
Joe's Crab Shack, LLC	JCS - W. Nyack - 10774	Liquor Tax Bond	9222155
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Assembly Permit	9170
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Health Permit	F1685305 / 168530500
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Liquor Tax Bond	9222158
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Burglar Alarm Permit	N185020
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19238-13
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19239-13
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19240-13
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19241-13
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19242-13
Joe's Crab Shack, LLC	JCS - Westbury - 10780	Signage Permit	19243-13
Joe's Crab Shack, LLC	JCS - Columbus - 10623	Health Permit	PR0004284 - PT0004325 - AR0018449
Joe's Crab Shack, LLC	JCS - Columbus - 10623	Fire Prevention Permit	2017-0228065938
Joe's Crab Shack, LLC	JCS - Columbus - 10623	Burglar Alarm Permit	CR9105
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	Liquor Tax Bond	9193785
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	Burglar Alarm Permit	3033461
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	Health Permit	55-64010
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	Health Permit	BUS-10706

32

Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	Sales Tax Registration	805306368
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	Liquor Tax Bond	9193787
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	Health Permit	02831304 / 875609
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	Health Permit	72-66341
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	Burglar Alarm Permit	71456
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	Sales Tax Registration	134217728
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Liquor Tax Bond	9193786
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Coin Operated Amuesement License	COP-10073104-04
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Business Operation Permit	552
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Health Permit	55-64286
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Sales Tax Registration	501966
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	Sales Tax Registration	1879048192
Joe's Crab Shack, LLC	JCS - King of Prussia - 10760	Health Permit	A16319
Joe's Crab Shack, LLC	JCS - King of Prussia - 10760	Business License	17-0000020186
Joe's Crab Shack, LLC	JCS - King of Prussia - 10760	Sales Tax Registration	85264553 10760STAX
Joe's Crab Shack, LLC	JCS - Pittsburgh - 10722	Signage Permit	311097
Joe's Crab Shack, LLC	JCS - Pittsburgh - 10722	Health Permit	201703060022
Joe's Crab Shack, LLC	JCS - Pittsburgh - 10722	Sales Tax Registration	85264553 10722STAX
Joe's Crab Shack, LLC	JCS - Pittsburgh - 10722	Sales Tax Registration	3001341 10722STAX
Joe's Crab Shack, LLC	JCS - Robinson - 10734	Health Permit	200312080001 201412120020
Joe's Crab Shack, LLC	JCS - Robinson - 10734	Burglar Alarm Permit	1449
Joe's Crab Shack, LLC	JCS - Robinson - 10734	Sales Tax Registration	3001341 10734STAX
Joe's Crab Shack, LLC	JCS - Robinson - 10734	Sales Tax Registration	85264553 10734STAX
Joe's Crab Shack, LLC	JCS - Greenville - 10619	Business License	1450 / 043932
Joe's Crab Shack, LLC	JCS - Greenville - 10619	Health Permit	23-206-09112
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	Fire Prevention Permit	10632 FPVP
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	Health Permit	26-206-10207
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	Business License	17640
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	Business License	17641
Joe's Crab Shack, LLC	JCS - Myrtle Beach 1 - 10620	Health Permit	26-206-10212
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Burglar Alarm Permit	108551
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Liquor Tax Bond	9222170
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Health Permit	0605196433 / 0605196434
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Signage Permit	SR008882
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Business License	166527773 / 501041741
Joe's Crab Shack, LLC	JCS - Memphis - 10646	Boiler Permit	T77965
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Boiler Permit	T90602
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Boiler Permit	T90603
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Liquor Tax Bond	9222171

33

Joe's Crab Shack, LLC	JCS - Nashville - 10420	Health Permit	0605194994 / 0605194996
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Burglar Alarm Permit	47425
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Business License	166527764/501041732/140557
Joe's Crab Shack, LLC	JCS - Nashville - 10420	Elevator Permit	30044 / 502644
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	Boiler Permit	T96336
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	Liquor Tax Bond	9222172
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	Health Permit	0605222862 / 0605222863
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	Business License	504762823/172556417
Joe's Crab Shack, LLC	JCS - Arlington - 10012	Sales Tax Registration	3-01171-8339-9-00009
Joe's Crab Shack, LLC	JCS - Arlington - 10012	Fire Prevention Permit	2009-144318-AFI
Joe's Crab Shack, LLC	JCS - Arlington - 10012	Burglar Alarm Permit	54575
Joe's Crab Shack, LLC	JCS - Arlington - 10012	Health Permit	16-1082888 HFEP
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	Sales Tax Registration	3-01171-8339-9-00016
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	Environmental Permit	704AUS0000602
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	Health Permit	2014 075971 FP
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	Fire Prevention Permit	201406001769
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	Burglar Alarm Permit	27738
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	Sales Tax Registration	3-01171-8339-9-00010
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	Burglar Alarm Permit	120087577
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	Health Permit	16F-2914-1-17
Joe's Crab Shack, LLC	JCS - Cedar Hill - 10736	Sales Tax Registration	3-01171-8339-9-00011
Joe's Crab Shack, LLC	JCS - Cedar Hill - 10736	Burglar Alarm Permit	7419
Joe's Crab Shack, LLC	JCS - Cedar Hill - 10736	Health Permit	14-115
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	Sales Tax Registration	3-01171-8339-9-00017
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	Fire Prevention Permit	8355/17516 / 16-09-0556
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	Health Permit	15005990
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	Burglar Alarm Permit	54122
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	Sales Tax Registration	3-01171-8339-9-00024
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	Fire Prevention Permit	8355/15287 16-09-0555
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	Elevator Permit	24866 61932 61933
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	Burglar Alarm Permit	54180
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	Health Permit	14005991
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	Sales Tax Registration	3-01171-8339-9-00012
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	Burglar Alarm Permit	1049668
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	Assembly Permit	1171196
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	Health Permit	AR0004051
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	Sales Tax Registration	3-01171-8339-9-00021
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	Assembly Permit	035525
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	Burglar Alarm Permit	C1025789

34

Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	Health Permit	16F-9035 / 1666598 & 1666599
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	Environmental Permit	GI 877
Joe's Crab Shack, LLC	JCS - Galveston - 10611	Sales Tax Registration	3-01171-8339-9-00004
Joe's Crab Shack, LLC	JCS - Galveston - 10611	Burglar Alarm Permit	10184
Joe's Crab Shack, LLC	JCS - Galveston - 10611	Environmental Permit	11907 11908 11909 11910
Joe's Crab Shack, LLC	JCS - Galveston - 10611	Health Permit	PR004710/ FA 4243 / PT0011127
Joe's Crab Shack, LLC	JCS - Galveston - 10611	Assembly Permit	16170232
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	Sales Tax Registration	3-01171-8339-9-00013
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	Boiler Permit	TX246360
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	Burglar Alarm Permit	Reg # 657
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	Health Permit	16F-16890-1-16
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Sales Tax Registration	3-01171-8339-9-00026
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Burglar Alarm Permit	96032209
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Signage Permit	95042027/95041669
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Fire Prevention Permit	04081262/5949632
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Health Permit	2171072/424171
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Fire Alarm Permit	HFD16028031
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Environmental Permit	5348 168000
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	Fire Prevention Permit	04096458-UB
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Sales Tax Registration	3-01171-8339-9-00027
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Health Permit	2171073/424172
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Signage Permit	97074189/ 97074191
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Burglar Alarm Permit	98004854
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Environmental Permit	04122016
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Fire Prevention Permit	04081244 / 00081239
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	Fire Alarm Permit	HFD08010303
Joe's Crab Shack, LLC	JCS - North - 10602	Sales Tax Registration	3-01171-8339-9-00028
Joe's Crab Shack, LLC	JCS - North - 10602	Health Permit	22162
Joe's Crab Shack, LLC	JCS - North - 10602	Burglar Alarm Permit	211461
Joe's Crab Shack, LLC	JCS - Humble - 10688	Sales Tax Registration	3-01171-8339-9-00018
Joe's Crab Shack, LLC	JCS - Humble - 10688	Health Permit	150898
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	Sales Tax Registration	3-01171-8339-9-00001
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	Fire Prevention Permit	2016-00000325
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	Health Permit	03 20004901
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	Burglar Alarm Permit	10679
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	Sales Tax Registration	3-01171-8339-9-00002
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	Burglar Alarm Permit	361
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	Health Permit	PT 0539 PT 03633
Joe's Crab Shack, LLC	JCS - McAllen - 10622	Boiler Permit	Boiler # 194982

35

Joe's Crab Shack, LLC	JCS - McAllen - 10622	Sales Tax Registration	3-01171-8339-9-00003
Joe's Crab Shack, LLC	JCS - McAllen - 10622	Health Permit	Food2008-00001
Joe's Crab Shack, LLC	JCS - Mesquite - 10662	Sales Tax Registration	3-01171-8339-9-00025
Joe's Crab Shack, LLC	JCS - Mesquite - 10662	Health Permit	4783 Class I
Joe's Crab Shack, LLC	JCS - Mesquite - 10662	Burglar Alarm Permit	12678
Joe's Crab Shack, LLC	JCS - Pearland - 10748	Sales Tax Registration	3-01171-8339-9-00015
Joe's Crab Shack, LLC	JCS - Pearland - 10748	Health Permit	PE-41
Joe's Crab Shack, LLC	JCS - Plano - 10651	Sales Tax Registration	3-01171-8339-9-00019
Joe's Crab Shack, LLC	JCS - Plano - 10651	Burglar Alarm Permit	27274
Joe's Crab Shack, LLC	JCS - Plano - 10651	Health Permit	10180
Joe's Crab Shack, LLC	JCS - Round Rock - 10650	Sales Tax Registration	3-01171-8339-9-00007
Joe's Crab Shack, LLC	JCS - Round Rock - 10650	Health Permit	RR-195
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	Sales Tax Registration	3-01171-8339-9-00014
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	Health Permit	32065 / 207705
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	Fire Alarm Permit	9979501
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	Burglar Alarm Permit	0712010
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	Sales Tax Registration	3-01171-8339-9-00022
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	Burglar Alarm Permit	0706897
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	Health Permit	32067 / 177547
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	Sales Tax Registration	3-01171-8339-9-00020
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	Fire Alarm Permit	9971634
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	Burglar Alarm Permit	0106471
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	Health Permit	32068 / 177546
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	Liquor Tax Bond	965001830
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	Health Permit	35-0015342
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	Liquor Tax Bond	965001812
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	Environmental Permit	D723SSA2
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	Liquor Tax Bond	965001904
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	Liquor Tax Bond	965001908
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	Health Permit	35-0015343
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	Business License	20591 -93
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	Environmental Permit	D940WJA2
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	Health Permit	SYOG-59FS7X
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	Fire Prevention Permit	35062
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	Business License	071310 Mixed Bev
Joe's Crab Shack, LLC	JCS - Fairfax - 10424	Fire Prevention Permit	L 8099/ 1-9592
Joe's Crab Shack, LLC	JCS - Fairfax - 10424	Health Permit	10274
Joe's Crab Shack, LLC	JCS - Fairfax - 10424	Business License	000-05-9344 / 59344
Joe's Crab Shack, LLC	JCS - Fredericksburg - 10724	Fire Prevention Permit	7863

36

Joe's Crab Shack, LLC	JCS - Fredericksburg - 10724	Burglar Alarm Permit	BA2017 0001115001
Joe's Crab Shack, LLC	JCS - Fredericksburg - 10724	Health Permit	DCOO-6Y7MTR
Joe's Crab Shack, LLC	JCS - Hampton - 10738	Health Permit	JAQN-5VSR3T
Joe's Crab Shack, LLC	JCS - Vancouver - 10177	Burglar Alarm Permit	9525
Joe's Crab Shack, LLC	JCS - Vancouver - 10177	Health Permit	PT0004131 / FA0000629
Joe's Crab Shack, LLC	JCS - Vancouver - 10177	Sales Tax Registration	A12 5488 17
Joe's Crab Shack, LLC	JCS - Vancouver - 10177	Fire Prevention Permit	2134-0001
Joe's Crab Shack, LLC	JCS - Vancouver - 10177	Boiler Permit	00131-17W

All Liquor Licenses set forth on Schedule 3.8.

Non-Compliance

All violations and proceedings set forth on Schedule 3.8.

37

Schedule 3.8

Liquor Licenses

Company Name	Restaurant Name	License Number	License Type Name	Current Issue Date	Expiration Date
BHTT Entertainment, LLC	BHTT - Parker - 20224	490	Local/City Liquor License	new has not issued	05/22/2018
BHTT Entertainment, LLC	BHTT - Parker - 20224	4701284	State Liquor License	new has not issued	05/22/2018
BHTT Entertainment, LLC	BHTT - Orlando I Drive - 20215	BEV5810957	State Liquor License	10/2/16	09/30/2017
BHTT Entertainment, LLC	BHTT - Tampa - 20211	BEV3910683	State Liquor License	10/2/16	09/30/2017
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	LQ-000111	Local/City Liquor License	1/5/17	06/30/2017
BHTT Entertainment, LLC	BHTT - Downers Grove - 20201	1A-0087597	State Liquor License	3/31/17	03/30/2018
BHTT Entertainment, LLC	BHTT - Niles - 20206	1A-0091745	State Liquor License	12/30/16	12/31/2017
BHTT Entertainment, LLC	BHTT - Niles - 20206	LC170902	Local/City Liquor License	not received yet	04/30/2018
BHTT Entertainment, LLC	BHTT - Louisville - 20210	15799	Local/City Liquor License	7/1/16	06/30/2017
BHTT Entertainment, LLC	BHTT - Louisville - 20210	056NQ21737/056RS3082	State Liquor License	11/1/16	10/31/2017
BHTT Entertainment, LLC	BHTT - Methuen - 20233	LN-2016-0072/0265 / 069600128	State Liquor License	No Issue Date	12/31/2017
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	77338 / 77339	County Liquor License	4/21/16	05/31/2018
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	182311, 182312	State Liquor License	7/1/16	06/30/2017
BHTT Entertainment, LLC	BHTT - Chesterfield - 20205	10147	Local/City Liquor License	7/1/16	06/30/2018
BHTT Entertainment, LLC	BHTT - Neptune - 20225	1334-33-019-004 LLIQ	Local/City Liquor License	not received yet	06/30/2017
BHTT Entertainment, LLC	BHTT - Neptune - 20225	1334-33-019-004 SLIQ	State Liquor License	not received yet	06/30/2017
BHTT Entertainment, LLC	BHTT - Princeton - 20230	1113-33-013-002 LLIQ	Local/City Liquor License	7/1/16	06/30/2017
BHTT Entertainment, LLC	BHTT - Princeton - 20230	1113-33-013-002 SLIQ	State Liquor License	7/1/16	06/30/2017
BHTT Entertainment, LLC	BHTT - Amherst - 20212	3149127	State Liquor License	9/20/16	10/31/2018
BHTT Entertainment, LLC	BHTT - Latham - 20234	2202310	State Liquor License	4/26/16	03/31/2018
BHTT Entertainment, LLC	BHTT - Cuyahoga Falls - 20209	0848271-0005	State Liquor License	10/1/16	10/01/2017
BHTT Entertainment, LLC	BHTT - Willow Grove - 20203	R19514/LID61887	State Liquor License	5/1/17	04/30/2018
BHTT Entertainment, LLC	BHTT - Austin - 20218	MB768164/PE/LB CLIQ & LLIQ	County Liquor License	not received yet	02/16/2019
BHTT Entertainment, LLC	BHTT - Austin - 20218	MB768164/PE/LB SLIQ	State Liquor License	2/17/17	02/16/2019
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	008304-49	Local/City Liquor License	5/10/16	05/21/2018
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	RM876225 FB/LB/PE SLIQ	State Liquor License	6/25/16	06/24/2018
BHTT Entertainment, LLC	BHTT - Fossil Creek - 20229	876225	County Liquor License	not received yet	6/24/2018
BHTT Entertainment, LLC	BHTT - Galveston - 20223	MB/LB/PE 773767 CLIQ	County Liquor License		04/27/2017
BHTT Entertainment, LLC	BHTT - Galveston - 20223	MB/LB/PE 773767 LLIQ	Local/City Liquor License		08/31/2017
BHTT Entertainment, LLC	BHTT - Galveston - 20223	MB/LB/PE 773767 SLIQ	State Liquor License	not received yet	04/27/2019
BHTT Entertainment, LLC	BHTT - Grapevine - 20231	PE898643/2017-25	Local/City Liquor License	not received yet	02/20/2018
BHTT Entertainment, LLC	BHTT - Grapevine - 20231	MB/PE/LB 898643	State Liquor License	2/19/17	02/18/2019

38

BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	MB717290/LB/PE CLIQ	County Liquor License	2/18/15	03/15/2017
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	325464 325467 325465	Local/City Liquor License	3/10/17	03/15/2018
BHTT Entertainment, LLC	BHTT - Houston 290 - 20202	MB717290/LB/PE SLIQ	State Liquor License	not received yet	03/15/2019
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	MB852762 CLIQ	County Liquor License	5/18/16	09/25/2017
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	280652, 280653, 280654	Local/City Liquor License	8/10/16	09/25/2017
BHTT Entertainment, LLC	BHTT - Hwy 249 - 20226	MB852762 SLIQ	State Liquor License	9/26/15	09/25/2017
BHTT Entertainment, LLC	BHTT - Humble - 20204	MB/LB/PE 730888 CLIQ	County Liquor License	5/18/16	09/08/2017
BHTT Entertainment, LLC	BHTT - Humble - 20204	730888 LLQ MB/LB/PE	Local/City Liquor License	7/14/16	09/08/2017
BHTT Entertainment, LLC	BHTT - Humble - 20204	MB/LB/PE 730888 SLIQ	State Liquor License	9/9/15	09/08/2017
BHTT Entertainment, LLC	BHTT - Plano - 20208	RM744346/LM/PH	State Liquor License	not received yet	03/17/2018
BHTT Entertainment, LLC	BHTT - Plano - 20208	391 RM/LB/PE 744346	Local/City Liquor License	2/23/16	03/17/2018
BHTT Entertainment, LLC	BHTT - Plano - 20208	PE874339	County Liquor License	6/9/16	03/17/2018
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	MB/LB/PE 852835 CLIQ	County Liquor License	9/7/16	09/25/2017
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	PE852835 76983	Local/City Liquor License	9/26/16	09/25/2017
BHTT Entertainment, LLC	BHTT - San Antonio - 20227	MB852835/LB/PE SLIQ	State Liquor License	9/26/15	09/25/2017
BHTT Entertainment, LLC	BHTT - Sugar Land - 20232	MB931331	State Liquor License	not received yet	01/07/2018
BHTT Entertainment, LLC	BHTT - Sugar Land - 20232	MB 655556/PE 931331 CLIQ	County Liquor License	not received yet	01/07/2018
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield – 10749 & BHTT – South Plainfield 20207	1222-33-003-007 SLIQ	State Liquor License	7/1/16	06/30/2017
Ignite Restaurants-New Jersey, LLC	JCS - South Plainfield – 10749 & BHTT – South Plainfield 20207	1222-33-003-007 10749LLIQ	Local/City Liquor License	7/1/16	06/30/2017
JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	1311-33-011-010 LLIQ	Local/City Liquor License	7/1/16	06/30/2017
JCS Monmouth Mall - NJ, LLC	JCS - Eatontown - 10759	1311-33-011-010 SLIQ	State Liquor License	7/1/16	06/30/2017
Joe's Crab Shack - Maryland, LLC	JCS - Greenbelt - 10754	013	Local/City Liquor License	9/19/16	10/31/2017
Joe's Crab Shack – Anne Arundel, LLC	JCS - Anne Arundel - 10770	02-14798337 / 281	County Liquor License	not received yet	03/30/2018
Joe's Crab Shack - Maryland, LLC	JCS - Greenbelt - 10754	17 BLX 351	County Liquor License	not received yet	03/31/2018
Joe's Crab Shack-Redondo Beach Inc.	JCS - Redondo Beach - 10700	47&58-363706	State Liquor License	new has not issued	04/29/2018
Joe's Crab Shack, LLC	JCS - Hoover - 10684	000360258	State Liquor License	01/27/17	09/30/2017
Joe's Crab Shack, LLC	JCS - Hoover - 10684	0079691 – Local Beer	Local/City Liquor License	1/22/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Hoover - 10684	0079692 – Restaurant Liquor	Local/City Liquor License	1/22/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Hoover - 10684	0079693 – Table Wine	Local/City Liquor License	1/22/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	112414 LLIQ	Local/City Liquor License		12/31/2016
Joe's Crab Shack, LLC	JCS - Tempe-Baseline - 10669	12076995	State Liquor License		03/30/2018
Joe's Crab Shack, LLC	JCS - Garden Grove - 10711	47-374333	State Liquor License	6/1/16	05/31/2018
Joe's Crab Shack, LLC	JCS - Industry - 10728	47-390466	State Liquor License	9/1/16	08/31/2017
Joe's Crab Shack, LLC	JCS - Long Beach - 10670	47-482989 & 77-482989	State Liquor License	11/18/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Newport Beach - 10027	47-301628	State Liquor License	3/1/17	02/28/2018

39

Joe's Crab Shack, LLC	JCS - Oceanside - 10159	47-448151	State Liquor License	8/1/16	07/31/2017
Joe's Crab Shack, LLC	JCS - Rancho Cucamonga - 10745	47-435326	State Liquor License	03/1/17	02/28/2018
Joe's Crab Shack, LLC	JCS - Sacramento - 10731	47-384104	State Liquor License	6/1/16	05/30/2018
Joe's Crab Shack, LLC	JCS - Rowing Club - 10173	47&58-448143	State Liquor License	8/1/16	07/31/2017
Joe's Crab Shack, LLC	JCS - San Diego Hazard - 10652	47&58-481755	State Liquor License	6/1/16	05/30/2018
Joe's Crab Shack, LLC	JCS - Fisherman s Wharf - 10718	47 375309	State Liquor License	new has not issued	04/29/2018
Joe's Crab Shack, LLC	JCS - Aurora - 10615	157566/152373	Local/City Liquor License	4/5/17	04/08/2018
Joe's Crab Shack, LLC	JCS - Aurora - 10615	42-43931-0004 SLIQ	State Liquor License	4/14/17	04/08/2018
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	712827 ID18586 LLIQ	Local/City Liquor License	new has not issued	05/21/2018
Joe's Crab Shack, LLC	JCS - Colorado Springs - 10680	42-43931-0001 SLIQ	State Liquor License	1/12/17	05/21/2018
Joe's Crab Shack, LLC	JCS - Westminster - 10707	2706901 LLIQ	Local/City Liquor License	1/23/17	01/22/2018
Joe's Crab Shack, LLC	JCS - Westminster - 10707	42-43931-0002 SLIQ	State Liquor License	1/17/17	01/22/2018
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	59748/11000959	Local/City Liquor License	No Issue Date	12/31/2017
Joe's Crab Shack, LLC	JCS - Wilmington - 10729	13248	State Liquor License	7/1/16	06/30/2018
Joe's Crab Shack, LLC	JCS - Kissimmee - 10735	BEV5902432	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Clearwater - 10648	BEV6209206	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Daytona Beach - 10762	BEV7407155	State Liquor License	3/7/17	03/30/2018
Joe's Crab Shack, LLC	JCS - Destin - 10612	BEV5602313	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JSS - Ft Lauderdale - 10776	BEV1620567	State Liquor License	3/22/17	03/30/2018
Joe's Crab Shack, LLC	JCS - Ft Myers - 10174	BEV4601753	State Liquor License	not received yet	03/30/2018
Joe's Crab Shack, LLC	JCS - Jacksonville - 10697	BEV2607534	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - West Kissimmee - 10751	BEV5903007	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Lauderhill - 10406	BEV1605258	State Liquor License	3/6/17	03/30/2018
Joe's Crab Shack, LLC	JCS - Orlando Disney - 10708	BEV5808215	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Orlando I-Drive - 10752	BEV5810960	State Liquor License	10/2/16	09/30/2017
Joe's Crab Shack, LLC	JCS - Duluth - 10702	20160157 / Acct 147301	County Liquor License	12/15/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Duluth - 10702	0033032	State Liquor License	12/30/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	900928	County Liquor License	1/1/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Kennesaw - 10691	0039209	State Liquor License	12/30/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	2	Liquor Caterer License	11/18/16 per letter w/license	12/31/2017
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	033	Local/City Liquor License	11/18/16 per letter w/license	12/31/2017
Joe's Crab Shack, LLC	JCS - Atlanta - 10643	0037353	State Liquor License	12/30/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Savannah - 10773	ABL20130013	Local/City Liquor License	No Issue Date	12/31/2017
Joe's Crab Shack, LLC	JCS - Savannah - 10773	0064171	State Liquor License	12/30/16	12/31/2017
Joe's Crab Shack, LLC	JCS - West Des Moines - 10739	LC0034988	State Liquor License	11/4/16 per letter w/license	11/20/2017
Joe's Crab Shack, LLC	JCS - Boise - 10160	LIP02-00045	Local/City Liquor License	12/30/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Boise - 10160	2016280	County Liquor License	not received yet	04/14/2018

40

Joe's Crab Shack, LLC	JCS - Boise - 10160	1364 1A-279	State Liquor License	not received yet	04/29/2018
Joe's Crab Shack, LLC	JCS - Fairview Heights - 10641	1935 Class D	Local/City Liquor License	12/13/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Fairview Heights - 10641	1A-0080201	State Liquor License	12/7/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	1A-0078577	State Liquor License	6/20/16	07/31/2017
Joe's Crab Shack, LLC	JCS - Gurnee - 10715	16-0095-LIQ	Local/City Liquor License	not received yet	04/29/2018
Joe's Crab Shack, LLC	JCS - Schaumburg - 10630	1A-0091153	State Liquor License	9/16/16	10/31/2017
Joe's Crab Shack, LLC	JCS - Schaumburg - 10630	23444/106583	Local/City Liquor License	1/1/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Indianapolis 2 - 10657	RR4998062	State Liquor License	not received yet	04/07/2018
Joe's Crab Shack, LLC	JCS - Hobart - 10659	RR4504855	State Liquor License	10/31/16	11/09/2017
Joe's Crab Shack, LLC	JCS - Bellevue - 10714	019-NQ2-1031, 019-RS-2362	State Liquor License	9/1/16	08/31/2017
Joe's Crab Shack, LLC	JCS - Bellevue - 10714	825	Local/City Liquor License	11/10/16	11/30/2017
Joe's Crab Shack, LLC	JCS - Louisville - 10636	056-NQ2-1030, RS-2361, SB-1009	State Liquor License	9/1/16	08/31/2017
Joe's Crab Shack, LLC	JCS - Louisville - 10636	17536	Local/City Liquor License	11/28/16	11/30/2017
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	00852204 LLIQ	Local/City Liquor License	1/1/17	01/31/2018
Joe's Crab Shack, LLC	JCS - Baton Rouge - 10621	1700009527 BL and R	State Liquor License	2/1/17	01/31/2019
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	AR.08.0000009626-BL (-R)	State Liquor License	not received yet	09/30/2017
Joe's Crab Shack, LLC	JCS - Bossier City - 10741	16-00010656/7	Local/City Liquor License	1/1/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Gaithersburg - 10692	BBWLHR045	County Liquor License	5/1/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Ann Arbor - 10682	165042-2017 SS	State Liquor License	5/1/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Auburn Hills - 10696	165043-2017 SS	State Liquor License	5/1/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Auburn Hills - 10696	674	Local/City Liquor License	3/14/17	03/31/2018
Joe's Crab Shack, LLC	JCS - Sterling Heights - 10653	165044-2017 SS	State Liquor License	5/1/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Roseville - 10693	30-74, 30-75 / 28572	Local/City Liquor License	12/5/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Roseville - 10693	28572/93041	State Liquor License	No Issue Date	12/31/2017
Joe's Crab Shack, LLC	JCS - Branson - 10747	17 00010423	Local/City Liquor License	5/16/16	06/29/2017
Joe's Crab Shack, LLC	JCS - Branson - 10747	208500, 208501	State Liquor License	7/1/16	06/29/2017
Joe's Crab Shack, LLC	JCS - Branson - 10747	2017-37	County Liquor License	6/28/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Independence - 10716	20024036B	County Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Independence - 10716	16966	Local/City Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Independence - 10716	208236 208237	State Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	208364 208365	State Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	702, 703	County Liquor License	5/2/16	07/31/2017
Joe's Crab Shack, LLC	JCS - St. Louis - 10649	5994, 5995	Local/City Liquor License	7/1/16	04/30/2018
Joe's Crab Shack, LLC	JCS - Fayetteville - 10679	Acct #17720, License 45177	Local/City Liquor License	5/19/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Fayetteville - 10679	00149484AJ-99	State Liquor License	No Issue Date	04/30/2018
Joe's Crab Shack, LLC	JCS - Omaha - 10769	097459	Liquor Caterer License	not received yet	10/31/2017
Joe's Crab Shack, LLC	JCS - Omaha - 10769	234826 / 234590	Local/City Liquor License	not received yet	10/31/2017
Joe's Crab Shack, LLC	CLOSED - JCS - Brick - 10779	1506-32-002-005 LLIQ	Local/City Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Clifton - 10756	1602-33-074-009 LLIQ	Local/City Liquor License	2/7/17	06/30/2017

41

Joe's Crab Shack, LLC	JCS - Clifton - 10756	1602-33-074-009 SLIQ	State Liquor License	2/7/17	06/30/2017
Joe's Crab Shack, LLC	JCS - Deptford - 10771	0802-33-006-009 / 33819	Off Premise Liquor Storage Permit	5/12/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Deptford - 10771	0802 33 006 009 SLIQ	State Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Deptford - 10771	0802 33 006 009 LLIQ	Local/City Liquor License	7/1/16	06/30/2018
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	1107-33-016-006 SLIQ	State Liquor License	2/8/17	06/30/2017
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	33821	State Liquor License	5/12/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Lawrenceville - 10694	1107-33-016-006 LLIQ	Local/City Liquor License	2/8/17	06/30/2017
Joe's Crab Shack, LLC	CLOSED - JCS - Newark - 10777	0714-33-407-006 LLIQ	Local/City Liquor License	7/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - -Henderson - 10677	2007300084/619C	Local/City Liquor License	No Issue Date	06/30/2017
Joe's Crab Shack, LLC	JCS - Las Vegas - 10637	L64-00110	Local/City Liquor License	4/1/17	09/30/2017
Joe's Crab Shack, LLC	JCS - Amherst - 10758	3149980 SLIQ	State Liquor License	5/24/17	5/31/19
Joe's Crab Shack, LLC	JCS - Deer Park - 10781	1275597	State Liquor License	6/22/16	07/31/2018
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	40P1275628	Local/City Liquor License	no license	05/31/2017
Joe's Crab Shack, LLC	JCS - Elmhurst - 10763	1275628 / 845583	State Liquor License	11/9/16	11/30/2018
Joe's Crab Shack, LLC	JCS - Henrietta - 10750	3150447/823669	State Liquor License	8/5/15	07/31/2017
Joe's Crab Shack, LLC	JCS - W. Nyack - 10774	2188389 SLIQ	State Liquor License	3/9/17	03/31/2019
Joe's Crab Shack, LLC	JCS - Westbury - 10780	1271063 SLIQ	State Liquor License	9/4/15	08/31/2017
Joe's Crab Shack, LLC	JCS - Columbus - 10623	1793731	State Liquor License	not received yet	01/17/2018
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	MXB 486977	State Liquor License	10/3/16	10/02/2017
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	BUS-15850	Local/City Liquor License	11/14/16	11/17/2017
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	BUS 05520	Local/City Liquor License	not received yet	01/27/2018
Joe's Crab Shack, LLC	JCS - Oklahoma City 2 - 10725	BV-2016-645	County Liquor License	4/10/17	07/26/2019
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	01-008750	Local/City Liquor License	6/16/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	MXB 484960	State Liquor License	10/3/16	10/02/2017
Joe's Crab Shack, LLC	JCS - Tulsa - 10030	BV 2016-360	County Liquor License	7/26/16	07/26/2019
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	373	Local/City Liquor License	8/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	449	Local/City Liquor License	8/1/16	06/30/2017
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	MXB 484717	State Liquor License	11/5/16	11/04/2017
Joe's Crab Shack, LLC	JCS - Oklahoma City 1 (Warr Acres) - 10022	BV-2016-664	County Liquor License	4/10/17	07/25/2019
Joe's Crab Shack, LLC	CLOSED - JCS - Bala Cynwyd - 10761	R6091 LID66294	State Liquor License	5/17/17	04/30/18
Joe's Crab Shack, LLC	JCS - King of Prussia - 10760	R-7637 LID:65512	State Liquor License	5/1/16	04/30/2018
Joe's Crab Shack, LLC	JCS - Pittsburgh - 10722	R 6240 LID 64480	State Liquor License	not received yet	05/31/2018
Joe's Crab Shack, LLC	JCS - Robinson - 10734	R 14264 LID 64479	State Liquor License	1/4/17	05/31/2017
Joe's Crab Shack, LLC	JCS - Greenville - 10619	320595316-LOP	State Liquor License	3/31/17	11/26/2017
Joe's Crab Shack, LLC	JCS - Greenville - 10619	320754064-PBW	State Liquor License	3/31/17	11/30/2017
Joe's Crab Shack, LLC	JCS - Greenville - 10619	320754064-PLB	State Liquor License	3/31/17	11/30/2017
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	320754082 LOP	State Liquor License	3/31/17	05/28/2018
Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	320754082-PBW	State Liquor License	3/31/17	05/31/2019

42

Joe's Crab Shack, LLC	JCS - Myrtle Beach 2 - 10632	320754082-PLB	State Liquor License	3/31/17	05/31/2019
Joe's Crab Shack, LLC	JCS - Myrtle Beach 1 - 10620	012671	Local/City Liquor License	5/1/17	04/30/2018
Joe's Crab Shack, LLC	JCS - Myrtle Beach 1 - 10620	320754135-LOP	State Liquor License	not received yet	05/28/2018
Joe's Crab Shack, LLC	JCS - Myrtle Beach 1 - 10620	320595307-PLB	State Liquor License	not received yet	05/30/2019
Joe's Crab Shack, LLC	JCS - Myrtle Beach 1 - 10620	320595307-PBW	State Liquor License	not received yet	05/31/2019
Joe's Crab Shack, LLC	JCS - Memphis - 10646	BR3151	Local/City Liquor License	2/21/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Memphis - 10646	13830	State Liquor License	not received yet	01/17/2018
Joe's Crab Shack, LLC	JCS - Memphis - 10646	742 LLIQ	Local/City Liquor License	N/A	01/31/2018
Joe's Crab Shack, LLC	JCS - Nashville - 10420	18582	Local/City Liquor License	No Issue Date	12/31/2017
Joe's Crab Shack, LLC	JCS - Nashville - 10420	52335 / 140785	County Liquor License	1/9/17	01/16/2018
Joe's Crab Shack, LLC	JCS - Nashville - 10420	52335	State Liquor License	not received yet	01/16/2018
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	10-248; 2017-45	Local/City Liquor License	1/1/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Sevierville - 10765	55165	State Liquor License	not received yet	04/25/2018
Joe's Crab Shack, LLC	JCS - Arlington - 10012	MB647436-LB CLIQ	County Liquor License	No Issue Date	12/18/2017
Joe's Crab Shack, LLC	JCS - Arlington - 10012	MB647436-LB SLIQ	State Liquor License	12/19/15	12/18/2017
Joe's Crab Shack, LLC	JCS - Arlington - 10012	06-734613-MB/LB647436	Local/City Liquor License	11/28/16	12/19/2017
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	MB 654010/LB/PE/CB CLIQ	County Liquor License	2/16/16	03/09/2017
Joe's Crab Shack, LLC	JCS - Austin Town Lake - 10007	MB 654010/LB/PE/CB SLIQ	State Liquor License	not received yet	03/11/2019
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	MB/LB/CB/PE 652537 CLIQ	County Liquor License	No Issue Date	02/24/2017
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	14-00052148 / 35 / 34	Local/City Liquor License	2/3/16	02/25/2018
Joe's Crab Shack, LLC	JCS - Beaumont - 10645	MB/LB/CB/PE 652537 SLIQ	State Liquor License	not received yet	02/25/2019
Joe's Crab Shack, LLC	JCS - Cedar Hill - 10736	MB654314/PE/FB/LB CLIQ	County Liquor License	6/1/15	03/14/2017
Joe's Crab Shack, LLC	JCS - Cedar Hill - 10736	MB654314/PE/FB/LB SLIQ	State Liquor License	not received yet	03/13/2019
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	MB651048/LB CLIQ	County Liquor License	3/18/15	02/07/2017
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	MB651048/LB LLIQ	Local/City Liquor License	4/10/17	02/08/2018
Joe's Crab Shack, LLC	JCS - Corpus Christi - 10655	MB651048/LB SLIQ	State Liquor License	not received yet	02/08/2019
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	MB651049/LB CLIQ	County Liquor License	not received yet	02/08/2018
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	MB651049/LB LLIQ	Local/City Liquor License	not received yet	02/08/2019
Joe's Crab Shack, LLC	JCS - Corpus Lighthouse - 10710	MB651049/LB SLIQ	State Liquor License	2/9/17	02/08/2019
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	MB 648931/LB/PE CLIQ	County Liquor License	not received yet	01/09/2019
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	1134947	Local/City Liquor License	not received yet	01/10/2019
Joe's Crab Shack, LLC	JCS - Stemmons - 10610	MB 648931/LB/PE SLIQ	State Liquor License	1/11/17	01/10/2019
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	RM/LB/PE718947 SLIQ	State Liquor License	not received yet	04/06/2019
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	RM/LB/PE718947 CLIQ	County Liquor License	not received yet	04/06/2019
Joe's Crab Shack, LLC	JCS - Fossil Creek - 10718	RM/LB/PE718947 LLIQ	Local/City Liquor License	3/20/17	04/07/2019
Joe's Crab Shack, LLC	JCS - Galveston - 10611	MB/LB/PE 650908 CLIQ	County Liquor License	5/4/16	02/06/2017
Joe's Crab Shack, LLC	JCS - Galveston - 10611	MB/LB/PE 650908 LLIQ	Local/City Liquor License	8/31/16	08/31/2017
Joe's Crab Shack, LLC	JCS - Galveston - 10611	MB/LB/PE 650908 SLIQ	State Liquor License	not received yet	02/07/2019
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	MB647648/LB CLIQ	County Liquor License	No Issue Date	12/20/2017

43

Joe's Crab Shack, LLC	JCS - Grapevine - 10608	2016-181	Local/City Liquor License	1/2/17	12/20/2017
Joe's Crab Shack, LLC	JCS - Grapevine - 10608	MB647648/LB SLIQ	State Liquor License	12/21/15	12/20/2017
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	MB652917/LB CLIQ	County Liquor License	2/2/16	02/27/2017
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	326345 326347	Local/City Liquor License	3/15/17	02/27/2019
Joe's Crab Shack, LLC	JCS - Fuqua - 10605	MB652917/LB SLIQ	State Liquor License	not received yet	02/27/2019
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	MB 652564 /LB CLIQ	County Liquor License	2/2/16	02/25/2017
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	326348 326315	Local/City Liquor License	3/15/17	02/25/2019
Joe's Crab Shack, LLC	JCS - Hwy 6 - 10640	MB 652564 /LB SLIQ	State Liquor License	not received yet	02/25/2019
Joe's Crab Shack, LLC	JCS - North - 10602	MB652569 / LB CLIQ	County Liquor License	2/2/16	02/25/2017
Joe's Crab Shack, LLC	JCS - North - 10602	MB652569 / LB SLIQ	State Liquor License	not received yet	02/25/2019
Joe's Crab Shack, LLC	JCS - Humble - 10688	MB652562/LB CLIQ	County Liquor License	2/2/16	02/25/2017
Joe's Crab Shack, LLC	JCS - Humble - 10688	MB652562/LB LLIQ	Local/City Liquor License	2/16/16	02/25/2017
Joe's Crab Shack, LLC	JCS - Humble - 10688	MB652562/LB SLIQ	State Liquor License	not received yet	02/25/2019
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	RM 655987/FB/PE CLIQ	County Liquor License	No Issue Date	04/01/2017
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	RM 655987/FB/PE SLIQ	State Liquor License	not received yet	04/01/2019
Joe's Crab Shack, LLC	JCS - Lewisville - 10727	RM 655987/FB/PE LLIQ	Local/City Liquor License	4/2/17	04/02/2019
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	MB654701/LB CLIQ	County Liquor License	5/5/15	03/17/2017
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	MB654701/LB LLIQ	Local/City Liquor License	4/10/17	03/17/2019
Joe's Crab Shack, LLC	JCS - Lubbock - 10633	MB654701/LB SLIQ	State Liquor License	not received yet	03/18/2019
Joe's Crab Shack, LLC	JCS - McAllen - 10622	MB650790/LB LLIQ	Local/City Liquor License	2/13/17	02/05/2018
Joe's Crab Shack, LLC	JCS - McAllen - 10622	MB650790/LB CLIQ	County Liquor License	4/21/17	02/05/2019
Joe's Crab Shack, LLC	JCS - McAllen - 10622	MB650790/LB SLIQ	State Liquor License	2/6/17	02/05/2019
Joe's Crab Shack, LLC	JCS - Mesquite - 10662	RM 685242/FB/LB/PE CLIQ	County Liquor License	6/8/15	02/26/2017
Joe's Crab Shack, LLC	JCS - Mesquite - 10662	RM 685242/FB/LB/PE SLIQ	State Liquor License	not received yet	02/26/2019
Joe's Crab Shack, LLC	JCS - Pearland - 10743	RM 685125 FB/LB/PE CLIQ	County Liquor License	6/17/16	02/25/2017
Joe's Crab Shack, LLC	JCS - Pearland - 10743	RM 685125 FB/LB/PE SLIQ	State Liquor License	not received yet	02/25/2019
Joe's Crab Shack, LLC	JCS - Plano - 10651	RM652408/PE/FB/LB CLIQ	County Liquor License	2/23/15	02/22/2017
Joe's Crab Shack, LLC	JCS - Plano - 10651	RM/LB/PE 255	Local/City Liquor License	2/13/17	02/22/2019
Joe's Crab Shack, LLC	JCS - Plano - 10651	RM652408/PE/FB/LB SLIQ	State Liquor License	not received yet	02/22/2019
Joe's Crab Shack, LLC	JCS - Round Rock - 10650	MB/PE 650060 CLIQ	County Liquor License	5/6/15	01/31/2017
Joe's Crab Shack, LLC	JCS - Round Rock - 10650	MB/PE 650060 LLIQ	Local/City Liquor License	2/17/17	01/28/2018
Joe's Crab Shack, LLC	JCS - Round Rock - 10650	MB/PE 650060 SLIQ	State Liquor License	not received yet	01/28/2019
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	MB/LB/PE 650780 LLIQ	Local/City Liquor License	2/6/17	02/04/2019
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	MB/LB/PE 650780 SLIQ	State Liquor License	not received yet	02/05/2019
Joe's Crab Shack, LLC	JCS - San Antonio 410 - 10039	MB/LB/PE 650780 CLIQ	County Liquor License	2/27/17	02/05/2019
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	32067/MB-LB 657292	Local/City Liquor License	4/15/16	04/13/2017
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	MB657292/LB CLIQ	County Liquor License	4/10/17	04/14/2019
Joe's Crab Shack, LLC	JCS - San Antonio Quarry - 10628	MB657292/LB SLIQ	State Liquor License	not received yet	04/15/2019
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	MB/LB/CB/PE 657291 LLIQ	Local/City Liquor License	4/15/16	04/13/2017

44

Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	MB/LB/CB/PE 657291 CLIQ	County Liquor License	4/10/17	04/14/2019
Joe's Crab Shack, LLC	JCS - San Antonio Riverwalk - 10635	MB/LB/CB/PE 657291 SLIQ	State Liquor License	not received yet	04/15/2019
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	RE01223	State Liquor License	10/26/16	10/31/2017
Joe's Crab Shack, LLC	JCS - Salt Lake City - 10701	56485	Local/City Liquor License	No Issue Date	12/31/2017
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	RE01525	State Liquor License	10/26/16	10/31/2017
Joe's Crab Shack, LLC	JCS - West Jordan - 10733	20710, 20711 / 11849	Local/City Liquor License	1/8/16	12/31/2017
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	071310/20803	Local/City Liquor License	3/8/17	02/28/2018
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	071310-WineBeer On	Local/City Liquor License	3/8/17	02/28/2018
Joe's Crab Shack, LLC	JCS - Chesapeake - 10686	048551	State Liquor License	5/1/17	04/29/2018
Joe's Crab Shack, LLC	JCS - Fairfax - 10424	000-05-9344-MB	County Liquor License	2/22/17	02/01/2018
Joe's Crab Shack, LLC	JCS - Fairfax - 10424	046243	State Liquor License	5/1/17	04/29/2018
Joe's Crab Shack, LLC	JCS - Fredericksburg - 10724	17978 / 10400,20026,20028,20032	Local/City Liquor License	not received yet	03/14/2018
Joe's Crab Shack, LLC	JCS - Fredericksburg - 10724	048552	State Liquor License	5/1/17	04/29/2018
Joe's Crab Shack, LLC	JCS - Hampton - 10738	115463	Local/City Liquor License	3/2/17	12/31/2017
Joe's Crab Shack, LLC	JCS - Hampton - 10738	061464	State Liquor License	5/1/17	04/29/2018
Joe's Crab Shack, LLC	JCS – Vancouver – 10177	UBI 602 663 306 001 0001	State Liquor License	No Issue Date	10/31/2017

Ongoing Proceedings Related to Liquor Licenses

1. JCS Eatontown: There is an ongoing open investigation as it pertains to a liquor inspection at the JCS Eatontown location and their alleged failure to have appropriate records readily available at the restaurant location.

2. JCS Robinson: On December 15, 2016, an alleged sale to minor occurred. The bartender viewed the ID of a minor decoy, served the decoy and was cited for serving a minor.

3. JCS Gurnee: On April 26, 2017, an alleged sale to two minors occurred.

Violations since January 1, 2016

Violation Number	Violation Date	Restaurant Name	Restaurant Street	City	State	Zip	Company Name	Infraction
6376	05/04/2016	JCS - Sevierville - 10765	1605 Parkway	Sevierville	TN	37862	Joe's Crab Shack, LLC	Failure to timely renew license

45

327700	10/05/2016	BHTT - Houston 290 - 20202	12910 Northwest Freeway	Houston	TX	77040	BHTT Entertainment, LLC	Improper Outdoor Advertising
5922	09/28/2016	JCS - Sevierville - 10765	1605 Parkway	Sevierville	TN	37862	Joe's Crab Shack, LLC	Unlicensed Server
324482	03/30/2016	CLOSED - JCS - Houston 610 - 10603	2621 South Loop West	Houston	TX	77054	Joe's Crab Shack, LLC	Sale to Minor
2017-013610	03/20/2017	JCS - Orlando Disney - 10708	12124 S. Apopka Vineland Rd.	Orlando	FL	32836	Joe's Crab Shack, LLC	Sale to Minor
17-0071C	12/15/2016	JCS - Robinson - 10734	6491 Robinson Center Drive	Pittsburgh	PA	15205	Joe's Crab Shack, LLC	Alleged Sale to Minor - Pending

46

Schedule 3.9(a)

Registered Intellectual Property Rights

Joe's Crab Shack, LLC and BHTT Entertainment, LLC own rights and goodwill in the majority of the trademarks and service marks listed below as a result of their use of the listed marks for the goods and services identified. The scope and nature of those rights are determined by and consistent with the extent of use by Joe's Crab Shack, LLC and BHTT Entertainment, LLC. Consistent with their use of the marks, Joe's Crab Shack, LLC and BHTT Entertainment, LLC. also own the identified registrations for the identified goods and services. Any of the registrations that is listed below that is less than five years old is subject to an action for cancellation by a party who believes that it has prior superior and conflicting common law rights in a particular geographical area. Such cancellation actions do not address or affect the non-conflicting common law rights that have been developed through use of such marks. Similarly, the claim of rights in any of the listed marks is subject to the possibility of the existence of prior common law rights being owned by another in a geographical area.

Title	Application Number	Registration Number	Country	Case Status
BRICK HOUSE TAVERN + TAP	1,678,670		Canada	Allowed
BRICK HOUSE TAVERN + TAP	77/472,707	3,815,051	United States of America	Registered
BRICK HOUSE TAVERN + TAP	85/101,055	3,943,731	United States of America	Registered
BRICK HOUSE TAVERN + TAP & Design (with color)	77/472,877	3,815,053	United States of America	Registered
BRICK HOUSE SUBS	1,393,999	TM/ 889,634	Canada	Registered
BRICK HOUSE SUBS	78,685,240	3,349,634	United States of America	Registered
DISPENSING HAPPINESS	86/148,114	4,704,955	United States of America	Registered

Title	Application Number	Registration Number	Country	Case Status
100% SHORE	85/854,507	4,523,116	United States of America	Registere d
100% SHORE	85/854,568	4,456,599	United States of America	Registere d
Design (Arrow Logo)	76/604,777	3,069,795	United States of America	Registere d
EAT CRABS. HAVE FUN!	75/931,532	2,419,307	United States of America	Registere d
FREE CRABS TOMORROW	75/145,477	2,125,102	United States of America	Registere d
FREE CRABS TOMORROW & Design	75/145,512	2,148,694	United States of America	Registere d
JOE'S CRAB SHACK	216372		United Arab Emirates	Pending
JOE'S CRAB SHACK	0,841,129	TMA497,711	Canada	Registere d
JOE'S CRAB SHACK	21237	4639775	Japan	Registere d
JOE'S CRAB SHACK	265006	657305	Mexico	Registere d
JOE'S CRAB SHACK	633397	818097	Mexico	Registere

47

d
Title	Application Number	Registration Number	Country	Case Status
JOE'S CRAB SHACK		624853	Louisiana	Registered
JOE'S CRAB SHACK		10155085	Nebraska	Registered
JOE'S CRAB SHACK	74/527,135	1,972,218	United States of America	Registered
JOE'S CRAB SHACK	85/041,044	3,994,982	United States of America	Registered
JOE'S CRAB SHACK & Design	658309	847694	Mexico	Registered
JOE'S CRAB SHACK & Design	78-903434	112248	Alabama	Registered
JOE'S CRAB SHACK & Design	216373		United Arab Emirates	Pending
JOE'S CRAB SHACK & Design (Arrow w/color)	85/042,703	3,994,991	United States of America	Registered
JOE'S CRAB SHACK & Design (Arrow w/color)	85/041,042	3,934,052	United States of America	Registered
JOE'S CRAB SHACK & Design (Arrow)	85/041,046	3,999,452	United States of America	Registered
JOE'S CRAB SHACK & Design (Arrow)	85/040,608	3,937,064	United States of America	Registered
Title	Application Number	Registration Number	Country	Case Status
JOE'S CRAB SHACK & Design (Pirate)	74/580,036	1,980,521	United States of America	Registered
JOE'S CRAB SHACK & Design (Pirate)	74/669,421	1,955,196	United States of America	Registered
JOE'S CRAB SHACK 100% SHORE & Design	216375		United Arab Emirates	Pending
JOE'S CRAB SHACK AN EMBARRASSMENT TO ANY NEIGHBORHOOD	74/571,008	1,917,042	United States of America	Registered
JOE'S CRAB SHACK NO VACANCY & Design	75/145,511	2,075,735	United States of America	Registered
JOE'S CRAB SHACK VACANCY & Design	216374		United Arab Emirates	Pending
JOE'S SEAFOOD HOUSE	76/182,995	2,981,272	United States of America	Registered
JOE'S SEAFOOD SHACK	76/352,833	2,757,177	United States of America	Registered
JOE'S SHRIMP HOUSE	76/182,996	2,782,406	United States of America	Registered
PEACE LOVE & CRABS!	75/145,413	2,099,152	United States of America	Registered
PEACE LOVE & CRABS! (Stylized)	75/145,513	2,101,214	United States of America	Registered
SEAFOOD WITH AN ATTITUDE!	75/073,828	2,183,259	United States of America	Registered

48

Trademark	Application Number	Registration Number	Country	Status	Owner
JOE'S CRAB SHACK & Design	96148		QATAR	APPROVED	CRAB ADDISON, INC.
JOE'S CRAB SHACK 100% SHORE & Design	96149		QATAR	APPROVED	CRAB ADDISON, INC.
JOE'S CRAB SHACK VACANCY & Design	96147		QATAR	APPROVED	CRAB ADDISON, INC.
JOE'S CRAB SHACK	96146		QATAR	APPROVED	CRAB ADDISON, INC.
JOES CRAB SHACK 100% SHORE & Design	1436011410	1436011410	SAUDI ARABIA	REGISTERED	CRAB ADDISON, INC.

Trademark	Application Number	Registration Number	Country	Status	Owner
BRICKHOUSEBREWERY	77/802,310	4,797,136	UNITED STATES	REGISTERED	BHTT ENTERTAINMENT, LLC

Copyright:

Title	Type of work	Creation Date	Registration No.	Owner
Joe's Crab Shack: an embarrassment to any neighborhood	Text	10-01-1991	TX0003862644	Ignite Restaurant Group, Inc.

49

Schedule 3.9(b)

Exceptions to Intellectual Property Rights

Franchise IP Issues:

(1) Qatar: All 4 core marks have been approved in Qatar.

(2) Saudi Arabia: The "Joe's Crab Shack 100% Shore" mark has been approved. The remaining marks were initially denied. Sellers are reviewing whether to attempt to obtain a license from Joseph Limited of the UK or alter the mark and seek a new approval.

(3) UAE: Marks were denied on first application. Sellers are attempting to go through the appeal process.

(4) Canada: Canadian government is currently review a challenge to the mark "JOE'S CRAB SHACK" as the Sellers have not used it in Canada.

50

Schedule 3.12(a)

Employee Benefit Plans

1. PPO Plan: Ignite Restaurant Group, Inc. PPO Standard Plan, BlueCross BlueShield of Texas, effective January 1, 2017
2. HRA Plan: Ignite Restaurant Group, Inc. ASO HCA Plan, BlueCross BlueShield of Texas, effective January 1, 2017
3. Hourly PPO Plan: Ignite Restaurant Group, Inc. Hourly PPO Standard Plan, BlueCross BlueShield of Texas, effective January 1, 2017
4. Dental Plan: Ignite Restaurant Group, Inc. Dental Insurance Plan, MetLife, effective January 1, 2017
5. Vision: Ignite Restaurant Group, Inc. Vision Insurance, MetLife, effective January 1, 2017
6. Basic Life and AD&D Plan: Ignite Restaurant Group, Inc. Employer Paid Basic Life and AD&D Insurance, The Harford, effective October 31, 2016
7. Supplemental Life and AD&D Plan: Ignite Restaurant Group, Inc. Employer Paid Supplemental Life and AD&D Insurance, The Harford, effective October 31, 2016
8. STD Plan: Ignite Restaurant Group, Inc. Employer Paid Short Term Disability Insurance, The Harford, effective October 31, 2016
9. LTD Plan, Class 1: Ignite Restaurant Group, Inc. Employer Paid Long Term Disability Insurance, Class 1, The Harford, effective October 31, 2016
10. LTD Plan, Class 2: Ignite Restaurant Group, Inc. Employer Paid Long Term Disability Insurance, Class 2, The Harford, effective October 31, 2016
11. Stop Loss: Ignite Restaurant Group, Inc. Stop Loss Insurance, BlueCross BlueShield of Texas, effective January 1, 2017
12. 401(K) Plan: Ignite Restaurant Group, Inc. 401(K) Plan
    a. Amendment: Ignite Restaurant Group, Inc. 401(K) Profit Sharing Plan and Trust, effective August 1, 2016
13. Loan Policy: Ignite Restaurant Group, Inc. 401(K) Plan Participant Loan Program, effective August 30, 2016
14. Investment Policy: Investment Policy Statement of Ignite Restaurant Group, Inc. 401(K) Plan, effective December 6, 2016
15. CISD Program: Ignite Restaurant Group, Inc. Critical Incident Stress Debriefing Access Program, Interface EAP, effective January 29, 2013
16. Legal Plan: Ignite Restaurant Group, Inc. Group Legal Plan, Hyatt Legal Plans, effective January 1, 2009

52

Schedule 3.12(c)

Employee Benefit Plans

None.

53

Schedule 3.13

Employment-Related Laws and Obligations

Date Received	Complainant	Location	Cause of Action	Date of Incident
8/23/2013	Hart	JCS NY	FLSA violations	8/28/2003 - Present
1/19/2016	Marchese	JCS Louisville, KY	Retaliation	10/30/2015
7/29/2016	Allmendinger	JCS Vancouver, WA	FMLA violations	6/4/2014- 11/7/2014
8/8/2016	Turriza	JCS Fisherman's Wharf, CA	Cal. Labor Code violations	11/11/2014
9/8/2016	Monahan	JCS Orlando, FL	Wage & Hour Violations	4/23/2014- 9/16/2015
9/13/2016	Davenport	JCS CA	Cal. Labor Code violations	9/7/2003- present
9/14/2016	Eid	JCS CA	Cal. Labor Code violations	9/7/2003- present
10/5/2016	Mobley	JCS Sanford, FL	Wage & Hour violations	1/1/2013- 7/31/2014
1/23/2017	Calderon	BHTT Orlando, FL	Wage & Hour Violations	12/1/2015- 4/30/2016
1/26/2017	Adrian Marion	JCS Wilmington, DE	Responded to demand letter on 3/2/2017 and have not heard from Plaintiff's attorney	12/18/2016
4/17/2017	McEwen	BHTT Princeton, NJ	Discrimination	12/20/2016
4/28/2017	Melero	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Barthe	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Brinson	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Disetel	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Dube	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Garcia	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Grenier	JCS CA	Cal. Labor Code violations	9/7/2003- Present
5/1/2017	Hernandez	JCS CA	Cal. Labor Code violations	9/7/2003-

54

Present
5/1/2017	Leyba	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Leyva	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Lopez	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Martinez	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	McAllister	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Moegling	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Morris	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Neustadt	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Niles	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Shelton	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Showe	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Standefer	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Tracy	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Trujillo	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Vidal	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Vondrasek	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Wilson	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/1/2017	Zarate	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/3/2017	Walker	JCS Pittsburgh, PA	Title VII violations	12/16/2016
5/16/2017	Ulm	JCS CA	Cal. Labor Code violations	9/7/2003-Present
5/25/2017	Bish	JCS CA	Cal. Labor Code violations	9/7/2003-Present

55

Date Received	Complainant	Location	Charge Number	Type of Charge	Date of Charge
2/12/2016	Ashley Willis	RSC	460-2016-01422	Race/Color/Sex/Sex/Retaliation	1/11/2016
2/18/2016	Brittany Valendez	BHTT - Fossil Creek	450-2016-01542	Sex / Retaliation	2/12/2016
5/10/2016	Michael Head	JCS Duluth	410-2016-03430	Race/ Retaliation	7/15-12/15
5/19/2016	Tjonna Lawler	JCS Tucson	540-2015-02844	Sex/ Equal Pay	8/21/2015
6/22/2016	Katysha Rosa	JCS W. Kissimmiee	460-2016-02799	Sex/ Retaliation	3/1/2016
7/28/2016	Ted Farrar	JCS Louisville, KY	474-2016-00683	Race	6/28/2016
9/6/2016	Alicia Walker	JCS Pittsburgh	533-2016-01283	Race/ Color/ Sex/ Retaliation	11/2/2016
9/6/2016	Alicia Walker	JCS Pittsburgh	533-2016-01284	Race/ Color/ Sex/ Retaliation	8/23/16 & 11/2/16
9/6/2016	Darcy Jacob	JCS Pittsburgh	533-2016-01286	Sex/ Retaliation	11/2/2016
1/10/2017	Alicia Walker	JCS Pittsburgh	533-2017-00313	Race/ Color/ Sex/ Retaliation	1/3/2017
1/10/2017	Alicia Walker	JCS Pittsburgh	533-2017-00314	Race/ Color/ Sex/ Retaliation	1/3/2017
3/16/2017	Cecelia Garcia	JCS Beaumont	846-2017-12878	Sex	3/7/2017

56

Schedule 3.15

Real Property Leases

STORE	UNIT	LOCATION	LESSOR	LESSEE	TERM DATE	DATE OF AMENDMENTS (IF ANY)
CORPORATE	CORPORATE HQ	10555 RICHMOND AVE HOUSTON, TX 77042	ZENITH EQUITY GROUP LLC.	IGNITE RESTAURANT GROUP, INC.	2/1/2021	AMENDMENT 1 - 1/7/2016, AMENDMENT 2 - 7/14/2016
JOE'S CRAB SHACK	AMHERST	4125 MAPLE ROAD AMHERST, NY 14226	WEE WILLIE WINKLE, LLC	CRAB ADDISON, INC. D/B/A JOE'S CRAB SHAK	7/31/2026	None
JOE'S CRAB SHACK	ANN ARBOR	3020 LOHR ROAD ANN ARBOR, MI 48108	SOVEREIGN II JCS LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	ANNE ARUNDEL	7051 ARUNDEL MILLS BOULEVARD HANOVER, MD 21075	FOUR ACES, LLC	CRAB ADDISON, INC.	12/31/2026	AMENDMENT - 3/15/2012
JOE'S CRAB SHACK	ARLINGTON	1520 NOLAN RYAN EXPWY. ARLINGTON, TX 76011	EBKT-JCS, LLC EBK-JCS, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	AUBURN HILLS	4975 S BALDWIN RD. LAKE ORION, MI 48359	BALDWIN COMMONS, LLC	LANDRY'S SEAFOOD HOUSE-MICHIGAN, INC.	7/31/2019	None
JOE'S CRAB SHACK	AURORA, CO	14025 EAST EVANS AVE. AURORA, CO 80014	HERMAN GEORGE PAUL LEMKE, WILLIAM RHETT TABER, AND WILLIAM W. PATY, TRUSTEES	LANDRY'S SEAFOOD HOUSE-COLORADO, INC.	8/31/2017	None
JOE'S CRAB SHACK	AUSTIN TOWN LAKE	600 EAST RIVERSIDE DR. AUSTIN, TX 78704	GARWALD COMPANY, INC.	JOE'S CRAB SHACK	5/31/2020	AMENDMENT - 11/25/2013
JOE'S CRAB SHACK	BATON ROUGE	7620 ANDREA DR. BATON ROUGE, LA 70809	SIEGEN LANE MARKETPLACE COMPANY	LANDRY'S SEAFOOD HOUSE-NEW ORLEANS, INC.	12/31/2017	None
JOE'S CRAB SHACK	BEAUMONT	3825 INTERSTATE 10 SOUTH BEAUMONT, TX 77705	SPIRIT MASTER FUNDING, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	BELLEVUE	25 FAIRFIELD AVENUE BELLEVUE, KY 41073	CITY OF BELLEVUE	LANDRY'S SEAFOOD HOUSE-BELLEVUE, INC.	2/28/2022	AMENDMENT 1 - 6/11/2002

57

JOE'S CRAB SHACK	BOISE	2288 NORTH GARDEN STREET BOISE, ID 82704-2430	THE WATKINS & MCDONALD LESSEES	CHE INC.	6/16/2022	ADDENDUM TO LEASE - 11/26/1989, LEASE LETTER AMENDMENT - 7/5/1995, NOTICE OF OPTION ELECTION #1 - 9/20/2001, NOTICE OF OPTION ELECTION #2 - 8/15/2006, NOTICE OF OPTION ELECTION #3 - 6/10/2011, NOTICE OF OPTION ELECTION #4 - 5/26/2016
JOE'S CRAB SHACK	BOSSIER CITY	635 BOARDWALK BLVD. BOSSIER CITY, LA 71111	GARRISON BOARDWALK, LLC	CRAB ADDISON, INC.	12/31/2024	AMENDMENT 1 - 12/19/2014
JOE'S CRAB SHACK	BRANSON	717 BRANSON LANDING BRANSON, MO 65616	HCW DEVELOPMENT COMPANY, LLC	LANDRY'S SEAFOOD HOUSE-MISSOURI	8/31/2021	None
JOE'S CRAB SHACK	CEDAR HILL	735 NORTH HIGHWAY 67 CEDARHILL, TX 75104	PRTC PLEASANT RUN TOWNE CROSSING, L.P.	LANDRY'S CRAB SHACK, INC.	5/31/2024	None
JOE'S CRAB SHACK	CHESAPEAKE	1568 CROSSWAYS BLVD. CHESAPEAKE, VA 23320	BROADHURST THEATER, LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	CLEARWATER	2730 GULF TO BAY BLVD. CLEARWATER, FL 33755	CLANT, INC.	CRAB ADDISON, INC. IGNITE RESTAURANT GROUP	12/31/2020	AMENDMENT 1 - 9/20/1995, LEASE AGREEMENT RENEWAL - 1/1/2016
JOE'S CRAB SHACK	CLIFTON	405 ALLWOOD ROAD CLIFTON, NJ 07013	CLIFTON LIFESTYLE CENTER, LLC	CRAB ADDISON, INC. D/B/A JOE'S CRAB SHACK	4/30/2026	None
JOE'S CRAB SHACK	COLORADO SPRINGS	805 CITADEL DR COLORADO SPRINGS, CO 80909	LORENZO MANOR, INC.	LANDRY'S SEAFOOD HOUSE - COLORADO, INC.	6/30/2018	None
JOE'S CRAB SHACK	COLUMBUS W. DUBLIN	3720 WEST DUBLIN-GRANVILLE COLUMBUS, OH 43235	JSD SAWMILL,LLC	CRAB ADDISON, INC	3/30/2022	AMENDMENT 1 - 4/1/1997, AMENDMENT 2 - 3/25/2011
JOE'S CRAB SHACK	CORPUS LIGHTHOUSE	444 N. SHORELINE CORPUS CHRISTI, TX 78401	THE CITY OF CORPUS CHRISTI	T-HEAD MARINA	1/1/2035	AMENDMENT 1 - 10/18/1994
JOE'S CRAB SHACK	CORPUS S. PADRE	5025 S. PADRE ISLAND DRIVE CORPUS CHRISTI, TX 78411	KMART CORPORATION	LANDRY'S CRAB SHACK, INC.	3/31/2018	None
JOE'S CRAB SHACK	DAYTONA BEACH	1200 MAIN ST. DAYTONA BEACH, FL 32118	CITY OF DAYTONA BEACH	CRAB ADDISON, INC.	6/30/2022	AMENDMENT 1 - 5/2/2012
JOE'S CRAB SHACK	DEER PARK	1700 THE ARCHES CIRCLE DEER PARK, NY 11729	TANGER OUTLETS DEER PARK, LLC	CRAB ADDISON, INC	4/30/2024	AMENDMENT 1 - 11/19/2013
JOE'S CRAB SHACK	DEPTFORD	2000 CLEMENTS BRIDGE ROAD DEPTFORD TOWNSHIP, NJ 08096	2000 CLEMENTS BRIDGE LLC C/O DIRECTOR OF ASSET MANAGEMENT	CRAB ADDISON, INC.	2/28/2028	None
JOE'S CRAB SHACK	DESTIN	14055 EMERALD COAST PKWY DESTIN, FL 32541	HENDERSON BEACH LAND TRUST	LANDRY'S SEAFOOD HOUSE - FLORIDA, INC.	12/31/2025	None

58

JOE'S CRAB SHACK	DULUTH	1590 PLEASANT HILL ROAD DULUTH, GA 30096	COOKER RESTAURANT CORPORATION	LANDRY'S SEAFOOD HOUSE-GEORGIA, INC.	7/31/2020	None
JOE'S CRAB SHACK	EATONTOWN	190 NJ STATE HWY 35 EATONTOWN, NJ 07724	EATONTOWN MONMOUTH MALL, INC	JCS MONMOUTH MALL-NJ, INC. BY CRAB ADDISON, INC.	12/31/2021	AMENDMENT 1 - 10/1/2016 NOTICE OF TERMINATION – 5/22/17
JOE'S CRAB SHACK	ELMHURST	92-50 59TH AVENUE ELMHURST, NY 11373	MATTONE GROUP ELMHURST CO., LLC	CRAB ADDISON, INC.	9/30/2029	AMENDMENT 1 - 12/18/2012, AMENDMENT 2 - 2/18/2013, AMENDMENT 3 - 9/5/2013, AMENDMENT 4 - 12/31/2013, SETTLEMENT AGREEMENT, MUTUAL RELEASE AND LEASE AGREEMENT - 4/2/2015
JOE'S CRAB SHACK	FAIRFAX	12831 FAIR LAKES PKWY. FAIRFAX, VA 22033	YORK LIMITED PARTNERSHIP AND VICTOR LIMITED PARTNERSHIP	CRAB ADDISON, INC.	12/31/2017	AMENDMENT - 4/17/1995, AMENDMENT - 7/8/2011
JOE'S CRAB SHACK	FAIRVIEW HEIGHTS	51 LUDWIG DR. FAIRVIEW HEIGHTS, IL 62208	SOVEREIGN IL JCS LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	FAYETTEVILLE	155 N MCPHERSON CHURCH RD. FAYETTEVILLE, NC 28303	FIVE CORNERS, LLC C/O MR. BUTCH DUNLAP	LANDRY'S SEAFOOD HOUSE - NORTH CAROLINA, INC	8/31/2018	None
JOE'S CRAB SHACK	FISHERMAN'S WHARF	245 JEFFERSON STREET SAN FRANCISCO, CA 94133	DIMAGGIO REALTY	FISHERMAN'S WHARF RIBS, CRAB ADDISON	6/15/2020	AMENDMENT 1 - 1/1/1985, AMENDMENT 2 - 2/1/1995, AMENDMENT 3 - 5/1/2001, AMENDMENT 4 - 1/1/2004
JOE'S CRAB SHACK	FORT LAUDERDALE	1451 N. FEDERAL HWY FT. LAUDERDALE, FL 33304	RORIDA LLC	CRAB ADDISON, INC.	1/31/2021	AMENDMENT 1 - 2/17/2011, AMENDMENT 2 - 10/23/2012, AMENDMENT 3 - 5/27/2016
JOE'S CRAB SHACK	FORT MYERS	2024 WEST FIRST STREET FORT MYERS, FL 33901-3109	NAVILLUS GROUP, LLC	CRAB ADDISON, INC.	8/27/2019	AMENDMENT 1 - 8/5/1986, AMENDMENT 2 - 1/31/2006, LEASE RENEWAL 2 - 8/28/2014
JOE'S CRAB SHACK	FREDERICKSBURG	2805 PLANK ROAD FREDERICKSBURG, VA 22401	APPLE-CENTRAL PARK LIMITED PARTNERSHIP	LANDRY'S SEAFOOD HOUSE-VIRGINIA, INC.	12/31/2022	None
JOE'S CRAB SHACK	FT. WORTH II (FOSSIL CREEK)	3040 WESTERN CENTER BLVD. FORT WORTH, TX 76131	KGGK VENTURE, LLC	BHTT ENTERTAINMENT, INC.	9/30/2022	AMENDMENT 1 - 10/28/2012, AMENDMENT 2 - 2/17/2016
JOE'S CRAB SHACK	GAITHERSBURG	221 RIO BLVD GAITHERSBURG, MD 20878	WASHINGTONIAN ASSOCIATES L.C.	LANDRY'S SEAFOOD HOUSE MARYLAND, INC.	4/4/2029	None
JOE'S CRAB SHACK	GALVESTON SEAWALL	3502 SEAWALL BLVD. GALVESTON, TX 77550	GULF PROPERTIES	LANDRY'S CRAB SHACK, INC.	12/31/2025	None

59

JOE'S CRAB SHACK	GARDEN GROVE (ANAHEIM)	12011 HARBOR BLVD. GARDEN GROVE, CA 92840	CHAPMAN RESTAURANTS, LLC	LANDRY'S SEAFOOD RESTAURANTS, INC. CRAB ADDISON, INC.	6/30/2021	EXHIBIT D - 1/23/2001
JOE'S CRAB SHACK	GRAPEVINE	201 WEST STATE HWY. 114 GRAPEVINE, TX 76051	114 & MAIN PARTNERS CORNER L.P.	JOE'S CRAB SHACK-TEXAS, INC.	12/31/2020	AMENDMENT - 10/22/2010
JOE'S CRAB SHACK	GREENBELT	6002 GREENBELT ROAD GREENBELT, MD 20770	GB MALL LIMITED PARTNERSHIP T/A BELTWAY PLAZA SHOPPING CENTER	CRAB ADDISON, INC.	5/31/2021	INDENTURE OF LEASE - 12/10/2010
JOE'S CRAB SHACK	GREENVILLE	102 E. BEACON DR. GREENVILLE, SC 29615	CENTRAL REALTY CORPORATION	LANDRY'S SEAFOOD HOUSE - SOUTH CAROLINA, INC.	1/31/2022	AMENDMENT 1 - 11/28/2016
JOE'S CRAB SHACK	GURNEE	5626 NORTHRIDGE DRIVE GURNEE, IL 60031	LANDRY'S SEAFOOD RESTAURANTS, INC. ; ROBERT W. HUTSON	LANDRY'S SEAFOOD HOUSE-ILLINOIS, INC.	1/31/2022	None
JOE'S CRAB SHACK	HAMPTON	1974 POWER PLANT PARKWAY HAMPTON, VA 23666	HAMPTON ROADS ASSOCIATES, LLC	LANDRY'S SEAFOOD HOUSE - HAMPTON, INC.	10/31/2019	None
JOE'S CRAB SHACK	HENDERSON	4250 E. SUNSET ROAD HENDERSON, NV 89014	TRONIS ROEDING-MITCHELL FAMILY PROPERTIES	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	HENRIETTA	100 MARKET PLACE DRIVE HENRIETTA, NY 14623	RONALD BENDERSON 1995 TRUST	CRAB ADDISON, INC	8/31/2021	None
JOE'S CRAB SHACK	HOBART	2757 E. 80TH AVENUE MERRILLVILLE, IN 46410	JUBILEE LIMITED PARTNERSHIP	LANDRY'S SEAFOOD HOUSE-INDIANA, INC.	4/30/2018	None
JOE'S CRAB SHACK	HOOVER	20 MEADOWVIEW DR. HOOVER, AL 35242	FRANK SCHILLECI	LANDRY'S SEAFOOD HOUSE - ALABAMA, INC.	7/31/2018	None
JOE'S CRAB SHACK	HOUSTON FUQUA	12400 GULF FREEWAY HOUSTON, TX 77034	SOVEREIGN JCS II, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008, AMENDMENT 2 - 5/1/2008
JOE'S CRAB SHACK	HOUSTON HWY 6	2120 SOUTH HWY. 6 HOUSTON, TX 77077	SPIRIT MASTERFUNDING, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	HOUSTON NORTH	14901 NORTH FREEWAY I-45 HOUSTON, TX 77090	USRP 2001-A, L.P.	JOE'S CRAB SHACK-TEXAS, INC.	5/31/2024	AMENDMENT 1 - 6/11/2007
JOE'S CRAB SHACK	HUMBLE	20100 US HWY. 59 HUMBLE, TX 77338	SOVEREIGN JCS II LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	INDEPENDENCE	20001 EAST JACKSON DRIVE INDEPENDENCE, MO 64057	SPIRIT MASTER FUNDING, LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	INDIANAPOLIS II (DEAN RD)	8250 DEAN RD. INDIANAPOLIS, IN 46240	8250 DEAN ROAD, LLC C/O MOSES LERNER	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	INDUSTRY	1420 S. AZUSA AVENUE INDUSTRY, CA 91748	PUENTE HILLS MALL, LLC	CRAB ADDISON, INC. D/B/A JOE'S CRAB SHACK	12/31/2021	None

60

JOE'S CRAB SHACK	JACKSONVILLE	#6 BEACH BLVD. JACKSONVILLE, FL 32250	BEACH BOULEVARD ASSOCIATES	LANDRY'S SEAFOOD HOUSE-FLORIDA, INC.	1/31/2020	AMENDMENT - 11/16/1998
JOE'S CRAB SHACK	KENNESAW	2501 COBB PLACE BLVD. KENNESAW, GA 30144	FOURTH QUARTER PROPERTIES VIII, INC.	LANDRY'S SEAFOOD RESTAURANTS, INC., LANDRY'S SEAFOOD HOUSE - GEORGIA, INC.	5/31/2019	AMENDMENT 1 - 4/29/2003
JOE'S CRAB SHACK	KING OF PRUSSIA	244 MALL BLVD. KING OF PRUSSIA, PA 19406	KING OF PRUSSIA HOTEL ASSOCIATES, L.P.	CRAB ADDISON, INC.	10/23/2026	AMENDMENT - 10/24/2011
JOE'S CRAB SHACK	KISSIMMEE	10 BLAKE BLVD CELEBRATION, FL 34747	GENERAL ELECTRIC CREDIT EQUITIES, INC.	CRAB ADDISON INC.	3/22/2019	AMENDMENT 1 - 4/29/2003, AMENDMENT 2 - 7/10/2003, AMENDMENT 3 - 8/29/2003, AMENDMENT 4 - SEPTEMBER 2003, AMENDMENT 5 - 11/22/2011
JOE'S CRAB SHACK	LAS VEGAS RAINBOW	1991 N. RAINBOW BLVD. LAS VEGAS, NV 89108	RESTAURANT ROW, LLC	LANDRY'S SEAFOOD HOUSE NEVADA, INC.	8/31/2027	AMENDMENT 1 - 4/11/1997, AMENDMENT 2 - 3/13/1998
JOE'S CRAB SHACK	LAUDERHILL	4402 N. UNIVERSITY DR. LAUDERHILL, FL 33351	4400 UNIVERSITY LTD. PARTNERSHIP	CRAB ADDISON, INC.	10/31/2017	AMENDMENT 1 - 12/20/1990, AMENDMENT 2 - 8/18/1993, AMENDMENT 4 - 5/26/1995, AMENDMENT 5 - 9/17/2002, AMENDMENT 6 - 7/24/2012
JOE'S CRAB SHACK	LAWRENCEVILLE	3191 US ROUTE ONE LAWRENCEVILLE, NJ 08648	SIMONE INVESTMENT GROUP, LLC C/O MR. JOHN SIMONE	LANDRY'S SEAFOOD HOUSE-NEW JERSEY, INC.	10/31/2018	None
JOE'S CRAB SHACK	LEWISVILLE	2066 SOUTH STEMMONS LEWISVILLE, TX 75067	LIETTA M. KRAJCIK AS TRUSTEE OF THE LIETTA M. KRAJCIK SEPARATE PROPERTY TRUST	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	LONG BEACH	6550 MARINA DR. LONG BEACH, CA 90803	CITY OF LONG BEACH	LONG BEACH PELICAN ASSOCIATES RUSTY PELICAN RESTAURANTS, INC.	9/30/2017	AMENDMENT 1 - 4/25/1997, AMENDMENT 2 - 3/19/2012,
JOE'S CRAB SHACK	LOUISVILLE	131 RIVER RD. LOUISVILLE, KY 40202	WATERFRONT DEVELOPMENT CORPORATION	LANDRY'S SEAFOOD HOUSE-KY, INC.	8/25/2017	AMENDMENT 1 - 1/3/1997, AMENDMENT 2 - 3/22/1997
JOE'S CRAB SHACK	LUBBOCK	5802 WEST LOOP SOUTH 289 LUBBOCK, TX 79424	SOVEREIGN JCS II LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	MCALLEN	711 EAST EXPRESSWAY 83 MCALLEN, TX 78501	SPIRIT MASTER FUNDING, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008

61

JOE'S CRAB SHACK	MEMPHIS MALL	7990 HORIZON CENTER BLVD. MEMPHIS, TN 38133	SONIA GORDON O'BRIEN, TRUSTEE OF THE FRACIS JOHN O'BRIEN AND SONIA GORDON O'BRIEN REVOCABLE INTER-VIVOS TRUST U/D/T DATED NOVEMBER 18, 1989	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/28/2008
JOE'S CRAB SHACK	MESQUITE	1340 N. PEACHTREE RD. MESQUITE, TX 75149	SOVEREIGN JCS LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	MORROW (ATLANTA)	1965 MT. ZION RD. MORROW, GA 30260	FOURTH QUARTER PROPERTIES XI, LLC	LANDRY'S SEAFOOD HOUSE - GEORGIA, INC., LANDRY'S SEAFOOD RESTAURANTS, INC.	9/30/2017	None
JOE'S CRAB SHACK	MYRTLE BAREFOOT	4846 HWY. 17 SOUTH N. MYRTLE BEACH, SC 29582	BAREFOOT LANDING COMMERCIAL, LLC	CRAB ADDISON, INC.	2/28/2021	AMENDMENT 1 - 3/1/2016
JOE'S CRAB SHACK	MYRTLE BROADWAY	1219 CELEBRITY CIRCLE MYRTLE BEACH, SC 29577	BROADWAY AT THE BEACH, INC.	CRAB ADDISON, INC.	6/30/2022	AMENDMENT 1 - 12/13/2011, AMENDMENT 2 - 11/28/2016
JOE'S CRAB SHACK	NASHVILLE	123 2ND AVE. SOUTH NASHVILLE, TN 37201	SOVERIGN JCS II LLC	JOE'S CRAB SHACK HOLDINGS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	NEWPORT BEACH	2607 W. PACIFIC COAST HWY. NEWPORT BEACH, CA 92663	PCH RESTAURANT AND MARINA, LLC	CRAB ADDISON, INC.	9/30/2020	None
JOE'S CRAB SHACK	OCEANSIDE	314 HARBOR DRIVE OCEANSIDE, CA 92054-1036	OCEANSIDE SMALL CRAFT HARBOR DISTRICT	CHLN, INC.	8/24/2017	AMENDMENT 1 - 3/2/1988 AMENDMENT 2 - 1/1/2001, AMENDMENT 3 - 7/25/2003
JOE'S CRAB SHACK	OKC NW EXPWY	5940 NW EXPRESSWAY OKLAHOMA CITY, OK 73132	SOVEREIGN JCS II LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	OKC SOUTH (OKC II)	1508 SW 74TH STREET OKLAHOMA CITY, OK 73159	74TH AND PENN PARTNERSHIP LLC	LANDRY'S RESTAURANTS, INC.	12/31/2017	AMENDMENT LETTER - 6/8/1992, AMENDMENT 2 - 8/10/1992, AMENDMENT - 4/3/1997, AMENDMENT - 3/26/2002, AMENDMENT - 6/18/2002, AMENDMENT - 9/6/2002

62

JOE'S CRAB SHACK	OMAHA	701 NORTH 102ND STREET OMAHA, NE 68114	WESTROADS MALL, LLC	BHTT ENTERTAINMENT, INC.	10/31/2020	None
JOE'S CRAB SHACK	ORLANDO DISNEY (LBV)	12124 S. APOPKA VINELAND RD. LAKE BUENA VISTA, FL 32836	BRINKER FLORIDA, INC.	LANDRY'S SEAFOOD HOUSE-FLORIDA, INC.	1/31/2021	COMMENCEMENT AND TERMINATION AGREEMENT - 2/21/2001
JOE'S CRAB SHACK	ORLANDO I-DRIVE	8400 INTERNATIONAL DRIVE ORLANDO, FL 32819	8400 I-DRIVE, LLC	CRAB ADDISON, INC.	12/8/2025	ADDENDUM TO GROUND LEASE - 12/9/2010
JOE'S CRAB SHACK	PEARLAND	3239 SILVER LAKE VILLAGE DRIVE PEARLAND, TX 77584	LMR SILVERLAKE RETAIL PARTNERS, LTD.	CRAB ADDISON, INC.	3/31/2020	AMENDMENT 1 - 6/8/2005, AMENDMENT 2 - 4/1/2015
JOE'S CRAB SHACK	PITTSBURGH	226 WEST STATION SQUARE DRIVE PITTSBURGH, PA 15219	FOREST CITY STATION SQUARE ASSOCIATES	LANDRY'S SEAFOOD HOUSE-PENNSYLVANIA, INC.	9/30/2022	None
JOE'S CRAB SHACK	PLANO	3320 CENTRAL EXPRESSWAY PLANO, TX 75023	SPIRIT MASTER FUNDING, LLC	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	R. CUCAMONGA	12327 FOOTHILL BLVD RANCHO CUCAMONGA, CA 91739	FOOTHILL CROSSING, LLC	CRAB ADDISON, INC. LANDRY'S RESTAURANTS, INC.	12/31/2024	None
JOE'S CRAB SHACK	REDONDO BEACH	230 PORTOFINO WAY REDONDO BEACH, CA 90277	CITY OF REDONDO BEACH	CRAB ADDISON, INC.; JOES CRAB SHACK – REDONDO BEACH, INC.	3/7/2020	GUARANTY AND TRANSFER OF LEASE - 7/3/2008
JOE'S CRAB SHACK	ROBINSON	6491 ROBINSON CENTER DRIVE PITTSBURGH, PA 15205	ROBINSON STATION, L.P.	LANDRY'S SEAFOOD HOUSE - PENNSYLVANIA, INC.	1/12/2019	None
JOE'S CRAB SHACK	ROSEVILLE	2704 SNELLING AVE ROSEVILLE, MN 55113	THE STARLITE LIMITED PARTNERSHIP	CRAB ADDISON, INC.	11/30/2021	AMENDMENT 1 - 2/29/2012, AMENDMENT 2 - 2/28/2014
JOE'S CRAB SHACK	ROUND ROCK	2401 S. IH 35 ROUND ROCK, TX 78664	2004 PARK FAMILY TRUST	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	SACRAMENTO	1210 FRONT STREET SACRAMENTO, CA 95814	STATE LANDS COMMISSION	CITY OF SACRAMENTO	6/30/2035	None
JOE'S CRAB SHACK	SALT LAKE (SANDY)	65 EAST 9400 SOUTH SANDY, UT 84070	JORDAN COMMONS, L.L.C.	LANDRY'S SEAFOOD HOUSE - UTAH, INC.	10/31/2020	AMENDMENT 1 - 2/2/2001
JOE'S CRAB SHACK	SAN ANTONIO 410	4711 NW LOOP 410 SAN ANTONIO, TX 78229	LAURINA M. KUSELL, AS TRUSTEE OF THE LAURINA M. KUSELL TRUST MAURINA KUSELL, AS TRUSTEE OF THE MICHAEL D. ZIGELMAN AND MAURINA L KUSELL LIVING TRUST	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	SAN ANTONIO QUARRY	255 EAST BASSE RD., #1400 SAN ANTONIO, TX 78209	ALAMO QUARRY MARKET, LTD.	LANDRY'S CRAB SHACK, INC.	10/31/2017	None

63

JOE'S CRAB SHACK	SAN ANTONIO RIVERWALK	212 COLLEGE STREET #100 SAN ANTONIO, TX 78205	212 COLLEGE STREET, LTD.	CRAB ADDISON, INC.	11/30/2022	None
JOE'S CRAB SHACK	SAN DIEGO HAZARD	7610 HAZARD CTR. DR., #703 SAN DIEGO, CA 92108	7510 HAZARD, LLC	CRAB ADDISON, INC.	10/31/2022	None
JOE'S CRAB SHACK	SAN DIEGO ROWING	525 E. HARBOR DRIVE SAN DIEGO, CA 92101-5995	SAN DIEGO UNIFIED PORT DISTRICT	CRAB ADDISON, INC.	10/31/2018	THIRD OPTION TO RENEW - 11/1/2006, SEVENTH OPTION TO RENEW - 11/1/2014, EIGHTH OPTION TO RENEW - 11/1/2016
JOE'S CRAB SHACK	SAVANNAH	504 E. RIVER ST. SAVANNAH, GA 31401	TM4, LLC	CRAB ADDISON, INC.	2/28/2023	AMENDMENT 1 - 9/29/2012
JOE'S CRAB SHACK	SCHAUMBURG	2000 E. GOLF RD. SCHAUMBURG, IL 60173	CHICAGO TITLE TRUST COMPANY AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 18, 2009 AND KNOWN AS TRUST NUMBER 8002352819	CRAB ADDISON, INC.	9/30/2024	None
JOE'S CRAB SHACK	SEVIERVILLE	1605 PARKWAY SEVIERVILLE, TN 27862	FIVE OAKS DEVELOPMENT GROUP, L.P.	CRAB ADDISON, INC.	5/7/2022	None
JOE'S CRAB SHACK	SOUTH PLAINFIELD	4901 STELTON ROAD SOUTH PLAINFIELD, NJ 07080	OFFICE TWO LIMITED PARTNERSHIP	IGNITE RESTAURANTS - NEW JERSEY, INC.	1/31/2021	AMENDMENT 1 - 10/16/2009
JOE'S CRAB SHACK	ST. LOUIS	5856 SUEMANDY DR. ST. PETERS, MO 63376	FAE 2007 ST. PETERS, LLC	CRAB ADDISON, INC.	6/30/2027	AMENDMENT 1 - 4/30/2008
JOE'S CRAB SHACK	STEMMONS	10250 E. TECHNOLOGY BLVD. DALLAS, TX 75220	ROSEBRIAR STEMMONS, L.P.	LANDRY'S CRAB SHACK, INC.	2/11/2021	AMENDMENT 1 - 1/16/1996
JOE'S CRAB SHACK	STERLING HEIGHTS	33879 VAN DYKE STERLING HEIGHTS, MI 48312	STERLING PONDS SHOPPING CENTER, LLC	LANDRY'S SEAFOOD HOUSE-MICHIGAN, INC.	1/31/2018	STIPULATION TERMS OF LEASE - 2/12/1998
JOE'S CRAB SHACK	TEMPE BASELINE	1606 W. BASELINE TEMPE, AZ 85283	ARIZONA MILLS MALL, LLC	CRAB ADDISON, INC.	8/31/2020	AMENDMENT 1 - 1/15/1985, AMENDMENT 2 - 4/22/1997, AMENDMENT 3 - 8/12/2003, AMENDMENT 4 - 12/31/2010
JOE'S CRAB SHACK	TULSA	7646 EAST 61ST ST. TULSA, OK 74135	MAPLEVIEW ASSOCIATES, INC. C/O JOE WESTERVELT	CRAB ADDISON, INC.	8/31/2020	AMENDMENT - 1/26/1995, EXHIBIT B RIDER - 3/6/2001

64

JOE'S CRAB SHACK	VANCOUVER	101 EAST COLUMBIA WAY VANCOUVER, WA 98661-3800	ACW PROPERTIES SERIES 1 LLC	CRAB ADDISON, INC.	10/31/2020	AMENDMENT - 6/17/1980, AMENDMENT - 8/1/1980, AMENDMENT - 11/20/1980, AMENDMENT - 5/7/1990, AMENDMENT - 3/7/1996, AMENDMENT - 7/15/1996, AMENDMENT - 8/1/2002, AMENDMENT - 4/15/2010, AMENDMENT - 4/20/2015
JOE'S CRAB SHACK	W KISSIMMEE	7903 IRLO BRONSON MEMORIAL HIG KISSIMMEE, FL 34747	BLACK LAKE VILLAGE, LLC	CRAB ADDISON, INC.	3/31/2027	None
JOE'S CRAB SHACK	W. DES MOINES	130 SOUTH JORDAN CREEK PARKWAY WEST DES MOINES, IA 50266	GGP JORDAN CREEK, LLC	CRAB ADDISON, INC.	8/31/2019	LEASE RENEWAL 1 - 9/1/14
JOE'S CRAB SHACK	W. NYACK	4370 PALISADES CENTER DRIVE W. NYACK, NY 10994	EKLECCO NEWCO, LLC , ATTENTION MANAGEMENT DIVISION	CRAB ADDISON, INC D/B/A JOE'S CRAB SHACK	4/11/2023	None
JOE'S CRAB SHACK	WEST JORDAN (SALT LAKE II)	7277 SOUTH PLAZA CENTER DR. WEST JORDAN, UT 84084	JORDAN LANDING PLAZA, L.L.C.	LANDRY'S SEAFOOD HOUSE-UTAH. INC.	10/31/2023	AMENDMENT 1 - 4/28/2003
JOE'S CRAB SHACK	WESTBURY	1195 CORPORATE DRIVE WESTBURY, NY 11590	CART ROOSEVELT ASSOCIATES, LLC JMM RACEWAY, LLC MATTONE GROUP RACEWAY, LLC C/O MICHAEL X. MATTONE	CRAB ADDISON, INC	9/30/2023	None
JOE'S CRAB SHACK	WESTMINSTER	8911 N. YATES STREET WESTMINSTER, CO 80031	SOVEREIGN JCS LLC	JOE'S CRAB SHACK HOLDINGS, INC. CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
JOE'S CRAB SHACK	WILMINGTON	600 SOUTH MADISON STREET WILMINGTON, DE 19801	RIVERFRONT DEVELOPMENT CORPORATION	LANDRY'S SEAFOOD HOUSE - DELAWARE, INC.	2/28/2023	None
BRICK HOUSE TAVERN AND TAP	290	12910 NORTHWEST FREEWAY HOUSTON, TX 77040	NORTH AUSTIN PARTNERSHIP	JOE'S CRAB SHACK - TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
BRICK HOUSE TAVERN AND TAP	AKRON	581 HOWE AVENUE CUYAHOGA FALLS, OH 44221	SHIRLEY S. PETRACCA TRUST C/O PETRACCA REALTY	BHTT ENTERTAINMENT, LLC	6/30/2020	None
BRICK HOUSE TAVERN AND TAP	AMHERST	4120 MAPLE ROAD AMHERST, NY 14226	GMRI, INC.	BHTT ENTERTAINMENT, INC., D/B/A BRICKHOUSE TAVERN & TAP	2/28/2021	AMENDMENT 1 - 7/16/2010, AMENDMENT 2 - 7/16/2010, AMENDMENT 2 - 6/25/2015

65

BRICK HOUSE TAVERN AND TAP	AUSTIN	11680 A RESEARCH BLVD AUSTIN, TX 78759	SOVEREIGN JCS II LLC, CRAGI VACHRIS	JOE'S CRAB SHACK-TEXAS, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
BRICK HOUSE TAVERN AND TAP	CHESTERFIELD	2 MCBRIDE & SON CENTER DR. CHESTERFIELD, MO 63005	JCS CHESTERFIELD, LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
BRICK HOUSE TAVERN AND TAP	DOWNER'S GROVE	1461 BUTTERFIELD RD. DOWNER'S GROVE, IL 60515	SOVEREIGN JCS II LLC	CRAB ADDISON, INC.	3/31/2027	AMENDMENT 1 - 4/10/2008
BRICK HOUSE TAVERN AND TAP	FOSSIL CREEK	6300 NORTH FWY FORT WORTH, TX 76137	KGGK VENTURE, LLC.	BHTT ENTERTAINMENT, INC.	12/17/2028	AMENDMENT 1 - 5/17/2013, AMENDMENT 2 - 2/17/2016
BRICK HOUSE TAVERN AND TAP	GALVESTON	3502A SEAWALL BLVD. GALVESTON, TX 77550	GULF PROPERTIES	LANDRY'S CRAB SHACK, INC.	12/31/2025	None
BRICK HOUSE TAVERN AND TAP	GRAPEVINE	700 W STATE HIGHWAY 114 GRAPEVINE, TX 76051	MACGRAPE LP	BHTT ENTERTAINMENT, INC.	12/17/2028	AMENDMENT - 4/22/13, ASSIGNMENT AND ASSUMPTION OF LEASE - 11/10/2014
BRICK HOUSE TAVERN AND TAP	HOUSTON 249	17111 TOMBALL PARKWAY HOUSTON, TX 77064	HOWARD SMITH COMPANY	LANDRY'S CRAB SHACK, INC.	1/31/2022	None
BRICK HOUSE TAVERN AND TAP	HUMBLE	140 FM 1960 BYPASS E. RD. HUMBLE, TX 77338	STATESIDE ENTERPRISES INC	BHTT ENTERTAINMENT, INC.	1/31/2020	AMENDMENT 1 - 12/29/2009
BRICK HOUSE TAVERN AND TAP	LATHAM	579 TROY SCHENECTADY RD. #80 LATHAM, NY 12110	KIR LATHAN FARMS, INC.	CRAB ADDISON, INC.	9/30/2022	AMENDMENT 1 - 9/22/2015
BRICK HOUSE TAVERN AND TAP	LOUISVILLE	871 S. HURSTBOURNE PARKWAY LOUISVILLE, KY 40222	SHOPPES AT PLAINVIEW, LLC	BHTT ENTERTAINMENT, INC. DBA BRICK HOUSE TAVERN+TAP	9/30/2020	None
BRICK HOUSE TAVERN AND TAP	METHUEN	105 PLEASANT VALLEY ST. METHUEN, MA 01844	METHUEN 105 REALTY VENTURES, LLC	CRAB ADDISON DBA JOE'S CRAB SHACK	5/31/2022	None
BRICK HOUSE TAVERN AND TAP	NEPTUNE	3655 ROUTE 66 NEPTUNE, NJ 07753	66 NEPTUNE REALTY, LLC DBA BRICK HOUSE TAVERN + TAP	BHTT ENTERTAINMENT, INC.	12/31/2028	None
BRICK HOUSE TAVERN AND TAP	NILES	5650 W. TOUHY AVENUE NILES, IL 60714	TDC OCEAN POINTE, LLC	BHTT ENTERTAINMENT, LLC	2/29/2020	None
BRICK HOUSE TAVERN AND TAP	ORLANDO I-DRIVE	8440 INTERNATIONAL DRIVE ORLANDO, FL 32819	8400 I-DRIVE, LLC	BHTT ENTERTAINMENT, LLC	12/8/2025	ADDENDUM TO GROUND LEASE - 12/9/2010
BRICK HOUSE TAVERN AND TAP	PARKER	19320 COTTONWOOD DRIVE PARKER, CO 80138	TODAY CROWN POINT, LP CP CENTER GP, LLC	LANDRY'S SEAFOOD HOUSE-COLORADO, INC.	12/31/2024	None
BRICK HOUSE TAVERN AND TAP	PLANO	4900 WEST PARK BLVD PLANO, TX 75093	REGENCY CENTERS LP	BHTT ENTERTAINMENT, INC.	3/31/2020	None
BRICK HOUSE TAVERN AND TAP	PRINCETON	3569 US HIGHWAY 1 PRINCETON, NJ 08540	COLE MG/OB W. WINDSOR NJ, LLC C/O COLE REAL ESTATE INVESTMENTS	MAC ACQUISITION OF NEW JERSEY LLC ; BHTT ENTERNTAINMENT INC.	6/30/2030	AMENDMENT 1 - 11/1/2013

66

BRICK HOUSE TAVERN AND TAP	SAN ANTONIO	1011 N LOOP 1604 E SAN ANTONIO, TX 78232	WAJ-HARDY OAK LLC	MAC ACQUISITION LLC	12/17/2028	AMENDMENT - 4/17/2013
BRICK HOUSE TAVERN AND TAP	SOUTH PLAINFIELD	4901 STELTON ROAD SOUTH PLAINFIELD, NJ 07080	OFFICE TWO LIMITED PARTNERSHIP	IGNITE RESTAURANTS - NEW JERSEY, INC.	1/31/2021	AMENDMENT 1 - 10/16/2009
BRICK HOUSE TAVERN AND TAP	SUGAR LAND	19740 SOUTHWEST FREEWAY SUGARLAND, TX 77479	RICOAN SUGAR LAND RIVERPARK TX LP	BHTT ENTERTAINMENT INC	5/31/2024	AMENDMENT 1 - 11/7/2003, AMENDMENT 2 - 9/1/2015
BRICK HOUSE TAVERN AND TAP	TAMPA	1102 NORTH DALE MABRY HWY TAMPA, FL 33607	ALFREDO ROSELLO, AS TRUSTEE OF THE ROSELLO LAND TRUST, DATED AUGUST 1, 1994	BHTT ENTERTAINMENT, LLC	6/30/2020	None
BRICK HOUSE TAVERN AND TAP	WILLOW GROVE	2402 EASTON RD. WILLOW GROVE, PA 19090	DOMINIC P. LAROSA, SR., AS TRUSTEE OF THE GRANTOR RETAINED ANNUITY TRUST, DATED DECEMEBER 29, 1993	BHTT, INC.	7/31/2019	AMENDMENT 1 - 3/1/2009

Parking Lot Leases for the following locations:

a) JCS – Boise, ID

b) BHTT – Tampa, FL

c) BHTT – Chesterfield, MO

d) BHTT – Austin, TX

Lease agreement with respect to Riverwalk patio space leased at the Joe's Crab Shack location in San Antonio, TX – Riverwalk

Lease agreement with respect Seawall leased from City of Vancouver at the Joe's Crab Shack location in Vancouver, WA

Property Subject to Eminent Domain

None.

67

Schedule 3.15(e)

Real Property Lease Exceptions

On May 26, 2017, Jordan Commons, L.L.C. provided notice to the Sellers purporting to terminate that certain Lease Agreement dated as of August 4, 2000 by and between Jordan Commons, L.L.C. and Joe's Crab Shack, LLC.

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Schedule 3.16

Contracts

[(i) all Real Property Leases]

All Real Property Leases set forth in Section 3.15

[(ii) Franchise Agreements]

UAE

1. Dubai – Marina Mall: Joe's Crab Shack International Franchise Agreement, dated as of May 26, 2016, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C).
2. Dubai – Festival City Mall: Joe's Crab Shack International Franchise Agreement, dated as of May 26, 2016, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C), (as amended by that certain Amendment, dated as of May 26, 2016, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C)).
3. UAE Franchise Agreement: Joe's Crab Shack International Franchise Agreement, dated as of dated May 5, 2016, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C), (as amended by that certain Amendment, dated as of May 26, 2016, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C)).
4. International Development Agreement: International Development Agreement for Joe's Crab Shack, dated as of May 28, 2014, by and between JCS Development, LLC and Emirates International Restaurants – chili's (L.L.C).

Qatar

1. Tawar Mall - Qatar: Joe's Crab Shack International Franchise Agreement, dated as of October 30, 2014, by and between JCS Development, LLC and Gulf Centre for Food Stuffs W.L.L.
2. International Development Agreement: International Development Agreement for Joe's Crab Shack, dated as of October 30, 2014, by and between JCS Development, LLC and Gulf Centre for Food Stuffs W.L.L.

Saudi Arabia

1. Saudi Arabia Franchise Agreement: Joe's Crab Shack International Franchise Agreement, dated as of April 1, 2015, by and between JCS Development, LLC and Emad Al Aboud Group, a Kingdom of Saudi Arabia company with CR Number 4030019458.
2. International Development Agreement: International Development Agreement for Joe's Crab Shack, dated as of March 15, 2015, by and between JCS Development, LLC and Emad Al Aboud Group, a Kingdom of Saudi Arabia company with CR Number 4030019458.

[(iii) Employment Agreements]

1. Consulting Agreement, dated as of March 30, 2017, by and between Ignite Restaurant Group, Inc. and Robert S. Merritt
2. Engagement Letter and Indemnification Agreement, dated as of March 31, 2017, by and between Ignite Restaurant Group, Inc. and Alvarez & Marsal North America, LLC

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3. Separation Agreement and General Release, dated as of March 30, 2017, by and between Ignite Restaurant Group, Inc. and Robert S. Merritt
4. Amendment to Offer Letter and Separation Agreement, dated as of February 16, 2017, by and between Ignite Restaurant Group, Inc. and Lisa Moore
5. Amendment to offer letter and separation agreement, dated February as of 16, 2017, by and between Ignite Restaurant Group, Inc. and Kevin McIntosh
6. Amendment to Offer Letter and Separation Agreement, dated as of February 16, 2017, by and between Ignite Restaurant Group, Inc. and John W. Schmitz
7. Amendment to Offer Letter and Separation Agreement, dated as of February 16, 2017, by and between Ignite Restaurant Group, Inc. and Steve Metzger
8. Amendment to Offer Letter and Separation Agreement, dated February 16, 2017, by and between Ignite Restaurant Group, Inc. and Lou Anne Banks
9. Amendment to Offer Letter and Separation Agreement, dated as of March 6, 2017, by and between Ignite Restaurant Group, Inc. and Ellen Clarry
10. Amendment to Offer Letter and Separation Agreement, dated as of March 6, 2017, by and between Ignite Restaurant Group, Inc. and Brad Leist
11. Offer Letter and Separation Agreement, executed May 8, 2017, by and between Ignite Restaurant Group, Inc. and Debra Eybers

[(iv) Contracts - Seller Leases Personal Property]

1. Cutlery Supply and Service – Services and supply agreement between Ignite Restaurant Group and Cozzini Bros., Inc., dated July 11, 2014
2. Mailing Equipment – Lease agreement with Pitney Bowes Global Financial Services, LLC and Ignite Restaurant Group, dated June 29, 2015
3. Linen – Service Agreement, effective as of August 28, 2015, by and between Admiral Linen Service, Inc. and Joe's Crab Shack (McAllen, TX)
4. Linen – Amendment to Service Agreement, dated as of September 19, 2016, by and between Ignite Restaurant Group and Aramark Uniform Services
5. Gas and Blenders – Amendment to Master Services Agreement, effective as of June 29, 2016, by and between Ignite Restaurant Group, Inc. and NuCO_2, LLC
6. Various Equipment – Amendment to Product and Services Agreement, effective as of January 1, 2014, by and between Ignite Restaurant Group and Ecolab, Inc.
7. Water softeners (California) – Rental Agreement, by and between Eversoft, Inc. and Joe's Crab Shack, dated on or around May 2008
8. Fountain equipment – Master Services and Rental Agreement, dated as of December 1, 2014, by and between Ignite Restaurant Group, Inc. and The Coca-Cola Company
9. Fountain equipment – Fountain Support Agreement, dated as of October 23, 2013, by and between Ignite Restaurant Group and Dr. Pepper/Seven Up, Inc.
10. TV receivers – Commercial Customer Agreement, dated as of June 16, 2016, by and between Ignite Restaurant Group, Inc. and DirecTV LLC
11. Oil filtration and waste oil – Services and Equipment Agreement, effective as of April 1, 2017, by and between Valley Proteins, Inc. and Ignite Restaurant Group
12. Bar blenders – Equipment Placement Agreement, dated as of August 24, 2012, by and between David Briggs Enterprises, Inc. d/b/a Fat Tuesday and Ignite Restaurant Group

70

13. Music receivers – Service Agreement, dated as of April 10, 2014, by and between Ignite Restaurant Group, Inc. and DMX, Inc. d/b/a Mood Media
14. Coffee Equipment – Agreement, effective as of May 1, 2016, by and between Ignite Restaurant Group and Royal Cup Coffee, Inc.

[(v) Contracts with Material Suppliers]

1. Master Services and Rental Agreement, dated as of December 1, 2014, by and between Ignite Restaurant Group, Inc. and The Coca-Cola Company
2. Equipment Purchasing Agreement, dated as of May 20, 2015 by and between Ignite Restaurant Group and Trimark SS Group
3. Distribution Agreement, effective as of November 21, 2007, by and between Joe's Crab Shack Holdings, Inc. and Performance Award Center, Inc.
4. Master Supply Agreement, dated as of February 4, 2008, by and between Ignite Restaurant Group, Inc. and Kenneth O. Lester Company, Inc., d/b/a PFG Customized Distribution (as amended by that certain First Amendment to Master Supply Agreement, dated as of June 25, 2014, that certain Second Amendment to Master Supply Agreement, dated as of August 28, 2014, that certain Third Amendment to Master Supply Agreement, dated as of November 1, 2016 and that that certain Fourth Amendment to Master Supply Agreement, dated as of February 27, 2017)

[(vi) Contracts for purchase of sale of good or services in excess of $100,000]

1. Master Services and Rental Agreement, dated as of December 1, 2014, by and between Ignite Restaurant Group, Inc. and The Coca-Cola Company
2. Master Supply Agreement, dated as of February 4, 2008, by and between Ignite Restaurant Group, Inc. and Kenneth O. Lester Company, Inc., d/b/a PFG Customized Distribution (as amended by that certain First Amendment to Master Supply Agreement, dated as of June 25, 2014, that certain Second Amendment to Master Supply Agreement, dated as of August 28, 2014, that certain Third Amendment to Master Supply Agreement, dated as of November 1, 2016 and that that certain Fourth Amendment to Master Supply Agreement, dated as of February 27, 2017)
3. Merchant services agreement between BHTT Entertainment, Inc. and Bank of America, N.A. and Banc of America Merchant Services, LLC, executed February 12, 2015
4. Merchant services agreement between Crab Addison, Inc. and Bank of America, N.A. and Banc of America Merchant Services, LLC, executed February 12, 2015
5. Statement of work for subscribed services between BHTT Entertainment, Inc. and Crab Addison, Inc. and Sprinklr, Inc., effective as of November 30, 2016
6. Master license agreement between Joe's Crab Shack Holdings, Inc. and Crunchtime! Information Systems, Inc., effective as of October 15, 2007
7. Business consumables approved supplier agreement between Ignite Restaurant Group and DSI DataSource, Inc., effective as of November 21, 2013
8. Master services agreement between Ignite Restaurant Group, Inc. and Fishbowl, Inc., effective as of December 30, 2016

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9. Application services agreement between Ignite Restaurant Group, Inc. and HotSchedules, Inc., effective as of October 1, 2010
10. Marketing services agreement between Brick House Entertainment LLC and Your Speakeasy, LLC
11. Marketing services agreement between Joe's Crab Shack LLC and Your Speakeasy, LLC, executed January 5, 2017
12. Investment banking financial advisor engagement letter between Ignite Restaurant Group, Inc. and Piper Jaffray & Co., executed March 28, 2017
13. Advertising services agreement between Ignite Restaurant Group, Inc. and Love Advertising, Inc., effective as of December 1, 2016
14. Software service agreement between Ignite Restaurant Group, Inc. and InContact, Inc., executed June 25, 2013
15. Pay-per-click Insertion Order between Ignite Restaurant Group, Inc. and Indeed, executed December 15, 2016
16. Outsourcing services agreement between Ignite Restaurant Group, Inc. and Infosync Services, LLC, effective as of July 2, 2013
17. Media services agreement between Joe's Crab Shack LLC and Universal McCann Worldwide, Inc., effective as of January 1, 2016
18. Master services agreement between Ignite Restaurant Group, Inc. and LinkedIn, effective as of September 25, 2016
19. Master services agreement between Ignite Restaurant Group, Inc. and LinkedIn, effective as of March 22, 2017
20. Consulting services agreement between Ignite Restaurant Group, Inc. and Kansas City Series of Lockton Companies, LLC, effective as of January 1, 2015
21. Customer agreement between Ignite Restaurant Group, Inc. and Lucernex Technologies, Inc., effective as of January 10, 2013
22. Purchase order (EA Agreement) between Ignite Restaurant Group, Inc. and Microsoft Licensing, GP, executed on April 25, 2016
23. Software license, support and purchase agreement between Ignite Restaurant Group, Inc. and NCR Corporation, as successor-in-interest to Radiant Systems, Inc., formerly Radiant Hospitality Systems, Ltd. ("NCR"), effective as of January 5, 2007
24. Master service agreement between Ignite Restaurant Group, Inc. and Net Star Telecommunications, Inc., effective as of June 24, 2014
25. Master service agreement between Joe's Crab Shack Holdings, Inc. and Technology Support Incorporated, dba Technology Support, executed on May 15, 2009
26. Network member agreement between Ignite Restaurant Group – RSC, LLC. And Transcepta LLC, effective as of July 8, 2015
27. SaaS model agreement between Ignite Restaurant Group, Inc. and Ultimate Software Group, Inc., effective as of December 16, 2011
28. Equipment lease agreement between Ignite Restaurant Group, Inc. and Xerox, executed on February 13, 2014
29. Maintenance agreement between Oracle and Ignite Restaurant Group
30. Enterprise License between Cisco Meraki and Ignite Restaurant Group

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31. Enterprise support license for Cisco Smartnet between Cisco Systems and Ignite Restaurant Group
32. Software maintenance license between Citrix Systems, Inc. and Ignite Restaurant Group for period January 31, 2017 through January 31, 2018
33. Master subscription agreement between Playerlync, LLC and Joe's Crab Shack Addison, executed March 5, 2015
34. Master Services Agreement between Birch Communications, Inc. and Ignite Restaurant Group, Inc. executed May 15, 2017

[(vii) Contracts with Governmental Authorities]

None.

[(viii) other material contracts]

73

Schedule 3.16(b)

Material Contract Exceptions

On May 26, 2017, Jordan Commons, L.L.C. provided notice to the Sellers purporting to terminate that certain Lease Agreement dated as of August 4, 2000 by and between Jordan Commons, L.L.C. and Joe's Crab Shack, LLC.

The Sellers may not have provided Purchaser with copies of the following Material Contracts: (a) Master Supply Agreement, dated as of February 4, 2008, by and between Ignite Restaurant Group, Inc. and Kenneth O. Lester Company, Inc., d/b/a PFG Customized Distribution (as amended by that certain First Amendment to Master Supply Agreement, dated as of June 25, 2014, that certain Second Amendment to Master Supply Agreement, dated as of August 28, 2014, that certain Third Amendment to Master Supply Agreement, dated as of November 1, 2016 and that that certain Fourth Amendment to Master Supply Agreement, dated as of February 27, 2017); (b) Master Services and Rental Agreement, dated as of December 1, 2014, by and between Ignite Restaurant Group, Inc. and The Coca-Cola Company; (c) SaaS model agreement between Ignite Restaurant Group, Inc. and Ultimate Software Group, Inc., effective as of December 16, 2011; (d) Maintenance agreement between Oracle and Ignite Restaurant Group; (e) Enterprise License between Cisco Meraki and Ignite Restaurant Group; (f) Enterprise support license for Cisco Smartnet between Cisco Systems and Ignite Restaurant Group; and (g) Software maintenance license between Citrix Systems, Inc. and Ignite Restaurant Group for period January 31, 2017 through January 31, 2018.

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Schedule 3.17

Financial Statements

[to be attached]

75

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

IGNITE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	April 3, 2017	January 2, 2017
ASSETS		
Current assets		
Cash and cash equivalents	$ 13,046	$ 430
Accounts receivable, net	2,452	5,195
Inventories	4,706	3,845
Other current assets	6,060	3,736
Total current assets	26,264	13,206
Property and equipment, net	124,809	129,324
Intangible assets, net	4,455	4,464
Other assets	770	1,422
Total assets	$ 156,298	$ 148,416
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities		
Accounts payable	$ 13,657	$ 11,885
Accrued liabilities	29,575	29,453
Current portion of debt obligations	131,187	1,180
Total current liabilities	174,419	42,518
Long-term debt obligations	-	117,806
Deferred rent	17,762	17,788
Other long-term liabilities	6,514	6,744
Total liabilities	198,695	184,856
Commitments and contingencies (Note 6)		
Stockholders' equity (deficit)		
Preferred stock, $0.01 par value per share, 100,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, $0.01 par value per share, 500,000 shares authorized; 26,163 and 26,246 shares issued and outstanding as of April 3, 2017 and January 2, 2017, respectively	259	259
Additional paid-in capital	93,924	93,928
Accumulated deficit	(136,580)	(130,627)
Total stockholders' equity (deficit)	(42,397)	(36,440)
Total liabilities and stockholders' equity (deficit)	$ 156,298	$ 148,416

See accompanying notes to condensed consolidated financial statements.

3

IGNITE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended April 3, 2017	Thirteen Weeks Ended March 28, 2016
Revenues	$ 95,127	$ 117,899
Costs and expenses		
Restaurant operating costs and expenses		
Cost of sales	32,361	37,166
Labor expenses	28,845	35,922
Occupancy expenses	8,639	9,906
Other operating expenses	15,965	19,663
General and administrative	7,545	6,550
Depreciation and amortization	4,629	6,026
Pre-opening costs	-	881
Asset impairments and closures	294	193
Loss (gain) on disposal of assets	198	101
Total costs and expenses	98,476	116,408
Income (loss) from operations	(3,349)	1,491
Interest expense, net	(3,227)	(3,020)
Other income (expense)	668	(8)
Loss before income taxes	(5,909)	(1,537)
Income tax expense	44	89
Net loss	$ (5,953)	$ (1,626)
Basic and diluted net loss per share data:		
Net loss per share		
Basic and diluted	$ (0.23)	$ (0.06)
Weighted average shares outstanding		
Basic and diluted	25,888	25,776

See accompanying notes to condensed consolidated financial statements.

4

Schedule 5.1

Conduct of Business

Notwithstanding Section 5.1 of the Agreement, the Sellers shall be permitted to sell: (a) Liquor License No. 1506-32-002-006 issued by the Township Council of the Township of Brick, Ocean County, New Jersey; and (b) Liquor License No. 0714-33-407-007 issued by the City Council of Newark, County of Essex, New Jersey

Notwithstanding Section 5.1 of the Agreement, the Sellers shall be permitted to close the following stores and take all appropriate actions in connection therewith:

Restaurant	Store Address
Joes Crab Shack	Harlem Location 2349 Frederick Douglas Blvd New York, NY 10027
Joes Crab Shack	Riverhead Location 1490 Old Country Rd Riverhead, NY 11901
Joes Crab Shack	Douglasville Location 2868 Chapel Hill Rd Douglasville, GA 30135
Joes Crab Shack	Brick Location 1048 Cedar Bridge Ave Brick, NJ 08723
Brick House Tavern+Tap	Clearwater Location 28795 US Hwy 19 N Clearwater, FL 33761
Joes Crab Shack	Bronx Location 200 Baychester Ave East Bronx, NY 10475
Joes Crab Shack	Norfolk Location 333 Water Side Dr, Ste 101 Norfolk, VA 23510
Joes Crab Shack	San Antonio I-10 Location 12485 I-10 W San Antonio, TX 78230

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Schedule 5.2

Certain Restricted Conduct

Notwithstanding Section 5.2 of the Agreement, the Sellers shall be permitted to sell: (a) Liquor License No. 1506-32-002-006 issued by the Township Council of the Township of Brick, Ocean County, New Jersey; and (b) Liquor License No. 0714-33-407-007 issued by the City Council of Newark, County of Essex, New Jersey

Notwithstanding Section 5.2 of the Agreement, the Sellers shall be permitted to close the following stores and take all appropriate actions in connection therewith:

Restaurant	Store Address
Joes Crab Shack	Harlem Location 2349 Frederick Douglas Blvd New York, NY 10027
Joes Crab Shack	Riverhead Location 1490 Old Country Rd Riverhead, NY 11901
Joes Crab Shack	Douglasville Location 2868 Chapel Hill Rd Douglasville, GA 30135
Joes Crab Shack	Brick Location 1048 Cedar Bridge Ave Brick, NJ 08723
Brick House Tavern+Tap	Clearwater Location 28795 US Hwy 19 N Clearwater, FL 33761
Joes Crab Shack	Bronx Location 200 Baychester Ave East Bronx, NY 10475
Joes Crab Shack	Norfolk Location 333 Water Side Dr, Ste 101 Norfolk, VA 23510
Joes Crab Shack	San Antonio I-10 Location 12485 I-10 W San Antonio, TX 78230

Sellers may increase the compensation of store-level employees in connections with any promotions made to fill an open position.

77